    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 2001


                                                      REGISTRATION NO. 333-61666
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         AMPERSAND MEDICAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                3841                               36-4296006
 (State or Other Jurisdiction of         (Primary Standard Industrial          (I.R.S. Identification No.)
  Incorporation or Organization)         Classification Code Number)

                         AMPERSAND MEDICAL CORPORATION
                      414 NORTH ORLEANS STREET, SUITE 510
                            CHICAGO, ILLINOIS 60610
                                 (312) 222-9550
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                            ------------------------
                               LEONARD R. PRANGE
                                   PRESIDENT
                         AMPERSAND MEDICAL CORPORATION
                      414 NORTH ORLEANS STREET, SUITE 510
                            CHICAGO, ILLINOIS 60610
                                 (312) 222-9550
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                            ------------------------
                                   Copies to:

              ROBERT A. SMOLLER, ESQ.                                  JOYCE L. WALLACH, ESQ.
              RICHARD J. FIRFER, ESQ.                                     1500 7TH AVENUE
          SCHWARTZ, COOPER, GREENBERGER &                           SACRAMENTO, CALIFORNIA 95818
                 KRAUSS, CHARTERED                                         (916) 341-0255
              180 NORTH LASALLE STREET
                     SUITE 2700
              CHICAGO, ILLINOIS 60601
                   (312) 346-1300

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF              AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
      SECURITIES TO BE REGISTERED             REGISTERED            PER UNIT              PRICE           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
share................................... 4,000,000 shares(1)     Not Applicable         $4,745,487           $1,187(2)
----------------------------------------------------------------------------------
Series A Convertible Preferred Stock,
par value $.001 per share...............  572,485 shares(2)      Not Applicable
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------



(1) Represents the maximum number of shares of common stock of Ampersand Medical Corporation ("Ampersand") issuable in connection with the merger of AccuMed International, Inc. ("AccuMed") with and into a subsidiary of Ampersand, assuming conversion of AccuMed Series A Convertible Preferred Stock prior to the merger.



(2) Solely for the purpose of calculating the registration fee, the proposed maximum offering price is based on (a) pursuant to Rule 457(f)(1), the market value of $.35 per share of a maximum of 6,198,011 shares of common stock of AccuMed that could be exchanged in the merger, assuming exercise of all of AccuMed's options and warrants and conversion of AccuMed's convertible note but not conversion of AccuMed's Series A Convertible Preferred Stock and (b) pursuant to Rule 457(f)(2), the book value (which is assumed to be the liquidation value of $4.50 per share) of up to 572,485 shares of Series A Convertible Preferred Stock of AccuMed. The fee paid with the filing of the registration statement was $1,000. An additional fee of $187 is being paid with this Amendment.

                            ------------------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          ACCUMED INTERNATIONAL, INC.
                      920 NORTH FRANKLIN STREET, SUITE 402
                            CHICAGO, ILLINOIS 60610
                                 (312) 642-9200

                                                                 August   , 2001

Dear AccuMed Stockholders:


     You are cordially invited to attend the special meeting of stockholders of AccuMed International, Inc., to be held at our offices at 920 North Franklin
Street, Suite 402, Chicago, Illinois 60610, on September   , 2001, at 11:00
a.m., Chicago time. At the special meeting, you will be asked to vote on the proposed merger of AccuMed into a wholly-owned subsidiary of Ampersand Medical Corporation.



     The number of shares of Ampersand common stock each AccuMed common stockholder will receive for each share of AccuMed common stock that the stockholder owns will be determined at the time of the merger by adding the then outstanding number of shares of AccuMed common stock to the number of shares of AccuMed common stock issuable upon the conversion of all AccuMed preferred stock outstanding, and dividing the total number into 4,000,000 shares of Ampersand common stock. Therefore, the final ratio will not be known at the time the AccuMed stockholders vote on the merger. Using that formula, as of February 7, 2001, the date we signed the merger agreement, our common stockholders would have received .6552 of a share of Ampersand common stock for each share of AccuMed common stock owned on that date. As of August 7, 2001, the exchange ratio remained at .6552. The exercise or conversion prices for AccuMed's common stock options and warrants, and its convertible note, are significantly higher than the recent sales prices for AccuMed's common stock. Therefore, AccuMed's management believes it is highly unlikely that holders of these securities will exercise or convert them before the merger. Thus, it is highly likely that the final exchange ratio will remain at .6552.



     In addition, Ampersand will issue one share of its Series A Convertible Preferred Stock for each share of AccuMed preferred stock outstanding. In that each share of AccuMed preferred stock is convertible into .6667 of a share of AccuMed common stock and in the merger each share of AccuMed common stock will be exchange for .6552 of a share of Ampersand common stock, subject to the possible adjustment of the exchange ratio, each share of AccuMed preferred stock will be convertible into .4368 of a share of Ampersand common stock.



     If all of the shares of AccuMed preferred stock are converted into AccuMed common stock prior to the merger, then Ampersand will issue all 4,000,000 shares of the common stock and no shares of its Series A Convertible Preferred Stock.



     AccuMed common stock is quoted on the Over-the-Counter Bulletin Board under the symbol ACMI. On August 7, 2001, the last reported sale price of AccuMed common stock was $0.34 per share. Ampersand common stock is quoted on the Over-the-Counter Bulletin Board under the symbol AMPM. On August 7, 2001, the last reported sales price of Ampersand common stock was $0.85 per share. Neither AccuMed preferred stock nor the Ampersand Series A Convertible Preferred Stock is traded on any market.



     This document is AccuMed's proxy statement for soliciting proxies for the special meeting of AccuMed's stockholders. This document is also Ampersand's prospectus relating to the issuance of shares of Ampersand's common stock and shares of Ampersand Series A Convertible Preferred Stock in connection with the merger. We encourage you to read the entire document. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DESCRIPTION OF RISKS ASSOCIATED WITH THE MERGER.


     Your vote is important, regardless of the number of shares you own. On behalf of the board of directors, I urge you to sign, date and return the enclosed proxy as soon as possible even if you currently plan to attend the special meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you do not attend the special meeting.
                                          Sincerely,

                                          Paul F. Lavallee
                                          Chairman of the Board and Chief
                                          Executive Officer

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement-prospectus. Any representation to the contrary is a criminal offense.


     The date of this proxy statement-prospectus is August   , 2001, and is
first being mailed to AccuMed's stockholders on or about August   , 2001.

                          ACCUMED INTERNATIONAL, INC.
                      920 NORTH FRANKLIN STREET, SUITE 402
                            CHICAGO, ILLINOIS 60610
                                 (312) 642-9200

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER   , 2001


                            ------------------------
Dear AccuMed Stockholders:


     Notice is hereby given that a special meeting of stockholders of AccuMed International, Inc., a Delaware corporation, will be held at AccuMed's offices located at 920 North Franklin Street, Suite 402, Chicago, Illinois, on September
  , 2001, at 11:00 a.m., Chicago time, to consider and act upon the following matters:


          1. A proposal to approve the Agreement and Plan of Merger among AccuMed, AccuMed Acquisition Corp. and Ampersand Medical Corporation, dated as of February 7, 2001, as amended, and the merger contemplated thereby in which AccuMed will become a wholly-owned subsidiary of Ampersand.


          2. To transact such other business and to consider and take action upon any and all such other matters that may properly come before the special meeting or any adjournment of the meeting.


     Your board of directors knows of no matters, other than those listed above, that will be presented for consideration at the special meeting. The enclosed proxy statement-prospectus provides detailed information about the matters to be voted on.

     Your board of directors has fixed the close of business on July 31, 2001 as the record date for determination of stockholders entitled to vote at the special meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.
                                          By Order of the Board of Directors

                                          Jack H. Halperin
                                          Secretary
Chicago, Illinois

August   , 2001


           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                               TABLE OF CONTENTS


                                                              PAGE NO.
                                                              --------
Summary.....................................................       2
     The Companies:.........................................       2
          AccuMed International, Inc. ......................       2
          Ampersand Medical Corporation and AccuMed
          Acquisition Corp. ................................       2
     The Special Meeting....................................       3
     The Merger.............................................       3
          General...........................................       3
          Recommendation to Stockholders....................       3
          Vote Required; Shares Held by Officers, Directors
          and their Affiliates; Voting Agreements...........       3
          What Will AccuMed's Common Stockholders Receive in
          the Merger?.......................................       3
          What Will AccuMed's Series A Convertible Preferred
          Stockholders Receive in the Merger?...............       4
          Ampersand's Reverse Stock Split...................       4
          Dissenters' Rights................................       4
          Doubts about Both Companies as Going Concerns.....       4
          No Financial Advisor Opinions.....................       5
          Ampersand Loans to AccuMed........................       5
          What We Need to Do to Complete the Merger.........       5
          Termination of the Merger Agreement...............       5
          Break-up Fee......................................       5
          Federal Income Tax Consequences of the Merger.....       5
Summary Comparative Per Share Data..........................       6
Comparative Stock Prices and Dividend Information...........       7
Selected Consolidated Financial Data of AccuMed.............       8
Selected Consolidated Financial Data of Ampersand...........       9
Risk Factors................................................      10
     Risks Related to the Merger............................      10
     Risks Related to the Combined Company..................      10
AccuMed.....................................................      17
Ampersand...................................................      18
The Special Meeting.........................................      21

                                                              PAGE NO.
                                                              --------
The Merger..................................................      24
     General................................................      24
     Background of and Reasons for the Merger...............      24
     Merger Consideration...................................      34
     Ampersand Reverse Stock Split..........................      34
     Treatment of AccuMed Stock Options.....................      35
     Treatment of AccuMed Warrants..........................      35
     Treatment of AccuMed Convertible Note..................      35
     Appraisal Rights of Dissenting Stockholders............      36
     Fractional Shares......................................      37
     Exchange of Certificates...............................      38
     Interests of Directors and Officers in the Merger That
      Are Different from Your Interests.....................      38
     Representations and Warranties.........................      39
     Voting Agreements......................................      39
     Ampersand Loans to AccuMed.............................      39
     Conditions to the Merger...............................      40
     Waiver and Amendment; Termination......................      41
     Payments on Termination................................      42
     Covenants Pending Closing..............................      42
     Expenses...............................................      44
     Accounting Treatment...................................      44
     Resales of Ampersand Stock by Affiliates...............      44
     Regulatory Approvals Unnecessary.......................      44
     Federal Income Tax Consequences of the Merger..........      44
Management of Ampersand After the Merger....................      46
Unaudited Pro-Forma Condensed Consolidated Financial
  Information...............................................      57
Description of Ampersand Capital Stock......................      63
     General................................................      63
     Common Stock...........................................      63
     Preferred Stock........................................      63
Description of AccuMed Capital Stock........................      64
     General................................................      64
     Common Stock...........................................      65
     Preferred Stock........................................      65
     Certain Provisions of Delaware Law.....................      66
     Certain Charter and Bylaw Provisions...................      66
     Limitation of Liability................................      66
     Transfer Agent.........................................      66
     Securities Ownership of Certain Beneficial Owners and
      Management of AccuMed.................................      66

                                                              PAGE NO.
                                                              --------
Comparison of Rights of Stockholders of AccuMed and
  Ampersand.................................................      69
     Issuance of Capital Stock..............................      69
     Rights of Series A Convertible Preferred Stock.........      69
     Payment of Dividends...................................      70
     Special Meetings of Stockholders.......................      70
     Number and Term of Directors...........................      70
Legal Matters...............................................      70
Independent Accountants.....................................      70
Stockholder Matters.........................................      71
Other Matters...............................................      71
Documents Being Delivered with This Proxy
  Statement-Prospectus......................................      71
Where You Can Find Additional Information...................      71
Appendix
  Appendix I -- Agreement and Plan of Merger By and Among
     AccuMed International, Inc., AccuMed Acquisition Corp.
     and Ampersand Medical Corporation, dated as of February
     7, 2001, and Amendments No. 1 and No. 2 thereto
  Appendix II -- Section 262 of the Delaware General
     Corporation Law

                                    SUMMARY


     This summary highlights selected information in this document and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents referred to for a more complete understanding of the merger. In particular, you should read the merger agreement which is attached to this proxy statement-prospectus . In addition, important business and financial information about AccuMed and Ampersand is contained in their Annual Reports on Form 10-K, as amended, for the year ended December 31, 2000 and their Quarterly Reports on Form 10-Q for AccuMed and Ampersand for the quarter ended June 30, 2001 which accompany this proxy statement-prospectus and in other documents Ampersand and AccuMed filed with the Securities and Exchange Commission which are incorporated by reference. You may obtain the information incorporated by reference into this proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find Additional Information" that begins on page 71. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.


THE COMPANIES

     ACCUMED INTERNATIONAL, INC. AccuMed is a biomedical company. AccuMed designs, builds and supplies computer-aided microscopes and quantitative microscopy systems. AccuMed has generated limited revenues from the sale of its products to its original target market, which are commercial clinical laboratories that screen or diagnose medical specimens, including Pap smears. AccuMed has redefined its technology and marketing approach to focus on early cancer detection and other clinical needs for its instruments and systems, as opposed to its prior focus on cervical cancer screening. In this new corporate development approach, AccuMed has attempted to establish alliances with other technology and product distribution companies in these newly targeted markets.

     During 2000, AccuMed entered into agreements with Ampersand, Monogen and Ventena Medical Systems, Inc. through which AccuMed received fees for licensing its intellectual property and technology in particular medical fields, contracted to sell product and provided contract development services. Under another contract, Dianon Systems, Inc. pays AccuMed a fee per patient whose medical sample is reviewed and analyzed through AccuMed's AcCell units installed at their facility. The AcCell is a computer-aided microscope designed to help medical experts examine and diagnose specimens of human cells.

     AccuMed's predecessor company, Alamar Biosciences, Inc., was incorporated in California in 1988. AccuMed was reincorporated in Delaware in December 1995. AccuMed has a wholly-owned subsidiary, Oncometrics Imaging Corp., a company continuing under the laws of the Yukon Territory, Canada. AccuMed's principal executive offices are located at 920 North Franklin Street, Suite 402, Chicago, Illinois 60610, and AccuMed's phone number is (312) 642-9200.

     AMPERSAND MEDICAL CORPORATION AND ACCUMED ACQUISITION CORP. Ampersand primarily designs, develops and markets the InPath System of products. These products are intended to detect, at the earliest possible stage, cancer and cancer-related diseases. In addition, Ampersand's French subsidiary, Samba Technologies, Sarl, designs, develops and markets web-enabled software based systems for image analysis, image capture, and image transmission and management for clinical and industrial applications. All of Ampersand's reported revenue to date has been from the sale of Samba products and services.

     Ampersand's strategy is to develop products through internal development processes, strategic partnerships, and licenses and acquisitions of companies or technologies. This strategy requires a substantial amount of capital in the research and development process to complete the products. As a result, Ampersand will incur substantial operating losses until it is able to successfully market some, or all, of its products.

     The core of the InPath System is a combination of protein anti-bodies -- the Cocktail -- that allows the InPath System to detect and highlight abnormal cells in a rapid and objective fashion. Ampersand intends to use different anti-body combinations for different types of cancer and other diseases.

     The InPath System initially is intended to improve the current cervical cancer screening process performed in laboratories, commonly referred to as the Pap Test. Ampersand's ultimate goal is to perform this screening test in a matter of minutes in a laboratory, doctor's office, clinic or mobile medical vehicle. The InPath System includes a sample collection device and a reusable handle, the Cocktail which is applied to a sample to identify potentially abnormal cells, an instrument which performs an automated analysis of a sample via an optical scan that looks for the presence of certain wavelengths of fluorescent light and custom designed software that controls the automated instruments and processes the analysis of the captured light detected.

     Ampersand's principal executive offices are located at 414 North Orleans, Suite 510, Chicago, Illinois 60610, and its phone number is (312) 222-9550.

     AccuMed Acquisition Corp., was incorporated in Delaware in 2000. It is a wholly-owned subsidiary of Ampersand and was formed solely for the merger.


THE SPECIAL MEETING (PAGES 21 TO 23)



     The AccuMed special meeting of stockholders to consider the merger will be
held on September   , 2001, at the offices of AccuMed, 920 North Franklin
Street, Suite 402, Chicago, Illinois, at 11:00 a.m., Chicago time. You can vote at the special meeting if you owned AccuMed common stock or Series A Convertible Preferred Stock at the close of business on July 31, 2001, which is the record date for the special meeting.



THE MERGER (PAGES 24 TO 46)


     GENERAL. AccuMed and Ampersand propose a merger under which AccuMed will merge into AccuMed Acquisition Corp. and become a wholly-owned subsidiary of Ampersand. The parties hope to complete the merger in the third quarter of 2001. The merger agreement is attached to this proxy statement-prospectus as Appendix
I. You are encouraged to read the merger agreement, as it is the legal document that governs the merger.


     RECOMMENDATION TO STOCKHOLDERS. AccuMed's board of directors has unanimously adopted the merger agreement and believes that the merger and the issuance of the shares of Ampersand common stock and Series A Convertible Preferred Stock is fair to, and in the best interests of, AccuMed and its stockholders. The board of directors, therefore, recommends a vote FOR adoption of the merger agreement.



     VOTE REQUIRED; SHARES HELD BY OFFICERS, DIRECTORS AND THEIR AFFILIATES; VOTING AGREEMENTS. The holders of a majority of the outstanding shares of AccuMed common stock and Series A Convertible Preferred Stock, each voting as a separate class, must vote in favor of the merger agreement in order to approve the merger. AccuMed's directors, an officer and their affiliates own an aggregate of 536,971 shares (9.4%) of AccuMed's outstanding common stock and 354,046 shares (62%) of AccuMed's Series A Convertible Preferred Stock. Each of AccuMed's directors and an officer and Bellingham Capital Industries, a principal stockholder of AccuMed, has agreed to vote their common stock and Series A Convertible Preferred Stock in favor of the merger agreement at the special meeting. These stockholders own a total of 1,081,712 shares (18.8%) of the outstanding common stock and 354,046 shares (62%) of the outstanding Series A Convertible Preferred Stock.



     WHAT WILL ACCUMED'S COMMON STOCKHOLDERS RECEIVE IN THE MERGER? (Page 34). In the merger, Ampersand will issue up to 4,000,000 shares of its common stock to AccuMed's stockholders. The number of shares of Ampersand common stock each AccuMed common stockholder will receive for each share of AccuMed common stock that the stockholder owns will be determined at the time of the merger by adding the then outstanding number of shares of AccuMed common stock to the number of shares of AccuMed common stock issuable upon the conversion of all AccuMed outstanding preferred stock, and dividing the total number into 4,000,000 shares of Ampersand common stock. Therefore, the final ratio will not be known at the time the AccuMed stockholders vote on the merger. Using that formula, as of February 7, 2001, the date the parties signed the merger agreement, and as of August 7, 2001, AccuMed's stockholders would have received .6552 of a share of Ampersand common stock for each share of AccuMed common stock owned on those respective dates. The exercise or conversion prices for AccuMed's options, warrants and convertible note are significantly higher than the recent sales prices for AccuMed's common stock. AccuMed's management believes that it is highly unlikely that holders of these securities will exercise them before the merger. Thus it is highly likely that the final exchange ratio will remain at
 .6552 per share.


     WHAT WILL ACCUMED'S SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS RECEIVE IN THE MERGER? (Page 34). AccuMed had 572,485 shares of its Series A Convertible Preferred Stock outstanding as of August 7, 2001. In the merger, Ampersand will issue one share of its Series A Convertible Preferred Stock for each share of AccuMed Series A Convertible Preferred Stock outstanding as of the completion of the merger. In that each share of AccuMed Series A Convertible Preferred Stock is convertible into .6667 of a share of AccuMed common stock and in the merger each share of AccuMed common stock will be exchanged for .6552 of a share of Ampersand common stock (subject to the possible adjustment of the exchange ratio discussed under "What Will AccuMed's Common Stockholders Receive in the Merger?"), each share of AccuMed Series A Convertible Preferred Stock which becomes a share of Ampersand Series A Convertible Preferred Stock will be convertible into .4368 of a share of Ampersand common stock. If a holder of AccuMed Series A Convertible Preferred Stock converts his stock before the merger or, as a holder of Ampersand Series A Convertible Preferred Stock converts that stock after the merger, the holder will receive the same number of shares of Ampersand common stock.



     AMPERSAND'S REVERSE STOCK SPLIT. (Page 34). You should also know that, on May 24, 2001, Ampersand's stockholders approved a one-for-three reverse split of Ampersand's common stock. The reverse split will become effective sometime after the closing of the merger. The timing of the reverse split will depend on several factors, such as the timing of the possible listing of Ampersand common stock on The American Stock Exchange, the results of the negotiations by Ampersand's investment bankers in regard to Ampersand's future financings, the timing of potential strategic alliances, which may involve equity investments in Ampersand, and the expense and effort required to be expended in completing the reverse split.


     In the split, each three shares of Ampersand's common stock will be reclassified and converted into one share of common stock. Fractional shares will not be issued. Instead, Ampersand stockholders will be entitled to receive a cash distribution, without interest, in lieu of any fractional shares. Because the split will reduce the number of outstanding shares of Ampersand common stock by two-thirds, the number of shares of Ampersand common stock each AccuMed stockholder receives in the merger will eventually be reduced by two-thirds. Thus, if the reverse split had occurred prior to the merger, the exchange ratio in the merger would have been .2184, instead of .6552, of a share of Ampersand common stock for each share of AccuMed common stock. You should note, however, that each common stockholder of AccuMed will own the same percentage of the outstanding shares of common stock of Ampersand after the reverse stock split as the stockholder would have owned if the split did not take place.


     DISSENTERS' RIGHTS. (Page 36). AccuMed stockholders who do not support the merger and who do not wish to receive the Ampersand stock to be issued in the merger have the right to demand that a court appraise their shares. If the merger is completed, these stockholders will be entitled to receive in cash the fair value of their shares as determined by the court. In order to qualify for this right, a stockholder must:


     - be the owner of record on the date the stockholder demands appraisal and not sell his or her shares before the merger is completed;

     - not vote for the merger agreement if you are a common stockholder;

     - make a written demand for appraisal prior to the special meeting; and

     - follow the other procedures required by law.

     DOUBTS ABOUT BOTH COMPANIES AS GOING CONCERNS. Ampersand and AccuMed have incurred significant operating losses in developing their respective products. The operations of Ampersand after the merger will continue to be dependent upon management's ability to raise operating capital to fund the significant expenditures required to successfully implement its business plan. Currently, both companies face substantial doubt about their ability to continue as going concerns. After the merger Ampersand will continue to face similar doubts. Ampersand's management may not be able to obtain additional capital to meet its current operating needs. If Ampersand is unable to raise sufficient adequate additional capital or generate profitable sales revenues, management may be forced to substantially curtail product research and development and other activities and may be forced to cease operations.

     NO FINANCIAL ADVISOR OPINIONS. Neither AccuMed nor Ampersand has requested an opinion from a financial advisor in connection with the merger.


     AMPERSAND LOANS TO ACCUMED. (Page 39). Ampersand loaned AccuMed $800,000 (which includes $330,000 of prior loans) when the merger agreement was signed. Under the terms of the merger agreement, Ampersand also loaned AccuMed $225,000 on March 1, 2001 and March 30, 2001, $150,000 on May 1, 2001, $100,000 on June
1, 2001 $100,000 on July 5, 2001 and $100,000 on August 8, 2001. Ampersand will continue making monthly loans of between $100,000 and $225,000 if AccuMed actually needs the loans for its business. AccuMed is required to repay these loans if the merger is terminated.



     WHAT WE NEED TO DO TO COMPLETE THE MERGER. (Page 40). Ampersand and AccuMed need to satisfy a number of conditions in order to complete the merger, including:


     - AccuMed's stockholders must vote a majority of their outstanding shares of common stock for the merger;

     - Ampersand's counsel must deliver its opinion that the merger is tax-free to AccuMed's stockholders, except for cash Ampersand pays instead of issuing fractional shares; and

     - There is no injunction or legal restraint blocking the merger.

     AccuMed and Ampersand could decide to complete the merger even though one of them does not satisfy one or more of the conditions to the merger, unless, of course, AccuMed's stockholders do not approve the merger.


     TERMINATION OF THE MERGER AGREEMENT. (Page 41). AccuMed will terminate the merger agreement if its stockholders do not approve the merger agreement. AccuMed and Ampersand may also, jointly, elect to terminate the merger agreement even if AccuMed's stockholders have approved the merger agreement. Either company, alone, can terminate the merger agreement if:


     - The other party breaches the merger agreement and does not correct the breach within 20 days;

     - The merger is not completed by September 30, 2001, unless both companies agree to extend this date; or

     - Certain other conditions to the closing of the merger have not been satisfied.


     BREAK-UP FEE. (Page 42) If AccuMed terminates the merger agreement because of a material breach by either Ampersand or AccuMed Acquisition Corp., then Ampersand and AccuMed Acquisition Corp. will pay $500,000 to AccuMed. AccuMed will pay to Ampersand and AccuMed Acquisition Corp. $500,000 if the merger is not completed because another party makes an offer to buy AccuMed's assets or stock and AccuMed agrees to the sale to the other party. If AccuMed terminates the merger agreement and becomes entitled to payment of the $500,000 from Ampersand and AccuMed Acquisition Corp., then Ampersand can deduct amounts AccuMed owes to Ampersand from this $500,000 payment.



     FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. (Page 44). For United States federal income tax purposes, the exchange of shares of AccuMed common stock for shares of Ampersand common stock and the exchange of shares of AccuMed Series A Convertible Preferred Stock for shares of Ampersand Series A Convertible Preferred Stock will not cause you to recognize any gain or loss. You will, however, have to recognize gain in connection with any cash received instead of fractional shares.


     This tax treatment may not apply to all of AccuMed's stockholders, including any of AccuMed's stockholders who dissent from the merger. Determining the actual tax consequences of the merger to you can be complicated. They will depend on your specific situation and variables not within our control. You should consult your own tax advisor for a full understanding of the merger's tax consequences.

                       SUMMARY COMPARATIVE PER SHARE DATA


     The following table sets forth (1) the historical net loss per common share and the historical book value per common share data of AccuMed common stock; (2) the historical net loss per common share and the historical book value per common share data of Ampersand common stock; and (3) the unaudited pro forma net loss per share and the unaudited pro forma book value per share of Ampersand common stock after giving effect to the merger. The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred if the merger was completed at the beginning of the periods presented. You should read this information in conjunction with the respective financial statements of AccuMed and Ampersand included in their Annual Reports on Form 10-K, as amended, and their Quarterly Reports on Form 10-Q, which accompany this proxy statement-prospectus and the unaudited pro forma condensed consolidated financial statements and notes thereto included under "Unaudited Pro Forma Condensed Consolidated Financial Information" in this proxy statement-prospectus. Neither AccuMed nor Ampersand has paid any cash dividends during the periods presented.



                                                              HISTORICAL
                                                         --------------------    PRO FORMA    PRO FORMA
                                                         ACCUMED    AMPERSAND    COMBINED     EQUIVALENT
                                                         -------    ---------    ---------    ----------
Book Value per Share at December 31, 2000............     $0.39      ($.004)     $    0.28     $    0.18
Book Value per Share at June 30, 2001................      0.22        0.06           0.30          0.20
Net Loss per Share for the year ended December 31,
  2000...............................................      0.55        0.24      $    0.36          0.24
Net Loss per Share for the six months ended June 30,
  2001...............................................      0.19        0.23           0.24          0.16



     The book value per share at December 31, 2000 and June 30, 2001 assumes the preferred stock has been converted and includes the common stock equivalents of the preferred stock outstanding at December 31, 2000 and June 30, 2001.

               COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION


     AccuMed common stock has been quoted on the Over-the-Counter Bulletin Board under the symbol ACMI since November 30, 2000. Before then, AccuMed common stock was quoted on the NASDAQ SmallCap Market. The table below gives the reported high and low sales prices of shares of AccuMed common stock for the periods shown. The stock prices before November 30, 2000 do not include retail mark-ups, mark-downs or commissions. AccuMed did not pay any dividends on its common stock during these periods.


     Ampersand common stock is quoted on the Over-the-Counter Bulletin Board under the symbol AMPM (before June 1, 1999, Ampersand common stock was quoted under the symbol BLBN). The table below also sets forth the reported high and low sales prices of Ampersand common stock as reported for the periods shown. The stock prices do not include retail mark-ups, mark-downs or commissions. Ampersand did not pay any dividends on its common stock during these periods.


                                                     ACCUMED              AMPERSAND
                                                   COMMON STOCK         COMMON STOCK
                                                  --------------       ---------------
                                                  HIGH      LOW         HIGH      LOW
                                                  ----      ---         ----      ---
1999 CALENDAR YEAR
  First Quarter...............................    $1.91    $0.59       $ 0.69    $0.25
  Second Quarter..............................     1.31     0.72         0.75     0.25
  Third Quarter...............................     1.22     0.47         0.63     0.25
  Fourth Quarter..............................     4.00     0.56         0.81     0.25
2000 CALENDAR YEAR
  First Quarter...............................     3.69     1.31         5.56     1.00
  Second Quarter..............................     2.34     0.63         4.13     2.38
  Third Quarter...............................     0.97     0.50         3.50     1.94
  Fourth Quarter..............................     0.72     0.03         2.88     0.75
2001 CALENDAR YEAR
  First Quarter...............................     0.56     0.06         2.06     0.81
  Second Quarter..............................     0.45     0.19         2.06     0.97
  Third Quarter (through August 7)............     0.40     0.29         1.20     0.85



     The table below gives the last reported sales prices per share of AccuMed common stock, and Ampersand common stock and the equivalent exchange per share price for AccuMed common stock giving effect to the merger on (i) February 6, 2001, the last trading day preceding public announcement of the signing of the merger agreement; and (ii) August 7, 2001, the last practicable date prior to the mailing of this proxy statement-prospectus.



                                                                             EQUIVALENT
                                                                              EXCHANGE
                                                                             PRICE PER
                                               ACCUMED        AMPERSAND       ACCUMED
                                             COMMON STOCK    COMMON STOCK      SHARE
                                             ------------    ------------    ----------
February 6, 2001.........................       $0.25           $1.50          $0.98
August 7, 2001...........................       $0.34           $0.83          $0.56



     As of August 7, 2001, there were 5,739,838 shares of AccuMed common stock outstanding, which shares were held by approximately 200 record holders and 572,485 shares of AccuMed Series A Convertible Preferred Stock, which shares were held by 10 record holders. As of August 7, 2001, there were 30,702,149 shares of Ampersand common stock outstanding, which shares were held by approximately 1,100 record holders.

                SELECTED CONSOLIDATED FINANCIAL DATA OF ACCUMED


     The following financial information for AccuMed is provided to aid you in analyzing the financial aspects of the merger. AccuMed derived this information from AccuMed's audited financial statements for the five years ended December 31, 2000 and unaudited interim financial statements for the six months ended June 30, 2001 and 2000. The information is only a summary and you should read it in conjunction with AccuMed's financial statements (and related notes) contained in AccuMed's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 which accompany this proxy statement-prospectus and which are incorporated in this proxy statement-prospectus by reference.



                                 SIX         SIX
                                MONTHS      MONTHS                FISCAL YEARS ENDED DECEMBER 31,
                                ENDED       ENDED              (IN THOUSANDS, EXCEPT PER SHARE DATA)
                               JUNE 30,    JUNE 30,    -----------------------------------------------------
                                 2001        2000       2000       1999       1998        1997        1996
                               --------    --------     ----       ----       ----        ----        ----
INCOME STATEMENT DATA:
Net revenues...............    $   759     $   239     $   477    $   136    $   327    $  1,001    $  1,412
Cost of revenues...........         47          50         122      1,146        856       1,557       1,394
Operating loss.............     (1,078)     (2,051)     (3,654)    (6,446)    (9,796)    (15,800)    (13,387)
Interest expense...........         61          15          39        501      1,411       3,569         458
Loss from continuing
  operations before income
  taxes....................     (1,073)     (1,711)     (3,098)    (6,803)   (10,360)    (18,858)    (10,904)
Income taxes...............         --          --          --         --         --          --          --
Loss from continuing
  operations...............     (1,073)     (1,711)     (3,098)    (6,803)   (10,360)    (18,858)    (10,904)
Income (loss) from
  discontinued
  operations...............         --          --          --      8,199      3,351       1,939        (670)
Extraordinary loss.........         --          --          --         --     (1,168)         --          --
Net (loss) income..........     (1,073)     (1,711)     (3,098)     1,396     (8,176)    (16,919)    (11,574)
PER SHARE DATA:
Basic and diluted loss from
  continuing operations....    $ (0.19)    $ (0.31)    $ (0.55)   $ (1.24)   $ (2.04)   $  (5.13)   $  (3.85)
Income (loss) from
  discontinued
  operations...............         --          --          --       1.49       0.66        0.53       (0.24)
Extraordinary loss.........         --          --          --         --      (0.23)         --          --
Basic and diluted net
  (loss) income............    $ (0.19)    $ (0.31)    $ (0.55)   $  0.25    $ (1.61)   $  (4.60)   $  (4.09)
Weighted average shares
  outstanding (000's)......      5,738       5,600       5,653      5,491      5,080       3,675       2,829
BALANCE SHEET DATA:
Working capital
  (deficit)................    $(1,815)    $    11     $  (812)   $    39    $(1,393)   $ (1,600)   $  2,150
Total assets...............      5,210       6,899       6,051      7,222     13,448      16,085      13,444
Long-term debt.............         --         167          --        167      5,782      11,455         231
Stockholders' equity.......      1,349       4,077       2,384      5,668      4,223         733      10,136

                      SELECTED CONSOLIDATED FINANCIAL DATA
                                  OF AMPERSAND


     The following financial information for Ampersand is provided to aid you in your analysis of the financial aspects of the merger. Ampersand derived this information from Ampersand's audited financial statements for the period ended December 31, 2000 and unaudited financial statements for the six months ended June 30, 2001 and 2000. The information is only a summary and you should read it in conjunction with Ampersand's historical financial statements (and related notes) contained in Ampersand's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, which accompany this proxy statement-prospectus and which are incorporated in this proxy statement-prospectus by reference. Ampersand was incorporated in Delaware in December 1998 as the successor to Bell National Corporation. Bell National was incorporated in California in 1958. In December 1998, Bell National (then a shell corporation without any business activity) acquired InPath LLC, a development stage company engaged in the design and development of products used in screening for cervical and other types of cancer, which was formed on March 16, 1998. For accounting purposes, this acquisition is treated as if InPath LLC had acquired Bell National, although Bell National continued as the legal entity and the registrant for both Securities and Exchange Commission filing purposes and income tax filing purposes. Bell National merged into Ampersand, its wholly-owned subsidiary, in May 1999 in order to change the state of incorporation of Ampersand to Delaware. Accordingly, the financial information presented for Ampersand is that which begins on the formation of InPath LLC.


                     (in thousands, except per share data)


                                                                   FOR THE FISCAL YEARS ENDED DECEMBER 31, 2000
                                                                   AND 1999 AND THE PERIOD FROM MARCH 16, 1998
                                  SIX MONTHS       SIX MONTHS         (INCEPTION) THROUGH DECEMBER 31, 1998
                                     ENDED            ENDED        --------------------------------------------
                                 JUNE 30, 2001    JUNE 30, 2000        2000            1999            1998
                                 -------------    -------------        ----            ----            ----
STATEMENT OF OPERATIONS DATA:
  Net Sales....................   $       697      $       541     $     1,094     $     1,040     $         0
  Operating loss...............   $    (4,441)     $     3,781     $    (6,688)    $    (4,117)    $      (783)
  Net loss available to common
     stockholders..............   $    (6,857)     $    (3,785)    $    (6,611)    $    (4,226)    $      (789)
PER SHARE DATA:
  Net loss.....................   $     (0.23)     $     (0.15)    $     (0.24)    $     (0.29)    $     (0.07)
  Weighted average shares
     outstanding...............    30,437,000       25,583,000      27,869,000      14,337,000      12,000,000
BALANCE SHEET DATA:
  Working capital (deficit)....   $    (1,699)     $      (948)    $    (3,301)    $    (3,204)    $       (80)
  Total assets.................   $     6,139      $     4,951     $     4,575     $     1,871     $     1,699
  Notes payable: current.......   $     1,385      $       175     $     1,105     $     1,095     $        75
  Notes payable: long-term.....   $         0      $        --     $         0     $        26     $       156
  Stockholders' equity
     (deficit).................   $     1,920      $     3,152     $      (125)    $    (2,040)    $       728

                                  RISK FACTORS

     By voting in favor of the merger, you will be choosing to invest in Ampersand's common stock. An investment in Ampersand common stock involves a high degree of risk. In addition to the other information contained in this proxy statement-prospectus, you should carefully consider the following risk factors in deciding whether to vote for the merger.

RISKS RELATED TO THE MERGER


     1. CONSIDERATION WILL NOT BE ADJUSTED FOR CHANGES IN MARKET PRICE OF AMPERSAND OR ACCUMED STOCK. The specific dollar value of Ampersand common stock that you will receive will depend on the market value of Ampersand common stock at the completion of the merger. The value of the Ampersand common stock may decline prior to or after the merger. During the final three months of 2000, the trading price per share of Ampersand's common stock ranged between a high of $2.88 per share and a low of $.68 per share. During the first six months of 2001, the trading price per share of Ampersand's common stock ranged between a high of $2.06 per share and a low of $.94 per share. Individual high and low trading prices per share may have only encompassed a few individual trading days. Using an estimated trading price of $2.00 per share, and assuming all 4,000,000 shares of common stock of Ampersand are issued in the merger, the shares of Ampersand common stock received by AccuMed stockholders would have a market value of $8,000,000. Using the trading price of $.68 per share, the market value of the shares would be $2,720,000. Using the trading price of $.94 per share the market value of the shares would be $3,760,000. Using the trading price of Ampersand shares on August 7, 2001 of $0.85, the market value of the shares would be $3,400,000.



     2. ACCUMED'S STOCKHOLDERS WILL NOT KNOW THE AGGREGATE NUMBER OF SHARES OF AMPERSAND COMMON STOCK THEY WILL RECEIVE IN CONNECTION WITH THE MERGER AT THE TIME THEY VOTE ON THE MERGER AGREEMENT AND THERE IS A LIMIT ON THE NUMBER OF SHARES TO BE ISSUED. In the merger, Ampersand will issue up to 4,000,000 shares of its common stock to AccuMed's stockholders. The number of shares of Ampersand common stock each AccuMed stockholder will receive for each share of AccuMed common stock that the stockholder owns will be determined at the time of the merger by adding the then outstanding number of shares of AccuMed common stock to the number of the shares of AccuMed common stock issuable upon the conversion of AccuMed preferred stock, and dividing the total number into 4,000,000 shares of Ampersand common stock. Therefore, the final ratio will not be known at the time the AccuMed stockholders vote on the merger. Using that formula, as of February 7, 2001, the date we signed the merger agreement, and as of August 7, AccuMed stockholders would have received .6552 of a share of Ampersand common stock for each share of AccuMed common stock owned on that date. The exercise or conversion prices for AccuMed's options, warrants, and convertible note are significantly higher than the recent sales prices for AccuMed's common stock. AccuMed's management believes that it is highly unlikely the holders of these securities will exercise them before the merger. Thus, AccuMed's management believes it is highly likely that the final exchange ratio will remain at .6552 per share.



     3. TO THE EXTENT MONIES ARE SPENT ON THE MERGER, THEY WILL NOT BE AVAILABLE FOR THE COMBINED COMPANY'S OPERATIONS. AccuMed estimates that it will incur direct transaction costs of approximately $50,000 associated with the merger, which AccuMed will expense in the period these costs are incurred. In addition, Ampersand estimates that it will incur direct transaction costs of approximately $450,000 which will be included as part of the total purchase cost for accounting purposes. Ampersand and AccuMed believe the combined entity may incur charges to operations, which they cannot be reasonably estimate, in the quarter in which the merger is completed or the following quarters, to reflect costs associated with integrating the two companies. The combined company may incur additional material charges in subsequent quarters to reflect additional costs associated with the merger.


RISKS RELATED TO THE COMBINED COMPANY

     1. ACCUMED'S STOCKHOLDERS WILL NOT HAVE CONTROL OVER THE FUTURE DIRECTION OF AMPERSAND. AccuMed stockholders will hold approximately 11% of the outstanding shares of Ampersand common stock after the merger and as a group will not be able to elect directors or significantly influence the future direction of Ampersand.


     2. THERE IS A LIMITED MARKET FOR PENNY STOCKS SUCH AS AMPERSAND; AMPERSAND WILL TRY TO LIST ON THE AMERICAN STOCK EXCHANGE.


     Ampersand's common stock is considered a penny stock because, among other things, its price is below $5 per share, it trades on the Over-the-Counter Bulletin Board and it has net tangible assets of less than $2,000,000. As a result, there may be less coverage by security analysts, the trading price may be lower, and it may be more difficult for the Ampersand stockholders to dispose of, or to obtain accurate quotations as to the market value of their common stock. Being a penny stock could limit the liquidity of the common stock received by AccuMed's stockholders.


     Although Ampersand's common stock is currently quoted on the Over-the-Counter Bulletin Board, an increase in the per share market price may meet criteria to allow Ampersand's common stock to be listed on The American Stock Exchange. One of the purposes of the reverse stock split is to reduce the number of shares outstanding and, thus, increase Ampersand's stock price to meet The American Stock Exchange minimum price of $3.00 a share. Ampersand has filed an application for listing on The American Stock Exchange. Ampersand believes that after the merger it will meet the stockholders' equity and other objective criteria for a listing on The American Stock Exchange, including the minimum trading price of its common stock, which will be adjusted by the one-for-three reverse stock split discussed below. However, Ampersand's management does not know if listing will or can be effected. The American Stock Exchange Company Guide states that meeting the Exchange's quantitative listing requirements does not automatically guarantee that the stock of a company will be approved for listing. The Company Guide also states that the Exchange has discretion in allowing the listing of the stock of a company that does not meet all of the criteria.



     3. AMPERSAND'S REVERSE STOCK SPLIT MAY NOT HAVE THE INTENDED EFFECT OF ENHANCING STOCKHOLDER VALUE AND DELAY IN IMPLEMENTING THE REVERSE SPLIT MAY CREATE MARKET UNCERTAINTY. On May 24, 2001, the stockholders of Ampersand approved a one-for-three reverse stock split. This split will become effective after the merger. Delay in implementing the split may create uncertainty in the market and investors may be unwilling to buy Ampersand stock until they know when the split will be effective. In the split, each three shares of Ampersand's authorized common stock will be reclassified and converted into one share of common stock. Fractional shares will not be issued in connection with the split. Instead, the Ampersand stockholders will be entitled to receive a cash distribution, without interest, in lieu of any fractional shares. The Ampersand board of directors believes that the reverse stock split is desirable for several reasons. It is intended to increase the acceptance of Ampersand's common stock by the financial community and the investing public and could enhance stockholder value as well as increase Ampersand's stock price to meet the minimum price criteria of The American Stock Exchange. Although the price of Ampersand's common stock after the reverse stock split may not increase in an amount proportionate to the decrease in the number of outstanding shares, the reverse stock split is intended to result in a price level for Ampersand's common stock that will provide a market that will reflect more closely Ampersand's underlying value after the merger.


     4. THE HISTORICALLY VOLATILE MARKET PRICE OF AMPERSAND'S COMMON STOCK MAY AFFECT THE VALUE OF A STOCKHOLDER'S INVESTMENT AT ANY POINT IN TIME. The market price of Ampersand common stock, like that of many other medical products and biotechnology companies, including AccuMed, has in the past been highly volatile. This volatility is likely to continue for the foreseeable future. Factors affecting the volatility of the market price include:

     - general economic and other external market factors;

     - announcements of mergers, acquisitions, licenses and strategic agreements;

     - announcements of private or public sales of securities;

     - announcements of new products or technology by us or our competitors;

     - fluctuations in operating results; and

     - announcements of Federal Food and Drug Administration actions relating to products.

     5. AMPERSAND'S COMMON STOCK IS UNLIKELY TO PRODUCE DIVIDEND INCOME FOR AN INVESTOR FOR THE FORESEEABLE FUTURE. Ampersand has never paid cash dividends on its common stock. Following the merger, Ampersand does not anticipate paying cash dividends for the foreseeable future. Ampersand intends to reinvest any funds that might otherwise be available for the payment of dividends in further development of its business following the merger.

     6. AMPERSAND COMMON STOCK IS SUBJECT TO DILUTION AND AN INDIVIDUAL STOCKHOLDER'S OWNERSHIP INTEREST AND RELATED VALUE MAY DECLINE. The events that might cause such dilution are:

     - Ampersand is authorized to issue up to 5,000,000 shares of preferred stock. After completion of the merger, Ampersand will have approximately 572,000 shares of Series A Convertible Preferred Stock and 1,500,000 shares of Series B Convertible Preferred Stock outstanding. Ampersand's Certificate of Incorporation gives its board of directors authority to issue the remaining approximately 2,925,000 authorized shares of preferred stock with such voting rights, if any, designations, rights, preferences and limitations as the directors may determine.

     - Ampersand has currently outstanding warrants to purchase 5,075,000 shares of its common stock, currently outstanding options to purchase approximately 2,600,000 shares, 1,500,000 shares of Series B Convertible Preferred Stock, convertible into 6,000,000 shares of common stock, and $1,500,000 in principal amount of outstanding convertible promissory notes, convertible into 1,500,000 shares of common stock.

     - AccuMed has currently outstanding options and warrants to purchase an aggregate of 2,561,763 shares of AccuMed common stock which will become options and warrants to purchase 1,678,467 shares of Ampersand common stock in the merger, and the note issued by AccuMed that is convertible into 59,467 shares of AccuMed common stock will become an Ampersand note convertible into 38,962 shares of Ampersand common stock in the merger.

     Exercise by the holders of their rights under these securities would result in dilution because the exercise prices or conversions prices would be below the then market price of Ampersand stock. Also see Risk 11.

     In addition Ampersand issued approximately 9,240,000 shares of common stock in transactions related to its merger with InPath LLC in 1998; 5,795,000 in shares of common stock related to the conversion of its outstanding promissory notes in 1999 and 2000; 3,990,000 shares of common stock in private equity offerings in 1999; 5,300,000 shares of common stock in a private equity offerings in 2000; and 1,023,000 shares of common stock under Ampersand's equity incentive plan as compensation for services, or as prepaid royalties.

     7. AMPERSAND HAS A LARGE NUMBER OF SHARES THAT HAVE BEEN ISSUED AND MAY BE SOLD WHICH SALES MAY AFFECT THE PRICE OF AND MARKET FOR AMPERSAND
STOCK. Ampersand has agreed with certain purchasers of shares of its common stock to register approximately 38,000,000 of their shares with the Securities and Exchange Commission for resale. Approximately 24,500,000 of these shares may presently be sold under Securities and Exchange Rule 144. These shares includes shares issued as a result of the merger of Ampersand and InPath LLC in 1998, shares issued in various private offerings, shares issued as a result of the conversion of notes, shares underlying Ampersand's Series B Convertible Preferred Stock, and shares underlying warrants and options outstanding or authorized by Ampersand's Equity Incentive and Employee Stock Purchase Plans. Ampersand cannot be certain when, if ever, this registration will be done or if any of the shares of common stock covered will be offered for sale. If these shares are registered and offered for sale, the trading price of Ampersand's common stock may be adversely affected by an increase in the volume of stock offered for sale.

     The board of directors and management of Ampersand have agreed not to offer for sale any shares they hold directly, or in which they hold a beneficial interest, for a period commencing with the signing of the merger agreement and ending sixty days after completion of the merger.

     8. AMPERSAND HAS TWO CLASSES OF PREFERRED STOCK WITH RIGHTS SUPERIOR TO ITS COMMON STOCK. AccuMed's Series A Convertible Preferred Stock is the only class of AccuMed's capital stock currently outstanding with rights superior to AccuMed's common stock. After the merger, Ampersand will have two classes of capital stock, Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, with rights superior to its common stock.

     Ampersand's Series A and Series B Convertible Preferred Stock have superior rights over Ampersand's common stock in liquidation. The current aggregate liquidation preference of the outstanding shares of AccuMed's Series A Convertible Preferred Stock is approximately $2,500,000. Assuming there are no pre-merger conversions of shares of AccuMed's Series A Convertible Preferred Stock or of Ampersand's Series B Convertible Preferred Stock, the aggregate liquidation preference of the shares of Ampersand's Series A and Series B Convertible Preferred Stock that would be outstanding at and after the merger would be approximately $8,500,000. The liquidation rights of preferred holders must be paid before any amount could be paid to common stockholders.

     Ampersand is restricted to paying dividends on its common stock if any dividends on its Series B Convertible Preferred Stock are then in arrears, except for dividends payable in shares of Ampersand's capital stock. Such restriction adds an additional potential obstacle to the payment of dividends to the former holders of AccuMed common stock that they did not have as holders of AccuMed common stock.

     9. AS AMPERSAND STOCKHOLDERS, THE FORMER ACCUMED STOCKHOLDERS WILL HAVE TO RELY ON AMPERSAND'S MANAGEMENT. The current board of directors and management of AccuMed will not participate in the management of the combined company after the merger. The ability of Ampersand to achieve the benefits anticipated from the merger will depend on the ability of the board of directors and current management of Ampersand to integrate the operations of the two companies.

     10. AMPERSAND HAS A LIMITED OPERATING HISTORY AND THERE ARE DOUBTS AS TO AMPERSAND AS A GOING CONCERN. Ampersand has a limited operating history. Ampersand's revenues, since its inception in March 1998, have been derived entirely from sales by Samba Technologies, Sarl, a wholly-owned subsidiary. Samba's products consist of web-enabled imaging software and related services. Ampersand has not introduced or sold any of its InPath System products to date.

     Both Ampersand and AccuMed have spent considerable capital resources on research and development and experienced significant losses to date. After the merger, Ampersand will continue to devote substantial resources to product development. Ampersand anticipates that it will continue to incur significant losses until some or all of its products have been successfully introduced, if ever, into the market place.


     Ampersand has incurred substantial losses and has limited financial resources. Consequently the Ampersand auditors have noted that these conditions raise substantial doubt as to the ability of Ampersand to continue as a going concern. Ampersand's financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result from the outcome of this uncertainty. The going concern explanatory paragraph may prevent Ampersand stock from being listed on The American Stock Exchange and may make additional financing more difficult or costly. The listing criteria for The American Stock Exchange does not discuss the effect of a going concern explanatory paragraph. The listing analyst for Ampersand's listing application has indicated that he would recommend that the listing be denied based on the going concern explanatory paragraph. Ampersand may appeal that decision to the Listing Committee of The American Stock Exchange, which has latitude to overrule the listing analyst's recommendation. The formal decision and recommendation of the listing analyst will not be rendered until the merger is completed and Ampersand addresses the issue of the trading price of its common stock, which is currently below the quantitative requirement. Ampersand and its representatives are in continuing discussions with The American Stock Exchange over the listing application.


     11. THE COMBINED COMPANY MAY NOT MEET ITS SHORT-TERM CAPITAL REQUIREMENTS. Ampersand's management believes that AccuMed's existing capital resources and those of Ampersand are not sufficient to meet the short-term requirements of Ampersand after the merger. Therefore, Ampersand will need to raise additional capital to support its operations. Ampersand has no current commitments for additional funds, and Ampersand's management cannot be certain that Ampersand will be able to raise such funds.

     It is unlikely that Ampersand will be able meet its short-term funding requirements through the issuance of notes or other debt instruments. Ampersand anticipates that these short-term funding needs will require the sale of additional shares of common stock or instruments convertible into common stock. Such sales, if any, may have a dilutive effect on the share values of current stockholders. Ampersand cannot be certain what level of dilution, if any, may occur or, if Ampersand will be able to complete any such sales of common stock in the future.


     Ampersand's operating business plan for 2001 anticipated that Ampersand would need to raise new equity during the early part of the year, which it did in the form of a private offering of Series B Convertible Preferred Stock completed in May 2001. The plan also anticipated that Ampersand would need to raise new equity in the late third quarter and early fourth quarter of the year. Ampersand had sufficient cash on hand to meet its cash needs through the end of July. It has negotiated short-term loans, the proceeds of which were available in early August, to provide funding for August. Ampersand is seeking additional financing. Failure to obtain this financing will adversely affect Ampersand's ability to develop its products or to continue as a going concern. Ampersand has retained Tucker Anthony Sutro Capital Markets and National Securities, Inc. as its financial advisors to furnish assistance in exploring financing alternatives, strategic alliances and partnerships as well as merger and acquisition-related initiatives.



     On July 27, 2001, Ampersand issued a promissory note to AccuMed in exchange for $100,000 in cash. The note, plus accrued interest, was due on August 3, 2001 and bears interest at the rate of 12% per annum. Prior to the original maturity date, the parties agreed to extend the maturity date of the note to August 28, 2001. As consideration for the extension Ampersand agreed that if it fails to repay the principal and accrued interest when due, Ampersand will release its security interest, granted in connection with loans made by Ampersand to AccuMed under the merger agreement in 25 AcCell instruments to permit the sale of such instruments by AccuMed. As additional consideration for the note, Ampersand agreed to pay a note origination fee of $10,000, which is due and payable on August 31, 2001.



     On July 27, 2001, Ampersand received $100,000 in cash from Cadmus Corporation in exchange for a promissory note. On August 6, 2001, Ampersand received $100,000 in cash from Azimuth Corporation in exchange for a promissory note. Alexander M. Milley, a director and significant stockholder of Ampersand, is considered a control person of both Cadmus Corporation and Azimuth Corporation. Also on August 6, 2001, Ampersand received $25,000 in cash from Northlea Partners, Ltd. in exchange for a promissory note. Dr. John Abeles, a director of Ampersand, has a 1% interest in Northlea Partners, Ltd. as general partner. Each of the promissory notes is due on September 22, 2001, and bears interest at the rate of 15% per annum. If Ampersand fails to pay the principal and accrued interest on the due date, the interest rate increases to 18% from such date forward until the notes and interest are repaid. As additional consideration for the notes, Ampersand agreed to issue five-year warrants to Cadmus Corporation, Azimuth Corporation, and Northlea Partners, Ltd. entitling the holders to purchase 250,000 shares, 250,000 shares, and 62,500 shares, respectively, of common stock of Ampersand at an exercise price of $1.00 per share. In addition, as further consideration for the Cadmus Corporation and Azimuth Corporation notes, and in consideration for the waiver by Azimuth Corporation of its conversion rights under a $500,000 convertible promissory note issued by Ampersand on September 22, 2000, Ampersand agreed to issue a five-year warrant to Azimuth Corporation entitling the holder to purchase 500,000 shares of common stock of Ampersand at an exercise price of $1.00 per share, a price equal to the conversion price of the September 22, 2000 convertible promissory note.



     Ampersand is negotiating additional loans, which it anticipates would include terms similar to those of the Cadmus Corporation, Azimuth Corporation, and Northlea Partners, Ltd. notes. Ampersand and its investment bankers are also seeking other sources of new debt or equity financing, including strategic alliances, which may involve equity investments, for Ampersand. Ampersand has no current commitments for such additional loans, debt or equity financings, or strategic alliances.


     12. THE COMBINED COMPANY MAY NOT MEET ITS LONG-TERM CAPITAL
REQUIREMENTS. Even if Ampersand is able to raise the funds necessary to meet its short-term operating requirements, neither AccuMed nor Ampersand knows if Ampersand will be able to sustain its longer-term operations through future revenues.

Whether Ampersand will need to raise additional funds to support its long-term operations is influenced by many factors, some of which are the following:

     - if and when we are able to complete the merger of the two companies;

     - costs, timing and success, of efforts to develop the products of the combined company;

     - market acceptance of AccuMed's and Ampersand's products;


     13. ACCUMED'S PRODUCTS AND AMPERSAND'S PRODUCTS ARE SUBJECT TO GOVERNMENT REGULATION AND THEY MAY NOT RECEIVE NEEDED GOVERNMENT APPROVALS. The sale and use of AccuMed's products, as well as Ampersand's, in the U.S. are regulated by the Food and Drug Administration. Both companies must meet significant Food and Drug Administration requirements before Food and Drug Administration clearance to market their products can be obtained. Included in these requirements is the conduct of lengthy and expensive clinical trials to prove the safety and efficacy of the products. AccuMed does not intend to conduct any such clinical trials of its products. Therefore, AccuMed's products may be used only for research purposes or to provide supplemental diagnostic information in the U.S. Ampersand has started a clinical trial for one of its products and intends to conduct other clinical trials of its products during 2001 and beyond. Ampersand cannot be certain that its product development plans will allow these trials to commence according to plan or that the results of these trials, or any future trials, when submitted to the Food and Drug Administration along with other information, will result in Food and Drug Administration clearance to market the Ampersand products in the U.S.


     Sales of medical devices and diagnostic tests outside the U.S. are subject to foreign regulatory requirements that vary from country to country. The time required to obtain regulatory clearance in a foreign country may be longer or shorter than that required for Food and Drug Administration marketing clearance. Export sales of certain devices that have not received Food and Drug Administration marketing clearance may be subject to certain regulations and permits, which may restrict Ampersand's ability to export the products to foreign markets. If Ampersand is unable to obtain Food and Drug Administration clearance for its products, Ampersand may need to seek foreign manufacturing agreements to be able to produce and deliver its products to foreign markets. We cannot be certain that Ampersand will be able to secure such foreign manufacturing agreements.

     After the merger, Ampersand intends to pursue Food and Drug Administration clearance of an InPath System test using the AccuMed AcCell. Ampersand intends to market this test, subject to local regulatory clearance, as soon as possible outside of the U.S. Certain product applications, especially those involving quantitative image analysis, may be performed within the clinical market as tests used to provide additional information to the clinician to assist in the diagnosis or treatment of a disease such as cellular DNA analysis, or tumor marker identification. Both AccuMed and Ampersand have products which are currently utilized in such applications. After the merger, Ampersand intends to pursue expansion of these applications. The clinical market outside the U.S. provides numerous opportunities for these applications. Some of Ampersand's products are already used in these applications, and after the merger Ampersand intends to introduce AccuMed products into this same market, either on an individual basis, or in combination with existing Ampersand products.

     14. THE BOARDS OF DIRECTORS OF AMPERSAND AND ACCUMED DID NOT SEEK FAIRNESS OPINIONS IN DETERMINING CONSIDERATION FOR THE PROPOSED TRANSACTION AND ACCUMED'S STOCKHOLDERS WILL NOT HAVE ANY INDEPENDENT EVALUATION OF THE MERGER. The boards of directors of Ampersand and AccuMed have not sought independent fairness opinions on the proposed merger transaction. If either board of directors had sought and received an independent fairness opinion, the proposed consideration received by the stockholders of AccuMed in exchange for their shares may have been more or less. The boards of directors of both companies relied on management and their own expertise in determining the fairness of the consideration to be paid.

     15. THE LICENSE, PATENTS AND TECHNOLOGY THAT AMPERSAND WILL ACQUIRE IN THE MERGER MAY NOT HAVE VALUE. The merger will result in the recording of license, patents and technology of approximately $7,071,000. The value of the license, patents and technology combined with the existing value of intangible assets of both companies will represent approximately 77% of total post-merger assets of the combined company. Ampersand intends to amortize the license, patents and technology over a useful life of ten years. It is possible that an individual component of AccuMed's technology might be rendered less valuable because of the development of new or replacement technology. If such an event occurs, Ampersand would determine the level of impairment to the value and charge that value to expense during that period. Therefore, Ampersand may writeoff the license, patents and technology from the merger over a shorter period than ten years.

     16. AMPERSAND MAY NOT BE ABLE TO COMPETE WITH COMPANIES THAT ARE LARGER AND HAVE MORE FINANCIAL RESOURCES. AccuMed competes in the medical device and diagnostics marketplace with companies that are much larger and have greater financial resources than AccuMed. Ampersand competes in the same marketplace and is subject to the same competitive pressures that these larger companies bring to bear. Ampersand cannot be certain that after the merger its products will be able to be successfully marketed in this competitive environment.

     17. AMPERSAND MAY NOT BE ABLE TO MARKET ITS PRODUCTS. Ampersand does not intend to invest capital to develop and train a direct sales force to market its products. Therefore, in order to successfully market its products, Ampersand must be able to negotiate profitable sales and marketing agreements with organizations that have direct sales forces calling on domestic and foreign markets that may use the products. If Ampersand is not able to successfully negotiate such agreements, it may be forced to market its products through its own sales force. Ampersand cannot be certain that Ampersand will be successful in developing and training such a sales force, should one be required, or that Ampersand will have the financial resources to carry out such development and training.

     18. AMPERSAND MAY NOT BE ABLE TO ADEQUATELY PROTECT ITS INTELLECTUAL PROPERTY. AccuMed holds a variety of patents and trademarks and both AccuMed and Ampersand have applied for a significant number of additional patents and trademarks with the United States Patent and Trademark Office and several foreign patent authorities. Ampersand intends to file additional patent and trademark applications as dictated by its research and development projects and business interests. Ampersand cannot be certain that any of its currently pending patent or trademark applications, or any of those which may be filed in the future, will be granted to Ampersand.

     Ampersand protects much of its core technology as trade secrets because its management believes that patent protection would not be possible or would be less effective than maintaining secrecy. Ampersand cannot be certain that it will be able to maintain the secrecy.

     The cost of litigation to uphold the validity of a patent or patent application, prevent infringement or protect trade secrets can be substantial, even if Ampersand is successful. Furthermore, Ampersand cannot be certain that others will not develop similar technology independently or design around the patented aspects of its products.


     19. HOLDERS OF AMPERSAND SERIES A CONVERTIBLE PREFERRED STOCK HAVE VOTING RIGHTS THAT ARE MORE LIMITED THAN HOLDERS OF ACCUMED SERIES A CONVERTIBLE PREFERRED STOCK. The holders of the Series A Convertible Preferred Stock of Ampersand cannot vote on any matters except as required by law. The holders of the Series A Convertible Preferred Stock of AccuMed can vote on the issuance of shares of preferred stock senior to their preferred stock and certain forms of debt and as required by law. Both the AccuMed and the Ampersand Series A Convertible Preferred Stock provide that a merger or consolidation is considered a liquidation entitling holders to receive cash payment of their liquidation preference. The AccuMed liquidation preference trigger provision may be waived by a majority of the holders of its Series A Convertible Preferred Stock whereas the Ampersand provision may be waived by the holders of a majority of shares of Series A Convertible Preferred Stock.



     20. HOLDERS OF AMPERSAND SERIES A CONVERTIBLE PREFERRED STOCK MUST SHARE IN LIQUIDATION WITH HOLDERS OF AMPERSAND SERIES B CONVERTIBLE PREFERRED STOCK. If AccuMed were to liquidate, the first payments after paying all creditors would go to the holders of AccuMed's Series A Preferred Stock. If Ampersand were to liquidate, remaining funds available to satisfy preferred stock liquidation preferences must be shared ratably among by the holders of Ampersand's Series A and Series B Convertible Preferred Stock.

     21. AMPERSAND CAN FORCE CONVERSION OF ITS SERIES A CONVERTIBLE PREFERRED STOCK INTO AMPERSAND COMMON STOCK MORE EASILY THAN ACCUMED CAN FORCE CONVERSION OF ITS SERIES A CONVERTIBLE PREFERRED STOCK INTO ACCUMED COMMON STOCK. The Series A Convertible Preferred Stock of Ampersand may be converted by Ampersand until February 28, 2004 if the Ampersand common stock per share price equals or exceeds $13.50. The Series A Convertible Preferred Stock of AccuMed may be converted by AccuMed until February 28, 2004 if the AccuMed common stock per share price equals or exceeds $27.00. Thus, after the merger, the former holders of the AccuMed Series A Convertible Stock would find that their new holdings of Ampersand Series A Convertible Stock could be more easily converted on an involuntary basis by Ampersand.


                                    ACCUMED

     AccuMed has generated limited revenues from the sale of its products to its original target market, which consists of commercial, clinical laboratories that screen or diagnose medical specimens, including Pap smears. Currently, AccuMed does not actively market the AcCell as a stand-alone product. AccuMed does sell AcCells under some existing contracts and will accept new orders.

     AccuMed also produces the AcCell-Savant. The AcCell-Savant includes an AcCell as well as an electronic imaging system and image analysis software. Since AccuMed began marketing the AcCell-Savant research system in 1999, AccuMed has sold modest numbers of the AcCell-Savant to academic and research laboratories. In the United States, AccuMed is currently permitted to sell the AcCell-Savant for research and clinical use with restrictions. To sell the AcCell-Savant in the United States for other purposes, AccuMed will need to obtain Food and Drug Administration clearance.

     AccuMed is developing the prototype of the AcCell-Savant for clinical, commercial laboratories that review and analyze human patient medical specimens. AccuMed has refined its technology and marketing approach to focus on early cancer detection and other clinical needs for its instruments and systems, as opposed to its prior focus on cervical cancer screening. In this new corporate development approach, AccuMed has attempted to establish partnerships with other technology and product distribution companies in these newly targeted markets.

     During 2000, AccuMed entered into agreements with Ampersand, Monogen and Ventena Medical Systems, Inc. pursuant to which AccuMed has received fees for licensing its intellectual property and technology in particular medical fields, contracted to sell product and provided contract development services. Under another contract, Dianon Systems, Inc. pays AccuMed a fee for each patient whose medical sample is reviewed and analyzed through its AcCell units installed at their facility.

     AccuMed continues to explore additional arrangements with potential business partners to combine AcCell-Savant and/or AcCell technology with the partner's intellectual property. These potential arrangements include supplies such as cancer-specific probes that "stain" cancer cells differently than cells that are within normal limits. In these arrangements, AccuMed would sell its instruments and systems for use in combination with the partner's intellectual property and products. AccuMed is also exploring arrangements with other potential business partners that may further speed the commercialization of AccuMed's early lung cancer screening test by making available to AccuMed additional technology, prospective customers, distribution channels and programmatic funding.

     AccuMed also designs, builds and supplies computer-aided microscopes and quantitative microscopy systems. The computer-aided microscopes that AccuMed builds include:

     - robotic slide-feeding systems to load and unload slides from the microscope;

     - bar-code readers to ensure proper identification of samples being analyzed;

     - electro-mechanical scanning stages to facilitate accurate slide screening and analyses;

     - automatic physical dotters to mark the locations of cells of interest;
       and

     - data management system software to enable human medical experts to review the relevant medical histories and report the results of their screening or diagnosis into a medical record-keeping system.

     AccuMed builds some of its products by modifying and installing commercially available microscopes. AccuMed also builds products that utilize its own microscopes.

     AccuMed's quantitative microscopy systems also have electronic imaging systems that are used with its software to detect and measure medical specimens automatically or interactively to help medical experts diagnose the specimens.

                                   AMPERSAND

     GENERAL. Ampersand was incorporated in Delaware in December 1998 as the successor to Bell National. Bell National was incorporated in California in 1958. In December 1998, Bell National, which was then a shell corporation without any business activity, acquired InPath LLC, a development stage company engaged in the design and development of products used in screening for cervical and other types of cancer. For accounting purposes, this acquisition was treated as if InPath LLC had acquired Bell National. However, Bell National continued as the legal entity and the registrant for both Securities and Exchange Commission filing purposes and income tax filing purposes. Bell National merged into Ampersand, its wholly-owned subsidiary, in May 1999 in order to change the state of incorporation of Ampersand to Delaware.

     Ampersand believes that the science of medical diagnostics has advanced significantly during the past decade. Much of this advance has come as a result of new knowledge of the human genome and related proteins, which form the foundation of cell biology, and the human body. Ampersand's goal is to utilize this research as a base to develop screening and diagnostic testing products for cancer and related diseases. Ampersand believes that the success of these products will improve patient care through more accurate test performance, wider availability and cost effective service delivery. Ampersand is developing an initial series of products to address these criteria, including sample collection devices, chemical and biological tests, and analysis instruments and related software.

     Ampersand's strategy is to develop products through internal development processes, strategic partnerships and licenses and acquisitions of companies or technologies. This strategy has and will require a substantial amount of capital in the research and development process to complete the products. As a result, Ampersand will incur substantial operating losses until Ampersand is able to successfully market some, or all, of its products.

     PRODUCTS. Ampersand is currently designing and developing a family of products for use in cancer screening and diagnosis. Ampersand calls this family of products the InPath System. The core of the InPath System is a combination of protein anti-bodies -- the Cocktail -- that allows the InPath System to detect and highlight abnormal cells in a rapid and objective fashion. Ampersand intends to use different anti-body combinations for different types of cancer and other diseases.

     The initial application of the InPath System is designed to enhance the current cervical cancer screening process performed in laboratories, commonly referred to as the Pap Test. Ampersand's ultimate goal is to perform this screening test in a matter of minutes at the point of service, whether in a laboratory, doctor's office, clinic or mobile medical vehicle. The InPath System includes the following components:

     - A unique sample collection device consisting of a small balloon, shaped to fit the cervix, and a reusable handle. The device is intended to replace the spatula and brush currently used to collect patient cell samples.

     - A chemical and biological combination process, which is applied to a sample to identify potentially abnormal cells.

     - In the laboratory version of the InPath System, this process is applied to sample cells released from the collector and deposited on a glass slide.

     - In the point of service version of the InPath System, this process is applied directly to the sample while still on the collector.

     - An instrument, which performs an automated analysis of a sample via an optical scan that looks for the presence of certain wavelengths of fluorescent light. This light is produced by tags, which are attached to certain components of the assay.

      - In the laboratory version of the InPath System, the instrument uses an automated microscope and a camera to capture the various wavelengths of light.

      - In the point of service version of the InPath System, the instrument uses custom designed optical devices and lasers to capture the various wavelengths of light.

     - Custom designed software that controls the automated instruments and processes the analysis of the captured light detected.

     In June 2000, Ampersand obtained a license from Invirion and Dr. Bruce Patterson, M.D., Ph.D., its principal, for a proprietary medical technology to detect the presence of cancer causing types of the Human Papilloma Virus, a sexually transmitted disease. Ampersand will use this technology as an adjunct to the InPath System. The combination of the two tests will give the healthcare provider a better picture of the level of any disease present, which patients may be at an increased risk to develop disease in the future, and based on these factors, a course of treatment to follow.

     MARKETS. There are approximately 160,000,000 PAP tests performed annually throughout the world, including approximately 60,000,000 tests in the United States. The United States market for cervical screening today amounts to approximately $1,000,000,000, based on current average existing costs to perform the test. Cost levels for the PAP test outside of the United States, where 100,000,000 tests are performed, may vary widely from country to country. Healthcare in many of these countries is managed by governmental agencies, often at the local level, making the precise number of tests performed difficult to validate. Ampersand estimates the total of the non-United States market today at between $500,000,000 and $600,000,000. Ampersand intends to sell its products into both markets. Ampersand also anticipates that because its products are more cost-effective and designed to increase access to the test, the potential combined market could be expanded to a level in excess of $3,000,000,000.

     CLINICAL STUDIES AND REGULATORY STRATEGY. Ampersand conducts clinical studies and trials of its products during the course of their development. These studies and trials vary in terms of number of patient samples, individual product components, specific processes and conditions, purpose, and other factors, which may affect the results.

     Ampersand has publicly reported the results of some of these studies and trials at various medical meetings, in publications and in general public announcements. In January 2000, Ampersand began to report results from studies employing the InPath System Cocktail. The first report was from a portion of a study involving over 200 patient samples that demonstrated the system's capability to detect cellular abnormality with a sensitivity of 95% and a specificity of 77%. In March 2000, Ampersand announced the results of the analysis of over 10,000 individual cell samples. The analysis showed a sensitivity of 92% and a specificity of 82% in detecting cellular abnormalities. In April 2001, Ampersand announced the results of a pilot study conducted on 208 patient samples collected in China. The study, which was the precursor of a 9,000 patient trial, showed that the system detected all levels of cervical abnormalities with 95% accuracy and a specificity of 75%. The results of the most recent study, presented at a medical conference, on patient samples detected all levels of abnormality with 84% sensitivity and 81% specificity.

     The sensitivity factor, the test performance in detecting -- versus missing -- actual disease, commonly called false negatives, is critical in terms of patient health. The specificity factor, the test's performance in correctly identifying patients with disease -- versus those without, commonly called false positives, is related to overtreatment and healthcare economics.

     In each of the studies presented above, the InPath System demonstrated 100% accuracy in detecting high-grade cervical disease and cancer. In addition, the results demonstrate that the InPath System test produces more accurate overall results than the current PAP test. A study conducted in 2000, which reviewed the results of 94 previous studies of the PAP test, showed an average sensitivity of 74% and an average specificity of 68% for the PAP test.

     Data from studies of other InPath System products has also been presented at medical conferences. A study of the In Cell HPV test showed the test accurately detected 100% of patients with high-grade disease and 64% of patients with low-grade disease. In a presentation of early results of the clinical trial of the InPath System collector, data showed that the accuracy of cytology reports on samples collected with the InPath System collector were better than those collected with the conventional brush/spatula method. the InPath System collector also proved to be more comfortable for the patient and provided an easier and shorter examination for the physician.

     Ampersand believes the results of these studies support the continued development process of the InPath System products.

     Ampersand will use the data from its completed clinical trials to begin selling its InPath System products in countries, such as Mexico, Peru, Chile, Korea and India, in which limited or no regulatory approval are required. Ampersand also intends to sell products in the United States and other countries as Analyte Specific Reagents. These Analyte Specific Reagents tests make no medical claims but may be used by laboratories and physicians to aid in their diagnosis. Ampersand anticipates beginning this type of product sale in the fourth quarter of 2001.

     Ampersand is pursuing regulatory approval for the InPath system and Cocktail-CVX through a series of submissions, although from a single clinical study. This tiered approach is designed to accelerate Ampersand's revenue opportunity for InPath in the short term and drive adoption of Ampersand's innovative products over the longer term, while at the same minimizing the expense and time involved in undertaking the appropriate study.

     The first stage of the overall strategy involves submitting Ampersand's collector for approval as a substantially equivalent device to the brush-and-spatula methods for gathering samples used in the familiar Pap screening tests. The clinical studies for this submission are already underway, and Ampersand plans to submit the clinical trial data for the collector under a 510K application as a Class I device in the third quarter. Ampersand anticipates that sales of the collector will begin before the end of this year.

     The second stage of Ampersand's overall regulatory strategy involves a continuing study of the InPath System and Cocktail-CVX. Multiple submissions will be made for this ongoing study, the first being as an adjunct to the traditional PAP test. Upon approval of Ampersand's system as an adjunct to the PAP test, Ampersand will have interim revenue opportunities and, more importantly, will have an opportunity to work within a laboratory's operational system to collect additional product performance data. As an adjunct to the PAP test, the InPath System may be used as a quality-control measure within laboratories.

     The next submission from the same study will cover the InPath System as a fully automated replacement for the PAP test. The clinical trial data submitted for use of the InPath System as an adjunct to the PAP test will be eligible for this follow on process. Ampersand anticipates completion of the clinical data that supports the InPath System as a replacement to the PAP test before the end of 2003. Simultaneously, Ampersand will be collecting and submitting data for the InPath POS(TM) test.

     Ampersand expects to conclude clinical trials of the collector during the third quarter of 2001; on the Slide Based test, as an adjunctive application, during the fourth quarter of 2001; on the Slide Based test, as a replacement for the PAP test, during the second quarter of 2002 on the POS test during 2002; and, on the In-Cell HPV test during the first quarter of 2002. Once the clinical trials of each component are completed, Ampersand will submit the appropriate data to the Food and Drug Administration for clearance consideration. Once this clearance has been obtained, Ampersand will be able to sell the cleared product in the United States. Ampersand will also submit the data to other regulatory agencies that may have jurisdiction over specific products.

                         PRODUCT INTRODUCTION TIMELINE

PRODUCT                          PROCESS                         TIMELINE
-------                          -------                         --------
collector               Clinical Trials            Current through Mid 3rd Quarter 2001
                        FDA Submission & Review    Mid 3rd Quarter 2001
                        FDA Clearance              Mid 4th Quarter 2001
                        U.S. Sales                 Mid 4th Quarter 2001
                        International Sales        Mid 4th Quarter 2001
Slide Based Test -      Clinical Trials            Current through Late 4th Quarter
  Adjunctive
                        FDA Submission & Review    Late 4th Quarter 2001
                        International Sales        Early 1st Quarter 2002
Slide Based Test -      Clinical Trials            2nd Quarter 2002
  PAP test replacement  FDA Submission & Review    2nd Quarter 2003
                        International Sales        1st Quarter 2002
POS Test                Development                Current through End 2001
                        Clinical Trials            Beginning of 2002
                        International Sales        Late 1st Quarter 2002
In-Cell HPV Test        Development                Current through Mid 3rd Quarter 2001
                        Clinical Trials            Mid 3rd Quarter 2001 through
                                                   Mid 1st Quarter 2002
                        FDA Submission & Review    Late 1st Quarter 2002
                        International Sales        Beginning 1st Quarter 2002

     SAMBA. Ampersand has a wholly-owned subsidiary, Samba Technologies, Sarl based in France. Samba designs, develops and markets web-enabled software based systems for image analysis, image capture, and image transmission and management for clinical and industrial applications. Samba also is developing the software used in the InPath System. All of Ampersand's reported revenue to date has been from the sale of Samba products and services.

     Samba software suites, a group of programs which may be used singly or together in a particular application, allow the user to capture and share digital images and related data. Examples of applications are radiology, pathology and real-time coordination between pathologist and physician during ongoing surgical procedures. Samba software can create a single data folder, where patient information, physician case notes and diagnostic images from various sources are maintained or annotated. The software can be employed in local or wide area networks, or through an Internet browser using security-encrypted files. All of Samba's software can be used on a wide variety of image capture instruments or devices and can employ static, historical, or dynamic live images. Samba also provides software customization, installation, interface, network and Internet consulting services to the users of its products.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF SPECIAL MEETING


     This proxy statement-prospectus is being furnished to holders of AccuMed common stock in connection with the solicitation of proxies by AccuMed's board of directors for use at the special meeting of stockholders scheduled to be held at AccuMed's principal offices located at 920 North Franklin Street, Suite 402,
Chicago, Illinois at 11:00 a.m., Chicago time, on September   , 2001 and at any
and all adjournments or postponements of the special meeting.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING


     At the special meeting, AccuMed stockholders will consider and vote upon the proposal to approve the merger agreement and the merger in which AccuMed will become a wholly-owned subsidiary of Ampersand.



     Delaware law requires approval of a majority of the outstanding shares of AccuMed common stock to complete the merger. Under the merger agreement, the holders of a majority of the shares of AccuMed Series A Convertible Preferred Stock, voting as a separate class, must also approve the merger.

     Stockholders may also be asked to vote on other matters that may properly be submitted to a vote at the special meeting or any adjournment of the special meeting.

REVOCABILITY OF PROXIES

     A proxy for use at the special meeting is enclosed. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by: (1) filing with the Secretary of AccuMed a notice of revocation of proxy; (2) filing with the Secretary of AccuMed a valid proxy bearing a later date; or (3) attending the special meeting and voting in person. Your attendance alone at the special meeting will not revoke your proxy.

SOLICITATION OF PROXIES; EXPENSES

     This proxy solicitation is being made by the board of directors of AccuMed. The expense of the solicitation will be paid by AccuMed. AccuMed has retained Georgeson Shareholder to conduct a broker search, distribute the proxy materials and act as proxy solicitor in connection with the special meeting. For these services, AccuMed will pay Georgeson Shareholder a fee of approximately $5,500. We will also reimburse Georgeson Shareholder for out-of-pocket expenses, estimated not to exceed $800. To the extent necessary to assure sufficient representation at the special meeting, proxies may be solicited by any appropriate means by Georgeson Shareholder. In addition, proxies may be solicited by any appropriate means by AccuMed's directors, officers and regular employees, and by the stock transfer agent for AccuMed's common stock. These persons will not receive any additional compensation for their solicitation efforts.

     Georgeson Shareholder will request that banks, brokers and other fiduciaries distribute proxy materials to their customers who beneficially own the AccuMed common stock listed of record in the names of nominees. Although there is no formal reimbursement arrangement, AccuMed will reimburse those persons for their reasonable expenses of distribution.

STOCKHOLDERS ENTITLED TO VOTE


     AccuMed's board of directors has fixed July 31, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, there were outstanding and entitled to vote 5,739,838 shares of AccuMed's common stock and 572,485 shares of AccuMed Series A Convertible Preferred Stock.


VOTING PROCEDURES


     Each holder of AccuMed common stock will be entitled to one vote, in person or by proxy, for each share standing in the holder's name on the books of AccuMed as of the record date with respect to each of the matters duly presented for a vote at the special meeting.



     Each holder of AccuMed Series A Convertible Preferred Stock will be entitled to one vote, in person or by proxy, for each share outstanding in the holder's name on the books of AccuMed as of the record date with respect to the merger agreement and the merger.


     In connection with the solicitation by the board of directors of proxies for use at the special meeting, the board of directors has designated Paul F. Lavallee, Chairman of the Board and Chief Executive Officer, and Joseph Plandowski, as proxies. Shares represented by all properly executed proxies will be voted at the special meeting in accordance with the instructions specified on those proxies. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR approval of the merger agreement and the merger.


     The board of directors is not aware of any matters that will come before the special meeting other than as described above. However, if other matters are presented, the named proxies will, in the absence of instructions to the contrary, vote those proxies entitled to vote on such matters in accordance with their judgment with respect to any other matters properly coming before the special meeting, except that proxies voted against the merger will not be voted in favor of adjournment of the special meeting in order to continue soliciting proxies to approve the merger.

VOTES REQUIRED TO APPROVE THE MERGER


     Approval of the merger agreement and merger requires the affirmative vote of holders of a majority of the outstanding shares of AccuMed common stock, voting as a separate class, and a majority of shares of AccuMed Series A Convertible Preferred Stock, voting as a separate class, in person or by proxy at the special meeting, assuming the presence of a quorum.


QUORUM; BROKER NON-VOTES; ABSTENTIONS

     The presence in person or by properly executed proxy of holders of a majority of the outstanding shares of AccuMed common stock is necessary to constitute a quorum for the transaction of business at the special meeting. For purposes of determining whether a quorum is present, the inspector of elections will include shares:

     - the holders of which abstain from voting on any particular matter; and

     - for which executed proxies are returned by a broker that holds shares in street name indicating that the broker does not have discretionary authority to vote those shares on a particular matter, otherwise known as broker non-votes.

With regard to the merger proposal, abstentions and broker non-votes will have the same effect as a vote against the proposal.

VOTING STOCK HELD BY ACCUMED MANAGEMENT AND THEIR AFFILIATES; VOTING AGREEMENTS


     As of August 7, 2001 AccuMed's directors, officer and their affiliates owned an aggregate of 536,971 shares (9.4%) of the outstanding AccuMed common stock and 354,046 (62%) of AccuMed's Series A Preferred Stock. AccuMed's directors, an officer and Bellingham Capital Industries, a principal stockholder of AccuMed, has each agreed to vote their common stock and Series A Convertible Preferred Stock in favor of the merger agreement at the special meeting. These stockholders own a total of 1,081,712 shares (18.8%) of the outstanding AccuMed common stock and 354,046 (62%) of AccuMed's Series A Convertible Preferred Stock.


INSPECTOR OF ELECTIONS

     The board of directors has appointed Dennis Broussard, Executive Assistant of AccuMed, as the inspector of elections for the special meeting. The inspector of elections will determine the number of shares of AccuMed common stock represented in person or by proxy at the special meeting, whether a quorum exists, the authenticity, and validity and effect of proxies, and will receive and count the votes.

RIGHTS OF STOCKHOLDERS NOT VOTING FOR THE MERGER

     Stockholders who do not support the merger and who do not wish to receive the Ampersand stock consideration to be paid in the merger have the right to demand that a court appraise their shares. If the merger is completed, these stockholders will be entitled to receive in cash the fair value of their shares as determined by the court. In order to qualify for this right, a stockholder must:

     - be the owner of record on the date the stockholder demands appraisal and not sell his or her shares before the merger is completed;


     - not vote for the merger agreement;


     - make a written demand for appraisal prior to the special meeting; and

     - follow the other procedures required by law.

     See "Appraisal Rights of Dissenting Stockholders" under "The Merger" for a description of these procedures.

                                   THE MERGER

     The information in this proxy statement-prospectus concerning the terms of the merger is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Appendix I and is incorporated by reference herein. Attached to the merger agreement are the form of Voting Agreement signed by the directors and officer of AccuMed and their affiliates, the form of note given by AccuMed to Ampersand upon execution of the merger agreement and the Certificate of Designation relating to Ampersand's Series A Convertible Preferred Stock. All stockholders are urged to read the merger agreement in its entirety.

GENERAL


     Pursuant to the merger agreement, AccuMed will be merged with and into AccuMed Acquisition Corp., with AccuMed Acquisition Corp. as the surviving corporation and continuing as a wholly-owned subsidiary of Ampersand. After the merger, based on the number of shares of Ampersand common stock outstanding on the date of this proxy statement-prospectus, AccuMed's stockholders will own approximately 11% of the outstanding common stock of Ampersand and all of Ampersand's Series A Convertible Preferred Stock.


     As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, unless the merger agreement has been terminated, Acquisition and AccuMed will file a certificate of merger with the Secretary of State of Delaware. The merger will become effective upon the filing of such certificate of merger with the Secretary of State of Delaware.

BACKGROUND OF AND REASONS FOR THE MERGER

     BACKGROUND OF THE MERGER

     ACCUMED BACKGROUND. In the Summer of 1998, AccuMed began efforts to sell its microbiology business to raise proceeds to reduce its debt and provide funding to continue developing and marketing its other product lines. On November 20, 1998, AccuMed entered into an agreement to sell the microbiology business. On January 29, 1999, AccuMed completed this sale for approximately $15,150,000 in cash. As a result, AccuMed repaid most of its debt and substantially reduced its operating expenses.

     However, even after additional reductions in operating expenses, AccuMed still required substantial amounts of cash to fund its high fixed overhead needed to support its remaining technology. However, there remained insufficient demand for AccuMed's products to fund these operations. The board believed that it was not viable for AccuMed to continue to sustain its operations as a stand-alone company. Thus, AccuMed began seeking a merger partner in June 1999.

     Proposed Microsulis Merger. After extensive efforts to find a merger partner, including preliminary discussions with several companies, Microsulis Corporation was the only company that demonstrated interest in merging with AccuMed. AccuMed signed a letter of intent in October 1999 to merge Microsulis into AccuMed. AccuMed and Microsulis signed a merger agreement in November 1999.

     In the proposed merger, AccuMed would have issued between 10,726,830 and 11,308,830 shares of AccuMed common stock at a ratio of 1.94 AccuMed shares for each share of Microsulis common stock outstanding at the time of the merger. AccuMed would have also issued five-year warrants to purchase a total of between 2,764,646 and 3,014,646 shares of AccuMed common stock exercisable at $6.75 per share. Microsulis common stockholders would have received one warrant for every two shares of Microsulis common stock outstanding at the time of the merger. AccuMed stockholders would have retained approximately 35.2% to 37.3% of the outstanding common stock. Microsulis stockholders would have owned approximately 62.7% to 64.8% of the outstanding common stock. AccuMed would have also granted stock options to purchase 1,040,000 shares of common stock at an exercise price of $2.50 per share to replace Microsulis stock options. AccuMed would have granted an aggregate of 240,000 stock options exercisable at $2.50 per share to Microsulis's non-employee directors. AccuMed would also have granted a total of 750,000 stock options to two Microsulis executive officers exercisable at a minimum of $2.50 per share.

     The Microsulis merger agreement required that the merger be completed by February 28, 2000. After AccuMed reviewed the SEC comments on its proxy statements-prospectus, AccuMed realized in early February 2000 that it would be unable to hold its special stockholders meeting to approve the merger prior to the February 28, 2000 deadline. On February 4, 2000, Microsulis informed AccuMed that it would only extend the merger deadline if AccuMed agreed to several significant changes to the financial terms of the merger. One of the proposed changes required AccuMed to raise a significant amount of new capital prior to closing without any dilution to the equity position the Microsulis stockholders would hold after the merger. AccuMed's board of directors determined that the proposed changes were not in the AccuMed stockholders' best interests. AccuMed advised Microsulis that AccuMed would not agree to the proposed changes. On February 26, 2000, Microsulis notified AccuMed that Microsulis would not extend the merger deadline. Thus, the merger agreement expired on February 28, 2000. On March 31, 2000, Microsulis repaid the $400,000 that AccuMed had loaned Microsulis pursuant to the merger agreement.

     Efforts to Seek a New Partner. Following termination of the Microsulis merger, AccuMed identified dozens of companies whose businesses were similar or closely related to AccuMed's. Through June 2000, AccuMed contacted these companies by letter with telephone follow-up to determine whether they had an interest to merge with AccuMed or alternatively purchase some or all of AccuMed's assets. Ampersand was the only company interested in acquiring all of AccuMed and assuming all of its liabilities. Two other companies expressed initial interest in acquiring AcCell inventory and some patents, but not all of AccuMed's assets. The initial range of financial consideration discussed by these two companies combined was approximately $1,000,000 to $1,300,000. This amount was sufficient to allow AccuMed to continue its operations for only a few months. Thus, the board determined that AccuMed would be unable to continue as a stand-alone business and would have to liquidate AccuMed's remaining assets. Thus, the board did not pursue these two initial expressions of interest to purchase limited assets.

     AMPERSAND BACKGROUND. Peter P. Gombrich, Chairman of the Board and Chief Executive Officer of Ampersand, founded AccuMed in 1994 and served as AccuMed's Chairman of the Board, President and Chief Executive Officer until January 1998. Leonard R. Prange, President, Chief Operating Officer and Chief Financial Officer of Ampersand, joined AccuMed as its Chief Financial Officer in 1996 and served in that capacity until December 1998.

     Mr. Gombrich resigned as Chairman of the Board and Chief Executive Officer of AccuMed in January 1998 and as a director of AccuMed in May 1998. Mr. Gombrich resigned because of a disagreement with the board of directors of AccuMed over the development of the technology subsequently licensed to Ampersand. Mr. Gombrich wanted to pursue the technology development process via strategic partnering relationships between AccuMed and other medical technology companies. The AccuMed board of directors chose to devote AccuMed's resources to the development of other products. As part of his severance agreement, which was entered into in September 1998, AccuMed granted Mr. Gombrich and InPath LLC, which Mr. Gombrich formed in 1998, an exclusive license to certain of AccuMed's patent applications and related technology. The license agreement required payment of a license fee in five installments of $100,000 each on September 4, 1998, December 4, 1998, March 4, 1999, June 4, 1999, and September 4, 1999, a 7%
royalty, payable in minimum semi-annual payments of $500,000 each on September 4, 1999 and March 4, 2000, and March 4 and June 4, 2001; minimum quarterly payments of $375,000 each on September 4, 2001 and December 4, 2001, March 4, June 4, September 4, and December 4, 2002, and March 4, and June 4, 2003, and minimum quarterly payments of $500,000 each beginning on September 4, 2003 and each quarter thereafter until the minimum total payment of $5,000,000 is reached. Thereafter, royalties were payable quarterly at the 7% rate.

     During the negotiation of his severance agreement, Mr. Gombrich also discussed with Paul Lavallee, the Chairman of the Board and Chief Executive Officer of AccuMed, the licencing of other AccuMed technology and purchase of certain AccuMed assets, including the right to manufacture and distribute technology related to AccuMed's AcCell instruments. The proposed license was to cover exclusive and non-exclusive markets to be determined in negotiating the definitive agreement. The letter of intent also called for Ampersand to purchase AccuMed inventory of AcCell instruments and piece parts at cost. Ampersand was only obligated to pay for piece parts, which were of a current engineering revision status. Total consideration, including the license and the purchased inventory, was estimated to be approximately $3 million, depending on the number of instruments and inventory level of specified parts. In January 1999, Ampersand presented a formal proposal and on March 9, 1999 Ampersand and AccuMed signed a letter of intent relating to this license and purchase of assets. On that date, Ampersand paid $100,000 to AccuMed in support of a no-shop clause in the letter of intent. Ampersand and AccuMed were unable to reach a definitive agreement primarily due to their inability to agree on a defined exclusive market. When the business opportunities of the exclusive market proposed by AccuMed were offset by the proposed license cost, the resultant revenue and profit projections did not justify moving forward with the agreement. Ampersand terminated the letter of intent on August 9, 1999 and forfeited the $100,000 no shop clause payment.

     Ampersand did not make a $100,000 license fee payment and a $500,000 minimum royalty payment due on September 4, 1999 under the license agreement. Ampersand's failure to make these payments was based on its contention that AccuMed was not supporting or developing the license as anticipated in the license agreement. At the time the license agreement was executed, AccuMed had only preliminary patent applications in place covering the licensed technology. These preliminary applications had very broad bases to cover the widest possible applications. AccuMed was responsible for developing the preliminary applications into more detailed final applications on which basis the ultimate patent would be issued. When the patents covering the technology were actually issued and provided to Ampersand, Ampersand believed that AccuMed had not developed the applications to their fullest possible extent, thus reducing their potential value, especially in the early years of the license when significant royalty payments were required, and resulting in Ampersand having a lengthier product development process. Both companies wished to avoid the cost of lengthy litigation over the matter, since much of the dispute centered on short-term rather than long-term issues.

     On September 23, 1999, AccuMed notified Ampersand of Ampersand's payment default and on November 19, 1999 Ampersand notified AccuMed that Ampersand was terminating the license agreement. The parties negotiated over the next several months and, on March 29, 2000, Ampersand and AccuMed entered into a letter of understanding resolving the license dispute. On that date, Ampersand paid AccuMed $100,000 as a final license fee payment. On June 2, 2000, the parties entered into an amendment to the license agreement, reducing the royalty rate from 7% to 4% and eliminating the minimum royalty payments in the first four years, but the $5,000,000 total minimum royalty payment over the life of the license was not eliminated. In connection with this amendment, Ampersand (A) paid AccuMed $500,000 in cash, (B) issued 128,000 shares of Ampersand common stock to AccuMed, and (C) issued AccuMed a $100,000 convertible note due March 29, 2001, all as advance royalty payments. Payments by Ampersand under the license agreement amount to $500,000 in cash covering the initial license fee and $1,050,000, in advance royalty payments including $500,000 in cash and Ampersand common stock with a stipulated value of $450,000. In addition, AccuMed received a 2% interest in InPath LLC, which was later converted into common stock of Ampersand. AccuMed owns 192,000 shares of common stock of Ampersand. These shares will become treasury stock of Ampersand in the merger.

     MERGER NEGOTIATIONS

     On June 7, 2000, Mr. Gombrich sent Mr. Lavallee a letter proposing terms under which Ampersand would acquire AccuMed stock or assets. The terms in the letter, identified as being for discussion purposes only, were presented on a broad basis whereby Ampersand would offer to acquire AccuMed through an exchange of Ampersand common stock with a value of $10 million to $13 million dollars. This valuation was subject to issues regarding AccuMed's outstanding liabilities, options and warrants to purchase common stock, and limited information available to Ampersand on the potential value of new technology and license agreements entered into by AccuMed in 2000.

     On June 14, 2000, Mr. Lavallee sent Mr. Gombrich a letter indicating the AccuMed board of directors was interested in pursuing negotiations towards an offer involving an exchange of 1 1/2 shares of Ampersand common stock for each share of AccuMed common stock. This proposal placed a value on AccuMed in excess of $21 million based on the then current trading price of Ampersand's common stock. Mr. Gombrich telephoned Mr. Lavallee to say that Ampersand could not justify an exchange of stock valuing AccuMed at $21 million and was only willing to pursue continued discussions based on a valuation approximating that in its original letter of June 7, 2000. Mr. Lavallee indicated that if Ampersand made a formal offer, he would bring it to AccuMed's board of directors for a full discussion. On July 25, 2000, Mr. Gombrich sent Mr. Lavallee a draft term sheet for a transaction in which Ampersand would acquire 100% of AccuMed's issued and outstanding stock for $10 million to $12 million, in exchange for Ampersand common stock, debt or debt convertible into common stock.

     After numerous telephone discussions, meetings between management of both companies and delivery of additional information by AccuMed, Mr. Lavallee sent Mr. Gombrich a memorandum which proposed a minimum valuation of $12 million and a maximum valuation of $15 million for AccuMed. The valuation would increase beyond the minimum if AccuMed obtained new proposed third party contracts. In addition, the memorandum proposed that $2,000,000 of the consideration be in cash with the balance in Ampersand common stock registered with the SEC for resale.

     On August 25, 2000, Mr. Gombrich sent Mr. Lavallee a draft letter of intent, which proposed that the contemplated transaction be structured as a merger of Ampersand into AccuMed. The draft letter of intent proposed that AccuMed would issue sufficient new shares of common stock to approximate a $12 million to $15 million value of AccuMed relative to an Ampersand valuation, based on the market price of Ampersand outstanding common stock for 20 trading days prior to closing. The draft letter of intent included other terms and conditions similar to those proposed by Mr. Lavallee in his August 25, 2000 memorandum.

     On September 13, 2000, Ampersand sent AccuMed a formal letter of intent similar in all material aspects to the draft submitted on August 25, 2000. Mr. Lavallee indicated in a September 14, 2000 letter to Mr. Gombrich, that the AccuMed board of directors had found the September 13, 2000 proposal initially acceptable subject to certain requested changes.

     Both parties agreed to a final term sheet on September 22, 2000. That term sheet provided, among other things, for the merger of Ampersand into AccuMed with Ampersand stockholders owning approximately 89% of the combined company, which is the same percentage as the Ampersand stockholders will have after completion of the present transaction; a valuation of $12 million for AccuMed; a $2,000,000 loan to AccuMed due at the signing of a definitive agreement; and a $300,000 advance on that loan. Ampersand required that, before completing the merger, AccuMed must terminate Mr. Lavallee's professional services agreement through which he has served as AccuMed's Chairman and Chief Executive Officer. The agreement entitled AccuMed to terminate Mr. Lavallee's services without cause if AccuMed pays him cash equal to 12 months' salary. AccuMed's board of directors approved the agreement termination and payment of the required fee during the same board meeting in which it approved the merger agreement. Mr. Lavallee agreed to continue to serve as Chairman and Chief Executive Officer of AccuMed until the merger is completed under the same terms as the terminated agreement.

     While Ampersand's attorneys were drafting a definitive agreement, AccuMed's stock was delisted by the NASDAQ SmallCap Market at the end of November 2000. NASDAQ delisted AccuMed's common stock from the SmallCap Market because the stock's bid price was below NASDAQ's $1.00 per share minimum bid price and NASDAQ was not satisfied with AccuMed's proposed plan to increase its bid price. Also, during that time, the market value of both companies deteriorated. Throughout the quarter prior to the acquisition announcement, the common stock of Ampersand had traded in a range between $2.00 and $3.50 per share. However, AccuMed's common stock was trading at less than $1.00 per share and AccuMed had received notice from NASDAQ that it did not meet the minimum trading price requirement to remain listed on the SmallCap Market. Once AccuMed lost its NASDAQ SmallCap Market listing in November 2000, the trading price of its common stock dropped to less than $0.25 per share.

     Termination of September 22, 2000 Letter of Intent. Ampersand's stock began a steady decline after the announcement of the letter of intent. At the beginning of December, Ampersand's stock price was less than $1.00 per share. Accordingly, Ampersand proposed renegotiating the terms of the letter of intent. Ampersand formally terminated the letter of intent on December 7, 2000, but Mr. Gombrich stated he was still interested in a merger but under revised terms. Ampersand terminated the letter of intent because it could no longer justify the potential 30% dilution resulting from a merger with AccuMed based on a $12 million valuation. At the time the letter of intent was executed, the anticipated transaction would have resulted in Ampersand
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

issuing approximately 3 million shares of stock valued at approximately 10% of the value of Ampersand. Ampersand also anticipated that its stock would increase in value because of advancements in the development of its products. Ampersand did not anticipate the severe selling pressure on its stock, which began to occur immediately after the announcement of the letter of intent. When AccuMed failed to maintain its NASDAQ SmallCap listing its stock price also declined, AccuMed's board of directors directed Mr. Lavallee to move forward with negotiations and continued discussions with Mr. Gombrich. Mr. Gombrich made a final offer to acquire 100% of AccuMed common and preferred stock for 4,000,000 shares of Ampersand common stock in December 2000.


     Negotiations continued and Ampersand loaned AccuMed an additional $30,000 on December 29, 2000. On February 7, 2001, the merger agreement was signed. The May 10, 2001 amendment merely extended the merger closing date and extended Ampersand's obligation to loan AccuMed funds at a minimum of $100,000 to a maximum of $225,000 monthly until closing. The August 7, 2001 amendment provides that the vote of the holders of a majority of the outstanding shares of AccuMed Series A Convertible Preferred Stock is a condition of the merger.


     At the time of the signing of the merger agreement on February 7, 2001, the price of Ampersand's common stock was approximately $1.50 per share, which would result in an exchange value of $6 million. In addition, Ampersand was obligated to lend AccuMed $800,000 ($470,000 at signing and $330,000 loaned in 2000) and provide additional loans to fund AccuMed operations until closing. Based on the original estimated closing date, the total amount of the loans would reach $1,475,000. These loans would not be repaid in the merger. The amendment to the merger agreement signed in May 2001, requires Ampersand to continue to make loans to AccuMed to be used for operating purposes. In addition, Ampersand is required to issue Series A Convertible Preferred Stock, which has a liquidation preference of approximately $2.5 million that was not contemplated in the September 22, 2000 letter of intent.


     The merger negotiations were concluded and the final merger agreement was signed based on Ampersand's final offer of 4,000,000 shares of Ampersand's common stock. The boards of directors of both companies were fully aware of the volatility of the trading price of Ampersand's common stock. Based on this volatility, the value of the transaction might increase or decrease in the time between the signing of the merger agreement and the closing of the merger. In addition, Ampersand's board of directors believes that the market value of both companies have declined proportionately. On September 22, 2000, the closing price of Ampersand's common stock on the Over-The-Counter Bulletin Board was $2.8125 per share and the closing price of AccuMed's common stock on the Nasdaq SmallCap Market as of the same date was $0.5625 per share, a comparative ratio of 5 to 1. The total market capitalization value of Ampersand at September 22, 2000 was approximately $84.5 million and the total market capitalization of AccuMed as of the same date was approximately $3.2 million, a comparative ratio of approximately 26 to 1. On February 6, 2001, the date preceding the signing of the definitive merger agreement, the closing price of Ampersand's common stock on the Over-The-Counter Bulletin Board was $1.50 per share and the closing price of AccuMed's common stock on the Over-The-Counter Bulletin Board, AccuMed's common stock having been delisted from the Nasdaq SmallCap Market, as of the same date was $0.25 per share, a comparative ratio of 6 to 1. The total market capitalization value of Ampersand on February 6, 2001 was approximately $45.3 million and the total market capitalization of AccuMed as of the same date was approximately $1.4 million, a comparative ratio of approximately 32 to 1. AccuMed's stockholders' percentage of ownership in the combined company remains approximately the same in the final merger agreement as it would have been under the original September 22, 2000 term sheet.


     Ampersand has committed to issue additional shares of common stock to holders of options and warrants to purchase shares of AccuMed common stock if those options or warrants are exercised after the merger. Ampersand would receive the cash proceeds from the exercise of these options and warrants. Ampersand believes that the exercise proceeds will provide adequate consideration of the issuance of any additional shares and would not have an effect on the initial valuation of AccuMed.

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

     REASONS FOR THE MERGER

     ACCUMED REASONS FOR THE MERGER

     Raising Additional Capital is not a Viable Option. AccuMed's board believes that it is not possible for AccuMed to raise new capital on acceptable terms. From October 1996 through March 1998, AccuMed raised substantial capital through public and private sales of its common stock, convertible notes, preferred stock and warrants. In early 2000, AccuMed made inquiries to investment bankers and individual investors with high net worth as to the possibility of AccuMed raising capital by selling its securities. These persons advised AccuMed that they were not interested in purchasing AccuMed securities then because of the lack of market demand for AccuMed's products, and that AccuMed continued to be a research and development company with no indications of achieving profitable operations in the foreseeable future.

     AccuMed's board has evaluated three key circumstances that they deem to further reduce AccuMed's ability to sell new securities on favorable terms. First, AccuMed's common stock has traded below $0.72 per share since AccuMed entered into the original letter of intent with Ampersand on September 22, 2000. Second, at the end of November 2000, NASDAQ delisted the common stock from the SmallCap Market for failure to meet the minimum $1.00 per share bid price. Third, AccuMed's independent auditors included an explanatory paragraph in their opinion on AccuMed's financial statements for the year ended December 31, 2000 to indicate there is substantial uncertainty whether AccuMed will be able to continue as a going concern. Additionally, AccuMed's two largest stockholders, director Robert Priddy and Bellingham Capital Industries, which invested through private security sales by AccuMed, advised the board that they would not make any new investments in AccuMed.


     Merger with Ampersand is Preferable Alternative to Liquidation for Common Stockholders. AccuMed's board believes that liquidation is the only alternative to completing the merger with Ampersand. If liquidation is necessary, AccuMed will contact the companies that it contacted during its search for a merger partner prior to agreeing to the Ampersand merger to determine if any of them are interested in purchasing any AccuMed assets at that time. Legally, AccuMed is obligated to use the first proceeds from the sale of all its assets to satisfy its debt, trade payables and other accrued liabilities, including obligations of its litigation settlement agreement with Merrill Corporation. When these expenses are added to the legal, accounting and other operational expenses related to winding-down the business, management estimates that the first set of required payments would total approximately $3,186,000, if AccuMed is able to sublease its office space, to $3,535,000, if AccuMed must pay the full lease obligation, as projected at August 7, 2001. This amount would increase by the amount of any additional loans that Ampersand makes to AccuMed pursuant to the merger agreement. AccuMed is required to apply any remaining liquidation proceeds second to satisfy the liquidation preference of the outstanding AccuMed preferred stock, which is $2,576,183 at August 7, 2001. Thus, AccuMed would need to satisfy approximately $5,762,183 to $6,111,183 of obligations before any liquidation funds could be paid to common stockholders. AccuMed's board is unable to estimate the total amount of proceeds that AccuMed might obtain upon liquidation of all assets. If the Ampersand merger is completed, Ampersand will assume all AccuMed's liabilities, and AccuMed's common stockholders will receive Ampersand common stock and the possibility of increased value in their investment.


     Ampersand's Agreement to Fund AccuMed Operations Pending Merger. In addition to the consideration discussed above, during the course of its deliberations, the AccuMed board reviewed and considered the following factors. In the merger agreement, Ampersand committed to loan AccuMed $800,000 upon signing the merger agreement and an additional $225,000 per month until the merger is completed or terminated by the original deadline of May 31, 2001. These funds have allowed AccuMed to continue its operations to date, rather than liquidating. When the parties realized they would be unable to complete the merger by May 31, 2001, Ampersand agreed to extend the closing deadline until September 30, 2001. Ampersand also agreed to extend its obligation to lend AccuMed funds to support its operations monthly from June 1 through September 1, 2001. This extension through the amendment to the merger agreement is providing funds to allow AccuMed to continue its operations through September 30, 2001.

     AccuMed Board's Deliberations and Recommendation; No Fairness
Opinion. AccuMed's board members collectively have served approximately 50 years on boards of directors of public, small cap companies. In

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


this capacity, AccuMed's board members have evaluated many major corporate transactions like mergers. AccuMed's board chose not to expend the significant amount of funds required to obtain a fairness opinion in which an independent financial advisor would have advised the board as to the fairness of the consideration to be provided AccuMed's stockholders in the Ampersand merger. Management estimates that the cost would have been extremely high relative to AccuMed's minimum monthly operating expenses as covered by loans made by Ampersand under the merger agreement. AccuMed's board conducted a comparative analysis of the two options available to it (1) the Ampersand merger, and (2) selling AcCell inventory and some patents for possible total consideration of approximately $1,000,000 to $1,300,000, and liquidating the remaining assets and winding-up AccuMed's business. The AcCell inventory and patents that the two parties were interested in purchasing represent the core value and substantially all of AccuMed's total assets. Thus, the board believed that a total asset liquidation would not generate proceeds anywhere near the minimum of $5,762,183 required to satisfy obligations senior to the common stockholders. Therefore, the board concluded that AccuMed would be unable to make any payment to common stockholders following a liquidation. On the other hand, the Ampersand merger will provide Ampersand common stock to the AccuMed stockholders. Ampersand was firm in advising AccuMed that the 4,000,000 Ampersand shares was Ampersand's best and final offer for merger consideration. The AccuMed board believes the Ampersand merger represents the best opportunity it could obtain for the common stockholders. The board did not conduct any other types of analyses in determining that the 4,000,000 Ampersand shares is the appropriate amount of consideration for the merger. The AccuMed board believes that the Ampersand merger is the only alternative to liquidation, and that the merger offers the common stockholders the only opportunity to increase the value of their current investment in AccuMed stock.


     After Ampersand terminated the letter of intent on December 7, 2000, the parties renegotiated terms of the merger, including that Ampersand would be the surviving company rather than AccuMed. AccuMed's board realized that the previous advantage to Ampersand of becoming a NASDAQ SmallCap traded company as a result of the initially planned structure of merging into AccuMed was lost when AccuMed's common stock was delisted at the end of November 2000. The most significant change in the consideration from the September 22, 2000 letter of intent to the current merger agreement for AccuMed common stockholders is that the percentage of equity they would hold upon completing the merger was no longer determined by reference to each company's stock trading price at closing. AccuMed's board considered the risk that it and the stockholders could not predict how the trading value of the Ampersand stock price might change between signing the merger agreement and closing the merger. However, the AccuMed board, after considering all of the background information and factors described above, believes that completing the merger with Ampersand on the terms described in this proxy statement-prospectus is in the best interest of AccuMed's common stockholders and is preferable to the alternative of liquidation.

     At a meeting held on February 5, 2001 and by a written consent dated May 10, 2001, AccuMed's board of directors unanimously approved the merger agreement and amendment, respectively, and recommends that stockholders vote in favor of the merger and merger agreement, as amended.

     This discussion of the information and factors considered by AccuMed's board is not intended to be exhaustive but includes all material factors considered by the board. In view of the variety of factors considered in connection with its evaluation of the merger, AccuMed's board did not find if practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of AccuMed's board may have given different weights to the different factors.

     AMPERSAND'S REASONS FOR THE MERGER

     Broadly, both companies are in the cancer detection and screening segment of the medical technology marketplace. Both companies have the same laboratory customer base in the U.S. Ampersand will use AccuMed instruments directly in certain of its InPath System products. Both companies have product applications, which are used as adjunctive clinical tests to assist a clinician in the diagnosis and treatment of disease. Both companies sell these products to laboratories. Both companies are expanding this phase of their product lines beyond the area of cervical cancer screening. Both companies have plans to develop a product for
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

lung cancer screening. AccuMed has a product used in the screening of urology specimens for DNA analysis. Ampersand is developing such a product with a strategic partner.

     AccuMed has contracts with a medical diagnostics company and a large laboratory to deliver instruments and software that perform image analysis of cellular material. AccuMed's image analysis software is similar to that marketed by Samba in Europe and the United States. Samba software engineers can support the AccuMed development team and accelerate delivery of products under these contracts. Ampersand estimates that the combined company could produce in excess of $1,000,000 in revenue from these contracts during the remainder of the year, and in excess of $2,000,000 during 2002. Ampersand will also offer its products and services, especially those products offered by Samba, to existing AccuMed customers. Ampersand anticipates additional revenues will be produced from the sale of its products to those customers during the remainder of 2001 and in 2002. Ampersand can also provide its products to those customers based on the relationships already established by AccuMed. This combination should lead to improved revenue and profit opportunities.

     The license agreement requires Ampersand to pay AccuMed a royalty equal to 4% of all of Ampersand's revenue. By combining the two companies, Ampersand eliminates the royalty payments, which will have a direct positive effect on both future operating results and cash flows. The original license required $5,000,000 in minimum royalty payments over the first four years of the license regardless of actual revenue generated from the sale of products. The amended license agreement requires that the $5,000,000 minimum be paid within the twenty-year life of the license. Ampersand anticipates that it would be required to pay a considerably larger amount over the life of the license based on a 4% royalty on all Ampersand consolidated net revenues. Ampersand will save royalty expense for 2001 and beyond by the elimination of the 4% royalty payment due to AccuMed on all Ampersand revenue.

     Ampersand intends to consolidate operations of both companies into one location, eliminating rent and occupancy related costs of AccuMed approximating $250,000. AccuMed's occupancy costs were approximately $279,000 in 2000, and $60,000 in the first quarter of 2001. Ampersand's occupancy costs for similar periods were approximately $119,000 and $118,000, respectively, the later amount representing an expansion of leased space. Ampersand will also consolidate functions related to legal, financial, public reporting, investor relations and insurance, which will eliminate duplicate costs approximating an additional $250,000. In 2000, AccuMed's costs related to public company issues were approximately $75,000 for legal services, $270,000 for accounting services, and $195,000 for investor relations, insurances, and other related costs. For the first three months of 2001, AccuMed's costs for these same functions amounted to approximately $110,000 on a combined basis. In 2000, Ampersand's costs related to public company issues were approximately $75,000 for legal services, $114,000 for accounting services, and $280,000 for investor relations, insurance and other related costs. For the first three months of 2001, Ampersand's costs for these same functions amounted to approximately $120,000 on a combined basis. Current AccuMed personnel moving to Ampersand will be employed primarily in revenue producing functions, and their compensation costs will be included in cost of sales and offset by revenues produced. Finally, AccuMed's chief executive officer will not continue with the combined company after the merger, thereby eliminating approximately $400,000 in costs. Ampersand anticipates that revenues from the sales of AccuMed products and services will increase from current levels as initial deliveries of product are made under existing AccuMed contracts and new contracts for AccuMed products are signed.


     Ampersand's royalty expense under the AccuMed license amounted to $44,000 in 2000. Ampersand's royalty expenses for 2001, assuming the merger does not take place, are budgeted at $125,000, including $27,000 for the six months ended June 30, 2001. Ampersand's royalty expenses based on internal revenue projections for 2002, assuming the merger does not take place, would amount to approximately $600,000.


     Ampersand intends to consolidate the operations of both companies into one location, thus eliminating significant rent expenses. Ampersand will have only one set of costs related to public reporting and other public company related costs such as transfer agent fees, legal costs and independent audit costs. AccuMed's chief executive officer will not continue with the combined company after the merger. Ampersand will also benefit from the revenues produced by existing AccuMed contracts to offset any additional expenses incurred.

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

     As mentioned above, Peter Gombrich, the founder and Chief Executive Officer of Ampersand, was the founder of AccuMed and its Chief Executive Officer until January 1998. Leonard Prange, President, Chief Operating and Chief Financial Officer of Ampersand was the Chief Operating and Chief Financial Officer of AccuMed from September 1996 until December 1998. Several of Ampersand's other employees have also had associations in the past with AccuMed. AccuMed's current Vice President of Software Development was appointed Senior Vice President Engineering of Ampersand. The two companies currently share his time and related payroll costs. AccuMed's current Senior Image Scientist will assume a similar position with Ampersand after the merger. Both of these positions are senior management positions within Ampersand. The combination of these factors, along with Ampersand's knowledge of products, markets and customers, will help to quickly integrate the operations of the two companies, as well as offer significant opportunities to enhance stockholder value.

     Ampersand also believes that if another company acquires AccuMed, that company may be unwilling to supply instruments and products to Ampersand in the future.

     Ampersand's management reviewed information concerning revenue and profit potentials of AccuMed's existing customer contracts as well as pending developments on new contracts. Ampersand management also reviewed early stage contact information with potential AccuMed customers to determine new revenue potentials. Ampersand management reviewed AccuMed's instrument inventory information to determine the potential cost to meet current customer requirements. In addition, Ampersand management reviewed the intangible benefits that AccuMed's instrument inventory would provide to the clinical trial process, by offering the opportunity to use a larger number of instruments at more sites to speed the process of the trials. Ampersand management has also determined that after the merger it should be able to market outside the U.S., and within the U.S. after Food and Drug Administration clearance, an InPath System slide-based test using an AcCell as a platform and drawing instruments from inventory. Lastly, Ampersand determined that new market opportunities could be provided by the integration of AccuMed and Samba software products.


     Ampersand's board of directors believes that a fairness opinion prepared by an independent investment advisor would generally include the following analyses: markets for newly acquired products; product development streams; current and future revenue opportunities; potential cost savings via consolidation or synergy of operations; and, discounted cash flow related to the risks of achieving the future revenues and cost savings benefits. An independent investment advisor might also include analyses of comparable companies or comparable transactions in the preparation of a fairness opinion.



     Ampersand's board of directors believes that its evaluation of the proposed merger transaction with AccuMed involves unique and significant issues, including the license agreement between the parties and the integration of instruments manufactured by AccuMed into Ampersand's clinical trial programs for the slide-based-test and the final slide-based test products. For these reasons Ampersand's board of directors believes that there are no comparable transactions with a public company. Ampersand's board of directors did take into consideration the fact that the original transaction proposed by Ampersand in the September 22, 2000 term sheet, in terms of ownership of the post-merger company, was similar to the proposed merger agreement between AccuMed and Microsulis Corporation, when adjusted for the fact that the Ampersand board of directors believes that Ampersand has a higher valuation potential because of its products and market opportunities.



     Ampersand's board of directors relied on discussions with Ampersand's management regarding market opportunities for AccuMed's products. Ampersand operates in the same business sector as AccuMed, cancer detection and diagnostics, addresses the same customer base, and management has direct experience with AccuMed's products through its past affiliation with AccuMed. Ampersand's board of directors believes that AccuMed's current contracts with customers, contracts in negotiations, and the integration of AccuMed products with those of Ampersand and Samba present significant new market, revenue, and profit opportunities. Ampersand's board of directors discussed the focus of AccuMed's new product development with Ampersand's management, and determined AccuMed was developing products to serve specific cancer screening and diagnostic market sectors, some of which are similar to those intended by Ampersand's product development path. Ampersand's board of directors determined that integration of the product development process would be beneficial to the post-merger company. Ampersand's board of directors also determined,


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after discussions with Ampersand's management, that access to AccuMed instruments would reduce the cost and completion time of clinical trials on certain Ampersand products. Ampersand's board of directors reviewed information related to revenues, costs, and profitability of current AccuMed customer contracts as well as those pending completion of negotiations, and determined that revenues and profits produced by those contracts, would be beneficial to Ampersand. Finally, Ampersand's board of directors relied on discussions with Ampersand's management regarding potential savings, which could be achieved through consolidation or synergy of operations. Ampersand's board of directors determined that significant reductions in AccuMed's current operating costs could be achieved in terms of both facilities and personnel. Ampersand's board of directors also reviewed the terms of the license agreement between the parties and determined that if Ampersand met its current business plans, significant cash royalty payments would be due to AccuMed.



     Ampersand's board of directors did not review a formal discounted cash flow analysis. Instead, Ampersand's board of directors relied on discussions with Ampersand's management and believes that such discussions and its own analyses and review of all of the above factors on a cumulative financial basis fulfilled the same process as a fairness opinion. Based on the significant business and financial experience of the board of directors, which includes medical professionals who are actively engaged in the analysis and due diligence processes related to the valuation of medical technologies, including experience in merger and acquisition transactions, the board of directors decided that it was not necessary to incur the expense of obtaining an independent fairness opinion, and relied on its own judgement in determining a valuation for the merger.


     The Ampersand board of directors considered all of the above factors in determining the level of consideration to be offered. Also included in their determination was the relative trading price volatility of Ampersand's common stock, the amount of potential dilution to existing Ampersand stockholders versus the benefits derived, and finally the impact of the issuance of shares of Series A Convertible Preferred Stock, and their related liquidation preference, to AccuMed's preferred stockholders.

     There are many opportunities for product integration. Ampersand may combine certain of its product applications with those of AccuMed and it may discontinue others. Ampersand currently has no intention of eliminating any existing AccuMed product other than through the normal process of generational development.

     ADDITIONAL COMBINED COMPANY ADVANTAGES CONSIDERED BY ACCUMED AND AMPERSAND

     In addition to the factors considered separately by AccuMed and Ampersand described above, each of Ampersand and AccuMed believe the merger will have the following benefits for the combined company:

     - Ampersand has a need for much of AccuMed's intellectual property and related instruments to use in systems for FDA clinical trials as well as other market needs. Ampersand will use AccuMed's AcCell instruments in its InPath System slide-based test product. It will use the instruments in the conduct of clinical trials of the Cocktail cervical cancer screening product. It will plan to sell the instruments outside of the U.S. for use in active screening programs using the InPath System, including the Cocktail and the InCell HPV test. Ampersand's Samba software products will be combined with AccuMed's AcCell Savant instrument and related software to enhance existing applications and develop new ones. Ampersand intends to actively pursue the uses for AccuMed technology and intellectual property outside of the U.S.

     - Combining the technological resources and scientific knowledge of both companies may allow the combined company to develop other products at a more rapid pace than would be possible for either company without the merger.

     - The merger should strengthen the combined company's technological expertise in the areas of new applications of both AccuMed's platform technology and Ampersand's products.

     - Combining the intellectual properties and collaboration among both companies' personnel who create and manage the intellectual property, may lead to greater expansion of the existing intellectual property. This may also result in more comprehensive product applications of the intellectual property.

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

     - The combined company can operate more efficiently than either company could operate as a separate business.

MERGER CONSIDERATION


     The number of shares of Ampersand common stock each AccuMed common stockholder will receive for each share of AccuMed common stock that the stockholder owns will be determined at the time of the merger by adding the then outstanding number of shares of AccuMed common stock to the number of the shares of AccuMed common stock issuable upon the conversion of AccuMed preferred stock, and dividing the total number into 4,000,000 shares of Ampersand common stock. Therefore, the final ratio will not be known at the time the AccuMed stockholders vote on the merger. Using that formula, as of February 7, 2001, the date the merger agreement, was signed, and as of August 7, 2001, AccuMed's stockholders would have received .6552 of a share of Ampersand common stock for each share of AccuMed common stock owned on those respective dates. The exercise or conversion prices for AccuMed's options, warrants and convertible note are significantly higher than the recent sales prices for AccuMed's common stock. Therefore, AccuMed's management believes that it is highly unlikely that holders of these securities will exercise them before the merger. Thus, AccuMed's and Ampersand's management believe it is highly likely that the final exchange ratio will remain at .6552 per share.



     In the merger, Ampersand will issue one share of its Series A Convertible Preferred Stock for each share of AccuMed Series A Preferred Stock outstanding. In that each share of AccuMed Series A Convertible Preferred Stock is convertible into .6667 of a share of AccuMed common stock and in the merger each share of AccuMed common stock will be exchanged for .6552 of a share of Ampersand common stock subject to the possible adjustment of the exchange ratio, each share of AccuMed Series A Preferred Stock will be convertible into .4368 of a share of Ampersand common stock.



     If all of the shares of AccuMed Series A Convertible Preferred Stock are converted into AccuMed common stock prior to the merger, then Ampersand will issue all 4,000,000 shares of its common stock and no shares of its Series A Convertible Preferred Stock.



AMPERSAND REVERSE STOCK SPLIT



     On May 24, 2001, Ampersand's stockholders approved a one-for-three reverse split of Ampersand's common stock. In the reverse split, each three shares of Ampersand's common stock will be reclassified and converted into one share of common stock. Fractional shares will not be issued. Instead, Ampersand stockholders will be entitled to receive a cash distribution, without interest, in lieu of any fractional shares. Because the split will reduce the number of outstanding shares of Ampersand common stock by two-thirds, the number of shares of Ampersand common stock each AccuMed stockholder receives in the merger will eventually be reduced by two-thirds. However, each common stockholder of AccuMed will own the same percentage of the outstanding shares of common stock of Ampersand after the reverse stock split as the stockholder would have owned if the split did not take place.



     The reverse split will become effective sometime after the closing of the merger. The timing of the reverse split will depend on several factors, such as the possible listing of Ampersand common stock on The American Stock Exchange, and the results of the negotiations by Ampersand's investment bankers in regard to Ampersand's future financings and business alliances.



     One of the principal reasons for seeking the stockholder approval to effect a one-for-three reverse stock split was to increase the per share price of the Ampersand common stock. Although the Ampersand directors never expected the resulting price of a post-split share to be exactly three times the price of a pre-split share, they nevertheless hoped it would be enough to meet or exceed the minimum price required for listing on The American Stock Exchange. More importantly, the directors also anticipated that in order for Ampersand to successfully apply for listing on The American Stock Exchange, Ampersand would have to successfully conclude its proposed merger with AccuMed. If the merger were not to be successfully concluded, there would be less reason for going forward with the reverse split and the directors might then decide to seek authorization from the Ampersand stockholders to abandon the reverse split altogether. Thus, the Ampersand directors have determined that it would not be appropriate for Ampersand to give effect to the previously approved reverse split prior to consummation of the merger with AccuMed.



     Consideration was also given to the possibility that if the merger is not successfully concluded, the directors might still determine to give effect to the reverse split in the hope that the per share price will nevertheless increase enough to attract additional investors and/or new business partners. However, Ampersand's newly retained investment bankers have advised Ampersand that it might be necessary to delay the reverse split until such time as Ampersand has positive news to report, thus making it more likely that the reverse split would have the desired effect in the marketplace.



     For all of these reasons, the Ampersand directors do not believe it is yet practicable to give effect to the reverse stock split. Furthermore, because the proposal approved by the stockholders of Ampersand did not impose a deadline with respect to effecting to the reverse split, the directors do not believe that the delay in implementing the reverse split is inconsistent with the approval itself or with the stockholders' expectations in regard to such implementation. The resolution approving the amendment to Ampersand's Certificate of Incorporation to effect the proposed one-for-three reverse stock split provides that the filing of the amendment with the Secretary of State of Delaware shall be made at such time as the board of directors of Ampersand shall determine is advisable. Accordingly, there has been no time limit placed on the implementation of the reverse split and the directors believe they are able to effect such split at a time that is appropriate and practicable in the exercise of their best business judgment, which judgment the directors of a Delaware corporation are required to exercise in order to properly discharge their fiduciary duties to the stockholders of the corporation. Furthermore, the directors, after consultation with counsel, are unaware of any statutory or case law requirement fixing a specific time period within which an amendment to the certificate of incorporation of a Delaware corporation must be filed with the Delaware Secretary of State once it has been approved by the stockholders of the corporation. However, in the event that the reverse split has not been implemented by the time notice of Ampersand's 2002 Annual Meeting of Stockholders is required to be given, the directors intend to place on the ballot for such meeting either a proposal to reconfirm or a proposal to abandon the reverse stock split.



TREATMENT OF ACCUMED STOCK OPTIONS



     At August 7, 2001, there were options outstanding for 836,515 shares of AccuMed common stock. At the time the merger becomes effective, each AccuMed stock option will become an option to purchase the number of shares of Ampersand common stock that would have been received by the holder of such option in the merger had the option been exercised in full for shares of AccuMed common stock immediately prior to the time the merger becomes effective, on the same terms and conditions under the relevant option as were applicable immediately prior to the time the merger becomes effective, except the exercise price per share will be adjusted by any change in the exchange ratio discussed above. Ampersand will register the shares to be issued pursuant to these options under the Securities Act of 1933, as amended.


TREATMENT OF ACCUMED WARRANTS


     At August 7, 2001, AccuMed had warrants outstanding to purchase 1,721,914 of shares of its common stock. At the time the merger becomes effective, each AccuMed warrant will become a warrant to purchase the number of shares of Ampersand common stock that would have been received by the holder of such warrant in the merger had the warrant been exercised in full for shares of AccuMed common stock immediately prior to the time the merger becomes effective, on the same terms and conditions under the relevant warrant as were applicable immediately prior to the time the merger becomes effective, except the exercise price per share will be proratably adjusted by changes in the exchange ratio as discussed above.


TREATMENT OF ACCUMED CONVERTIBLE NOTE


     At August 7, 2001, AccuMed had an outstanding note which was convertible into 56,411 shares of its common stock. At the time the merger becomes effective, this AccuMed note will become a convertible note of Ampersand and will be convertible into the number of shares of Ampersand common stock that would have been received by the note holder in the merger had the holder of the note converted the note in full for shares of AccuMed common stock immediately prior to the time the merger becomes effective on the same terms and conditions under the note as were applicable immediately prior to the time the merger becomes effective.


APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS


     The steps which you must take if you are an AccuMed stockholder and you wish to exercise appraisal rights with respect to the merger are described in this section. The description is not complete. You should read Section 262 of the Delaware General Corporation Law which is attached to this document as Appendix II. Failure to take any one of the required steps may result in termination of your dissenter's rights under the Delaware General Corporation Law. If you are considering dissenting, you should consult your own legal advisor.

     To exercise rights of appraisal, you must satisfy five conditions:

     - you must be a stockholder of record on the date of your demand and you must continue to be the record owner until the merger is completed;


     - you must not vote in favor of the merger;


     - you must deliver a written demand for appraisal of your shares before the vote on the merger;

     - within four months after the merger is completed, you must file a petition in court for a determination of the fair value of your stock; and

     - if the court requests, you must send the court your certificates of AccuMed common stock so it can be noted on the certificates that demand for appraisal has been made.

     The following is a more detailed description of the conditions you must satisfy to perfect your appraisal rights.

     1. MUST BE A STOCKHOLDER OF RECORD. To be entitled to appraisal rights, at the time of your appraisal demand you must be the record owner of the shares of AccuMed common stock or AccuMed Series A Convertible Preferred Stock for which you are making the demand. You must continue to be the record owner until the merger is completed. If you have a beneficial interest in AccuMed stock which is held of record in the name of another person, you must act promptly to cause the stockholder of record to follow the steps described below.

     2. NO VOTE IN FAVOR OF THE MERGER. If you are a common stockholder, you must not vote your shares in favor of the approval and adoption of the merger agreement and approval of the merger. This requirement will be satisfied:

     - If a properly executed proxy is submitted with instructions to vote against the merger or to abstain from this vote.

     - If you revoke a proxy and later vote against the merger or abstain from this vote.

A VOTE FOR THE MERGER IS A WAIVER OF YOUR APPRAISAL RIGHTS. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the merger agreement and will constitute a waiver of your appraisal rights. Failure to vote does not constitute a waiver of your appraisal rights.

     3. FILING A WRITTEN DEMAND. You must serve a written demand for appraisal upon AccuMed before the time of the special meeting. The demand must specify your name and address. The demand must be sent to AccuMed's Corporate Secretary, Jack H. Halperin. It must clearly inform AccuMed that you intend to demand appraisal of your shares. VOTING AGAINST THE MERGER IS NOT A WRITTEN DEMAND AS REQUIRED BY SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW. You must submit a separate written demand for appraisal.

     4. PETITIONS TO BE FILED IN COURT. Within four months after the merger is completed, you must file a petition in the Delaware Court of Chancery, demanding appraisal of your shares. No later than ten days after the merger is completed, AccuMed is required to notify each stockholder who filed a written demand for appraisal that the merger has been completed. Although AccuMed is also permitted to file a petition, it has no present intention to do so. The court will conduct a hearing to determine the stockholders entitled to appraisal rights and to determine the fair value of those shares. The court will then direct AccuMed to pay you the fair value of your shares, together with interest, if any. The costs of the proceeding will be paid as the court determines. This means that dissenting stockholders may have to pay all or part of the court costs. THE FAIR VALUE OF YOUR SHARES MAY BE HIGHER, THE SAME AS OR LOWER THAN THE MARKET VALUE OF ACCUMED COMMON STOCK OR AMPERSAND COMMON STOCK ON THE DATE THE MERGER IS COMPLETED. In determining fair value, the court will not consider any value related to the fact that the merger is completed or expected to be completed.

     5. DELIVERY OF CERTIFICATES TO THE COURT FOR NOTATION. The Delaware Court of Chancery may require stockholders who have demanded an appraisal of their shares to submit their stock certificates to the Register of Chancery for notation upon the certificates of the pendency of appraisal proceedings. You must submit your certificates if the court so requests.

     You have the right to withdraw your demand for appraisal within 60 days after the merger is completed. After this 60 day period, you may only withdraw your demand for appraisal with AccuMed's approval.

     The right to appraisal of your AccuMed stock will terminate if:

     - for any reason the merger is not completed;

     - you fail to make a timely written demand on AccuMed;

     - you fail to file a timely petition with the Delaware Court of Chancery;

     - you do not, upon request of the court, timely surrender certificates for notation that demand for appraisal has been made; or

     - you withdraw your demand in writing within 60 days after the merger is completed or with our written approval.

     If you have properly demanded appraisal of your AccuMed stock, your rights as a stockholder will be suspended at the time the merger is completed. After that time, you will not be entitled to vote your shares for any purpose if you hold AccuMed common stock or be entitled to receive dividends or other distributions on your shares. If the right to appraisal is terminated, you will receive the same Ampersand stock that was delivered to non-dissenting stockholders.

     If holders of 5% or more of the total amount of outstanding AccuMed stock exercise appraisal rights, Ampersand will have the right to terminate the merger agreement.

FRACTIONAL SHARES

     No certificates or scrip representing fractional shares of Ampersand common stock will be issued upon the surrender for exchange of certificates representing AccuMed common stock and such fractional share interests will not entitle the owner thereof to vote or to exercise any other rights of a stockholder of Ampersand. Each stockholder of AccuMed who would be entitled to a fractional share in the merger will receive a cash payment in lieu thereof, without interest, determined by multiplying:

          1. the closing price of one share of Ampersand common stock as reported on the Over-the-Counter Bulletin Board on the trading day immediately preceding the date on which the merger becomes effective by;

          2. the fractional share interest to which the holder would otherwise be entitled pursuant to the terms of the merger agreement.

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

EXCHANGE OF CERTIFICATES

     As soon as practicable after the special meeting, an exchange agent designated by AccuMed and Ampersand will deliver to each AccuMed holder of record of a certificate or certificates which immediately prior to the time the merger becomes effective represented outstanding AccuMed stock, a transmittal letter and instructions to be used in surrendering certificates in exchange for:

     - certificates representing the number of shares of Ampersand stock into which their shares of AccuMed stock were converted pursuant to the merger agreement were converted pursuant to the merger agreement; and

     - a check representing the amount of cash in lieu of fractional shares, if any, which such stockholder has the right to receive.

     ACCUMED STOCKHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL LETTER AND INSTRUCTIONS.


     From the time the merger becomes effective until such surrender and subject to the effect, if any, of applicable law, the certificates representing outstanding AccuMed stock will represent ownership of the number of shares of Ampersand stock into which such shares were converted in the merger, and the holders will be entitled to all rights and privileges of holders of Ampersand stock, except that holders of these certificates will not be entitled to receive dividends or any other distributions declared by Ampersand until the certificates are so surrendered. Following surrender of the certificates in accordance with the terms of the merger agreement, the holders of newly issued Ampersand certificates will be paid, without interest, any dividends or other distributions with respect to the shares of Ampersand stock, the record date for which is after the time the merger becomes effective (less any taxes that may have been imposed thereon).


     Any certificate representing shares of Ampersand stock to be issued in a name other than that in which the certificate is registered must be properly endorsed in proper form for transfer, and the holder requesting such exchange must pay to the exchange agent in advance any transfer or other taxes in connection therewith.

     In the event any certificate representing outstanding AccuMed stock has been lost, stolen or destroyed, upon the delivery of an affidavit of that fact to the exchange agent by the holder of such certificate and the posting of any bond required by Ampersand or the exchange agent, Ampersand or the exchange agent will issue for such lost, stolen or destroyed certificate, the shares of Ampersand common stock and deliver cash due to the holder of such certificate.

     After the time the merger becomes effective, there will be no further transfers on the records of AccuMed of the certificates representing outstanding AccuMed stock.

     After the time the merger becomes effective, holders of unsurrendered certificates representing outstanding AccuMed stock shall not be entitled to vote at any meeting of Ampersand stockholders at which holders of Ampersand common stock are eligible to vote.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS

     None of the directors of AccuMed will become directors of Ampersand and none of the officers of AccuMed will become officers of Ampersand by virtue of the merger. Mr. Lavallee, Chairman of the Board and Chief Executive Officer of AccuMed, had a professional services agreement with AccuMed. That agreement was terminated on February 7, 2001 upon signing of the merger agreement and Mr. Lavallee received a payment of $227,000 from AccuMed on that date. Mr. Lavallee is entitled to retain this termination payment even if the merger is not completed. Mr. Lavallee has agreed to continue serving as Chairman and Chief Executive Officer of AccuMed until the merger is completed on the same terms in the terminated professional services agreement. If the merger is completed, Mr. Lavallee will receive a $67,500 cash bonus from AccuMed. He will not receive this bonus if the merger does not close.

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

REPRESENTATIONS AND WARRANTIES

     In the merger agreement, AccuMed, on the one hand, and Ampersand and AccuMed Acquisition Corp., on the other hand, have made representations and warranties relating to, among other things, the parties' respective organization, capitalization, ownership of subsidiaries, accuracy of financial statements, absence of material adverse changes in their business, financial condition, operations or properties, the truth and accuracy of information prepared and provided by them in connection with this proxy statement-prospectus, the absence of certain legal proceedings, compliance with laws, regulations and other requirements, corporate actions in connection with the approval and execution of the merger agreement and related documents, authority relative to the merger agreement, employment arrangements, employee benefit plans, the accuracy of information furnished to the other party, their respective properties and assets, material agreements and contracts, tax matters, environmental matters and investments. For detailed information on such representations and warranties, see the merger agreement attached hereto as Appendix I.

     The representations, warranties and agreements in the merger agreement will not survive the time the merger becomes effective, and will terminate at that time. After the time the merger becomes effective, none of the parties shall have any liability to the others because of any breach or failure of any of the representations, warranties or agreements in the merger agreement, except with respect to agreements of the parties which by their terms are intended to be performed after the time the merger becomes effective and with respect to liability for fraud, deception or intentional misrepresentation.

VOTING AGREEMENTS

     AccuMed's directors, an officer and their affiliates own an aggregate of 536,971 shares (9.4%) of the outstanding common stock. Each of AccuMed's directors and the officer and Bellingham Capital Industries, a principal stockholder of AccuMed, has agreed to vote their common stock in favor of the merger agreement at the special meeting. These stockholders own a total of 1,081,712 shares (18.8%) of the outstanding common stock.

AMPERSAND LOANS TO ACCUMED


     In connection with the execution of the merger agreement, Ampersand made a loan to AccuMed in the aggregate principal amount of $800,000, which includes $300,000 loaned by Ampersand to AccuMed on September 22, 2000, $30,000 loaned on December 28, 2000, and a new loan of $470,000. Ampersand and AccuMed also agreed that (1) if by February 28, 2001, the merger was not consummated, then on the first day of each month thereafter, through May 31, 2001, Ampersand would loan to AccuMed an additional $225,000 on the first day of each such month; and (2) if by May 31, 2001, the merger has not been consummated, but the parties have mutually agreed to extend the May 31, 2001 deadline for effecting the merger, then the time period in which Ampersand would be obligated to make such monthly additional loans would be automatically extended until the merger was consummated or the merger agreement terminated, whichever came first. Ampersand made the $225,000 loans required to be made on March 1, 2001 and April 1, 2001, and also loaned AccuMed $150,000 on May 1, 2001, $100,000 on June 1, 2001, $100,000 on July 5, 2001 and 100,000 on August 8, 2001. The merger agreement has been amended to extend the deadline for closing the merger until September 30, 2001 or such other date as the parties may later agree upon, and the obligation of Ampersand to continue making monthly loans, beginning with the June 1, 2001 loan, has been extended and modified to take into account AccuMed's actual need for funds for its business operations. These monthly loans shall be a minimum of $100,000 and a maximum of $225,000 each month depending upon AccuMed's written demonstration of its need for funds during the relevant month. All such loans accrue interest at an annual rate equal to the prime rate announced by LaSalle Bank National Association, plus 2 1/2%. All principal and interest payable with respect to all such loans shall be due and payable on the earlier of the termination of the merger agreement or the closing date set for the merger. All such loans are secured by the grant of a security interest and lien against the 84 AcCell units owned by AccuMed and all of AccuMed's right, title and interest in all proceeds from AccuMed's contract with Dianon Systems, Inc. and AccuMed's license and development agreement with Ventena Medical Systems, Inc., not to exceed $550,000 in the case of that license and development agreement.

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

CONDITIONS TO THE MERGER

     The respective obligations of AccuMed and Ampersand to consummate the merger are subject to the satisfaction or mutual waiver of the following conditions at or prior to the time the merger becomes effective:

          1. the merger agreement shall have been approved by the requisite vote of the respective stockholders of AccuMed Acquisition Corp. and AccuMed. Ampersand, as the sole stockholder of AccuMed Acquisition Corp., has approved the merger agreement;

          2. neither Ampersand, AccuMed Acquisition Corp. nor AccuMed shall be subject to any order of a court or agency of competent jurisdiction that restrains or prohibits the consummation of the merger;

          3. a registration statement relating to the shares of Ampersand common stock to be issued in the merger shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order;

          4. AccuMed shall have received from counsel to Ampersand and AccuMed Acquisition Corp., and Ampersand and AccuMed Acquisition Corp. shall have received from counsel to AccuMed, legal opinions with respect to matters customarily the subject of such opinions in transactions of the nature and magnitude of the merger;

          5. AccuMed shall have received an opinion of Ampersand's tax counsel to the effect that, among other things, the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended and, accordingly, for federal income tax purposes no gain or loss will be recognized by the stockholders of AccuMed as a result of the merger; and

          6. each party shall have obtained all consents and approvals required to be obtained in connection with the merger other than those which, individually or in the aggregate, would not have a material adverse effect on AccuMed Acquisition Corp. or Ampersand.

     The obligation of Ampersand and AccuMed Acquisition Corp. to consummate the merger is also subject to the satisfaction by AccuMed, or waiver by Ampersand and AccuMed Acquisition Corp., of the following conditions:

          1. between the date of the merger agreement and the merger closing date, neither AccuMed nor its business shall have experienced a material adverse effect or a material adverse change;

          2. the representations and warranties of AccuMed contained in the merger agreement shall be true as of the time the merger becomes effective or on the date when made in the case of any representation or warranty which specifically relates to an earlier date, and AccuMed shall have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under the merger agreement to be performed or complied with by it prior to the time the merger becomes effective;

          3. neither AccuMed nor any of its subsidiaries shall be subject to any pending litigation which, if determined adversely, would have a material adverse effect on AccuMed and its subsidiaries, taken as a whole; and

          4. No more than 5% of the issued and outstanding shares of AccuMed common stock or AccuMed Series A Convertible Preferred Stock shall be dissenting shares (that is, shares for which appraisal rights have been demanded) under Delaware law.

     The obligation of AccuMed to complete the merger is subject to the satisfaction by Ampersand and AccuMed Acquisition Corp., or waiver by AccuMed, of the following conditions:

          1. between the date of the merger agreement and the time the merger becomes effective, neither Ampersand nor AccuMed Acquisition Corp., nor the business of either, shall have experienced a material adverse effect or material adverse change;

          2. the representations and warranties of Ampersand and AccuMed Acquisition Corp. contained in the merger agreement shall be true as of the time the merger becomes effective or on the date when made in the case of any representation or warranty that specifically relates to an earlier date, and each of Ampersand and AccuMed Acquisition Corp. shall have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under the merger agreement to be performed or complied with by it prior to the time the merger becomes effective; and

          3. neither Ampersand nor AccuMed Acquisition Corp., nor any of Ampersand's other subsidiaries, shall be subject to any pending litigation which, if determined adversely, would have a material adverse effect on Ampersand, AccuMed Acquisition Corp. and Ampersand's other subsidiaries, taken as a whole.

     For purposes of the merger agreement, a "material adverse effect" means an effect which:

          1. is materially adverse to the financial condition of AccuMed or Ampersand and their respective subsidiaries, in each case taken as a whole;

          2. significantly and adversely affects the ability of AccuMed or Ampersand to consummate the transactions contemplated by the merger agreement; or

          3. enables any person to prevent the transactions contemplated by the merger agreement;

provided, however, that a material adverse effect shall not include any effect resulting from (1) actions or omissions of AccuMed or Ampersand taken with the prior consent of the other in contemplation of the transactions provided for in the merger agreement, or (2) circumstances affecting the industries within which AccuMed or Ampersand operate generally (including changes in laws or regulations, accounting principles or general levels of interest rates) which do not adversely affect a party and its subsidiaries in a manner significantly different than the other party.

     Neither party can be certain that the conditions to consummation of the merger will be satisfied or waived. In the event the conditions to any party's obligations become impossible of satisfaction in any material respect, the other parties may elect to terminate the merger agreement. See "Waiver and Amendment; Termination."

WAIVER AND AMENDMENT; TERMINATION

     Prior to the time the merger becomes effective, the boards of directors of AccuMed, on the one hand, and Ampersand and AccuMed Acquisition Corp., on the other hand, may by written action:

          1. extend the time for performance of any obligations or other acts required by the merger agreement;

          2. waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

          3. waive compliance with any agreements or conditions contained in the merger agreement.

     Subject to applicable law, the merger agreement may be amended or modified by action of the boards of directors of AccuMed, on the one hand, and Ampersand and AccuMed Acquisition, on the other hand, at any time before or after approval of the merger agreement by AccuMed stockholders; provided, however, that after approval of the merger agreement by AccuMed stockholders, no amendment may change the amount or form of the merger consideration without the further approval of AccuMed stockholders.

     The merger agreement may be terminated at any time prior to the time the merger becomes effective, whether before or after approval by the stockholders of AccuMed or Ampersand:

          1. by mutual consent of the parties;

          2. by either party if (1) the merger has not been consummated on or before September 30, 2001 or such later date as may be agreed to by the parties, provided that the failure to consummate the merger was not a result of the terminating party's nonobservance of the terms of the merger agreement, (2) approval of the stockholders of AccuMed required for consummation of the merger has not been obtained provided that the electing party is not then in breach of its obligations under the merger agreement with respect thereto; and

          3. by either party if there has been a material breach of the other party's representations, warranties, covenants or agreements set forth in the merger agreement which has not been fully cured or cannot be fully cured within the earlier of (1) 20 days after written notice of such breach has been received by the breaching party and (2) five days prior to the closing date, and which breach would have, or be reasonably likely to have, a material adverse effect on the breaching party and its subsidiaries, taken as a whole, or upon consummation of the transactions contemplated by the merger agreement.

PAYMENTS ON TERMINATION

     If the merger is terminated by Ampersand or AccuMed Acquisition Corp. due to a breach by AccuMed, AccuMed will pay Ampersand and AccuMed Acquisition Corp. $500,000. If this Agreement is terminated by AccuMed due to a breach by Ampersand or AccuMed Acquisition Corp., Ampersand will pay AccuMed $500,000.

     If any person or group of persons, other than Ampersand or AccuMed Acquisition Corp., or any of their respective affiliates, makes a tender or exchange offer for 10% or more of any class of securities of AccuMed, or if a proxy contest or solicitation of proxies with respect to AccuMed is made prior to the closing of the merger, and, as a consequence, the merger agreement is not approved by the AccuMed stockholders, and if thereafter (1) any agreement is entered into by AccuMed to effect a merger, sale of assets or other transaction intended to cause a change of control of AccuMed, or a tender or exchange offer is made to the AccuMed stockholders for the same purpose, and (2) neither Ampersand, AccuMed Acquisition Corp., nor any of their respective affiliates is a party thereto, and (3) the making of such agreement or the initiation of such tender or exchange offer occurs within 12 months after the last date on which the AccuMed Stockholders Meeting should have been held in accordance with the merger agreement, AccuMed will pay Ampersand and AccuMed Acquisition Corp. $500,000.

     If AccuMed does hold its stockholders meeting to approve the merger agreement and the merger is not approved by the AccuMed stockholders, or the merger does not close notwithstanding the fulfillment of all of Ampersand's and AccuMed Acquisition Corp.'s conditions, and if thereafter any agreement is entered into by AccuMed to effect a merger, sale of assets or other transaction intended to cause a change of control of AccuMed, or a tender or exchange offer for 10% or more of any class of securities of AccuMed is made to the AccuMed stockholders, and neither Ampersand nor AccuMed Acquisition Corp., nor any of their respective affiliates is a party thereto, and the making of such agreement or the initiation of such tender or exchange offer occurs within 12 months after the last date on which the AccuMed stockholders meeting to approve the merger agreement should have been held in accordance with the merger agreement, AccuMed will pay to Ampersand and AccuMed Acquisition Corp. $500,000.

     In the event that the merger agreement is terminated for any reason, the full principal amount of the loans made by Ampersand to AccuMed pursuant to the merger agreement, together with all accrued but unpaid interest thereon, shall become due and payable immediately upon such termination becoming effective; provided, however, that if the merger agreement is terminated by AccuMed due to a breach by Ampersand or AccuMed Acquisition Corp., and AccuMed becomes entitled to payment of the $500,000, then AccuMed shall have the right to offset such $500,000 amount against any payments due with respect to such loans.

     For additional information, see Section 4.4 and Article V of the merger agreement.

COVENANTS PENDING CLOSING

     Ampersand and AccuMed Acquisition Corp., on the one hand, and AccuMed, on the other hand, have agreed to use their best efforts, and to take all actions necessary or appropriate, to consummate the merger and the other transactions contemplated by the merger agreement at the earliest practicable date.

     Pursuant to the merger agreement, each of AccuMed, on the one hand, and Ampersand and AccuMed Acquisition Corp., on the other hand, has agreed, with respect to it and its subsidiaries, except as otherwise contemplated by the merger agreement, to conduct its business only in the ordinary course consistent with past practices, to maintain its books and records in accordance with past practices, to use reasonable efforts to preserve intact its existing businesses and business relationships and to take no action that would adversely affect its ability to receive the necessary governmental approvals of the merger or perform its obligations under the merger agreement. Each of AccuMed, on the one hand, and Ampersand and AccuMed Acquisition Corp., on the other hand, has further agreed that it and its subsidiaries shall not, without the prior written approval of the other parties:

          1. declare, set aside or pay any dividend or make any other distribution with respect to its capital stock, except for distributions by a subsidiary to a parent;

          2. reacquire or buy any of its outstanding shares of common stock;

          3. issue or sell any shares of its capital stock, other than pursuant to the exercise of stock options, warrants, convertible preferred stock or convertible notes outstanding on the date of the merger agreement or as previously disclosed to the other party;

          4. effect any stock split, stock dividend or other reclassification of its common stock (the Ampersand reverse stock split has been approved by AccuMed);

          5. grant any stock appreciation or other rights with respect to shares of it or any of its subsidiaries; or

          6. enter into any agreement, or make any modification to any authorized or issued security, the effect of which will be to cause the exercise price of any security convertible into shares of Ampersand common stock to be reduced upon consummation of the merger.

     In addition, pursuant to the merger agreement, each of AccuMed, on the one hand, and Ampersand and AccuMed Acquisition Corp., on the other hand, has agreed that it and its subsidiaries shall not, without the prior written approval of the other party:

          1. sell, dispose of or pledge any significant assets, other than in the ordinary course of business consistent with past practices, in connection with the borrowing of funds, subject to certain limitations set forth below and in the merger agreement;

          2. merge or consolidate with or into another entity or otherwise acquire any other entity or, except in accordance with its written business plan, acquire any significant assets;

          3. sell or pledge, or agree to sell or pledge, or permit any lien to exist on any stock of its subsidiaries;

          4. change the governing instruments of it or its subsidiaries;

          5. engage in any lending activities other than in the ordinary course of business consistent with past practices;

          6. form any new subsidiary or cause or permit a material change in the activities presently conducted by any subsidiary, or make additional investments in subsidiaries in excess of $100,000;

          7. engage in any off balance sheet interest rate swap arrangement;

          8. engage in any activity not contemplated by its written business plan;

          9. authorize capital expenditures other than in the ordinary course of business;

          10. implement or adopt any change in its accounting principles, practices or methods (other than as required by generally accepted accounting principles);

          11. grant any general increase in compensation or benefits to its employees or officers or pay any bonuses to its employees or officers except in accordance with existing policies, except for $75,000 in aggregate bonuses to AccuMed's officers, directors and key employees for the fiscal year ended December 31, 2000;

          12. enter into, amend or otherwise change any employment or severance agreements with any of its directors, officers or employees;

          13. grant any increase in fees or other increases in compensation or other benefits to any of its present or former directors in such capacity;

          14. except as contemplated by the merger agreement, establish any new or change any existing employee benefit plan or benefit arrangement; or

          15. authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of it or its subsidiaries, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate or encourage any "Takeover Proposal" (as such term is defined in the merger agreement and described above), except as the fiduciary duties of the board of directors may require.

     For additional information, see Article III of the merger agreement.

EXPENSES

     Each party will bear its own expenses incurred in connection with the merger agreement and related transactions. The parties will share equally the expenses of printing and distributing this proxy statement-prospectus.

ACCOUNTING TREATMENT

     The merger will be treated as a purchase in accordance with accounting principles generally accepted in the United States.

     The unaudited pro forma condensed consolidated financial information contained in this proxy statement-prospectus has been prepared using the purchase method of accounting. See "Unaudited Pro Forma Condensed Consolidated Financial Information."

RESALES OF AMPERSAND STOCK BY AFFILIATES


     The shares of Ampersand stock to be issued in the merger will be registered under the Securities Act and will be freely transferable under the Securities Act of 1933, as amended, except for shares issued to any stockholder who may be deemed to be an "affiliate" of AccuMed for purposes of Rule 145 under the Securities Act as of the date of the special meeting. Affiliates of AccuMed may not sell their shares of Ampersand stock acquired in connection with the merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of AccuMed generally include individuals or entities that control, are controlled by or are under common control with AccuMed, and may include certain officers and directors of AccuMed as well as certain principal stockholders of AccuMed.


REGULATORY APPROVALS UNNECESSARY

     The merger is not subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated pursuant to such Act, which provide that merger transactions that are within parameters set forth in such Act may not be consummated until required information and materials have been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and waiting periods have expired or been terminated. There are no other state or federal regulatory requirements to be complied with to complete the merger, other than filing with the Secretary of State of Delaware.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     Set forth below is a discussion of all material federal income tax consequences of the merger to AccuMed and AccuMed stockholders who are citizens or residents of the United States. THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. FURTHER, THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR ACCUMED STOCKHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS AND STOCKHOLDERS WHO ACQUIRED THEIR SHARES AS COMPENSATION, NOR ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION. THE DISCUSSION IS BASED UPON THE INTERNAL REVENUE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION.

     HOLDERS OF ACCUMED COMMON STOCK AND ACCUMED SERIES A CONVERTIBLE PREFERRED STOCK ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE EFFECT OF THEIR OWN PARTICULAR FACTS AND CIRCUMSTANCES ON THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM, AND ALSO AS TO THE EFFECT OF ANY STATE, LOCAL, FOREIGN AND OTHER FEDERAL TAX LAWS.

     Under current federal income tax law, and based upon assumptions and representations described below to be made by AccuMed, on the one hand, and Ampersand and AccuMed Acquisition Corp., on the other hand, and assuming that the merger is consummated in the manner set forth in the merger agreement, the following federal income tax consequences will result:

          1. the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code;

          2. no gain or loss will be recognized by AccuMed, on the one hand, or Ampersand and AccuMed Acquisition Corp., on the other hand, as a result of the merger;

          3. except as provided in paragraph 6 below, no gain or loss will be recognized by any AccuMed stockholder with respect to the merger upon the surrender and exchange of all such stockholder's AccuMed common stock solely for Ampersand common stock and/or the surrender and exchange of all such stockholder's AccuMed Series A Convertible Preferred Stock for Ampersand Series A Convertible Preferred Stock;

          4. the aggregate tax basis of the Ampersand common stock or Ampersand Series A Convertible Preferred Stock, as the case may be, received by each stockholder of AccuMed who exchanges AccuMed common stock or AccuMed Series A Convertible Preferred Stock for Ampersand stock in the merger will be the same as the aggregate tax basis of such AccuMed stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share interest in such Ampersand stock);


          5. the holding period of the shares of Ampersand common stock or Ampersand Series A Convertible Preferred Stock, as the case may be, received by an AccuMed stockholder in the merger will include the holding period of the AccuMed stock surrendered in exchange therefor, provided that such shares of AccuMed stock were held as a capital asset by such stockholder at the effective time of the merger;



          6. cash received in the merger by an AccuMed stockholder in lieu of a fractional share interest of Ampersand stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Ampersand stock which such stockholder would otherwise be entitled to receive, and will qualify as capital gain or loss (assuming the AccuMed stock surrendered in exchange therefor was held as a capital asset by such stockholder at the effective time of the merger); and



          7. An AccuMed stockholder who dissents from the merger and receives only cash in exchange for AccuMed common stock or AccuMed Series A Convertible Preferred Stock will be treated as having received such cash in redemption of such stock, and any such stockholder who is a dissenting AccuMed stockholder will recognize taxable gain or loss from the exchange of AccuMed common stock or AccuMed Series A Convertible Preferred Stock measured by the difference between the cash received and the tax basis for such stock, provided that such exchange is not characterized as a dividend rather than an exchange under Section 302 of the Internal Revenue Code by reason of such stockholder's direct or indirect retention of certain interests in Ampersand.


     AccuMed, Ampersand and AccuMed Acquisition Corp. have collectively represented that: (1) following the merger, AccuMed Acquisition Corp. has no plan to issue additional shares of its stock that would result in Ampersand losing control of AccuMed Acquisition Corp. within the meaning of Internal Revenue Code Section 368(c)(1), (2) Ampersand has no plan or intention to reacquire any of its stock issued in the merger, (3) Ampersand has no plan or intention to liquidate AccuMed Acquisition Corp., to merge AccuMed Acquisition Corp. into another corporation, to sell or otherwise dispose of the stock of AccuMed Acquisition Corp., or to cause AccuMed Acquisition Corp. to dispose of the assets of AccuMed acquired in the merger, except for dispositions made in the ordinary course of business or transfers described in Internal Revenue Code
Section 368(a)(2)(C), (4) the liabilities of AccuMed to be assumed by AccuMed Acquisition Corp. and the liabilities to which the transferred assets of AccuMed are subject were and will be incurred in the ordinary course of AccuMed's business, (5) following the merger, AccuMed Acquisition Corp. will continue the historic business of AccuMed, and (6) the payment of cash in lieu of fractional shares of Ampersand stock is solely for the purpose of avoiding the expense and inconvenience to Ampersand of issuing fractional shares and does not represent separately bargained for consideration.

     Based upon the foregoing representations and assuming the representations are correct, and will be at the time of the merger, Schwartz, Cooper, Greenberger & Krauss, Chartered, counsel to Ampersand and AccuMed Acquisition Corp., has rendered an opinion that the merger qualifies as a reorganization under the Internal Revenue Code with the consequences set forth above. Such opinion is subject to the assumptions that the merger is consummated in the manner and in accordance with the terms of the merger agreement. The opinion is based entirely upon the Internal Revenue Code, Treasury regulations in effect or proposed thereunder, current administrative rulings and practice and judicial authority, all of which are subject to change, possibly with retroactive effect. Subject to waiver by AccuMed, on the one hand, and Ampersand and AccuMed Acquisition Corp., on the other hand, which waiver is not expected to be made, consummation of the merger is conditioned upon the receipt of the opinion. See
" -- Conditions to the Merger."

     No ruling has been or will be requested from the Internal Revenue Service including any ruling as to federal income tax consequences of the merger to Ampersand, AccuMed Acquisition Corp., AccuMed or AccuMed stockholders. Unlike a ruling from the Internal Revenue Service, the opinions of counsel are not binding on the Internal Revenue Service. No one can be certain that the Internal Revenue Service will not take a position contrary to the positions reflected in such opinions or that such opinions would be upheld by the courts if challenged.

                    MANAGEMENT OF AMPERSAND AFTER THE MERGER

     Set forth below is certain information regarding stock ownership of Ampersand and regarding the directors and executive officers of Ampersand, including their identities, beneficial ownership of Ampersand common stock, business experience and compensation. The directors and executive officers of Ampersand will continue be the directors and executive officers of Ampersand after the merger.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT


     BENEFICIAL OWNERS. The following table sets forth as of August 7, 2001, with respect to any person who is known to Ampersand to be the beneficial owner of more than 5% of the outstanding shares of common stock of Ampersand, the name and address of such owner, the number of shares of common stock beneficially owned, the nature of such ownership, and the percentage such ownership is of the outstanding shares of common stock:



                                                                 NUMBER OF SHARES     PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIALLY OWNED      CLASS
            ------------------------------------                ------------------    ----------
Peter P. Gombrich...........................................        5,726,173           18.6%
  414 N. Orleans, Suite 510
  Chicago, IL 60610(1)
Alexander M. Milley.........................................        6,254,391           18.5%
  Azimuth Corporation
  3600 Rio Vista Boulevard, Suite A
  Orlando, FL 32805(2)
William J. Ritger...........................................        6,172,974           19.6%
  Seaside Partners, L.P.
  623 Ocean Avenue
  Sea Girt, NJ 08750(3)


-------------------------

     (1) Includes: (a) 838,434 shares owned by Mr. Gombrich's wife; (b) 479,827 shares owned by The EAG Trust, 479,827 shares owned by The CMC Trust, and 479,827 shares owned by The MGD Trust, for each of which Mrs. Gombrich serves as sole Trustee; and (c) 73,333 shares subject to options granted by Ampersand to Mr. Gombrich that were exercisable on August 7, 2001 or which have or will become exercisable within 60 days thereafter. Mr. Gombrich disclaims beneficial ownership of the aforesaid shares held by his wife and the above Trusts for which his wife serves as sole Trustee.



     (2) Includes: (a) 503,333 shares owned by Milley Management, Inc., of which Mr. Milley is the sole director and executive officer; (b) 1,494,667 shares owned by Cadmus Corporation, of which Mr. Milley is a director and executive officer, and 250,000 shares issuable to Cadmus Corporation under a warrant granted by Ampersand that was exercisable on August 7, 2001; (c) 506,250 shares owned by Azimuth Corporation, of which Mr. Milley is a director and executive officer, and 2,875,000 shares issuable to Azimuth Corporation under warrants granted by Ampersand that were exercisable on August 7, 2001; (d) 148,655 shares owned by Winchester National, Inc., of which

         Mr. Milley is a director; and (e) 70,000 shares subject to options granted by Ampersand to Mr. Milley that were exercisable on August 7, 2001 or which have or will become exercisable within 60 days thereafter.



     (3) Includes: (a) 70,000 shares owned by The Research Works, Inc., a corporation controlled by Mr. Ritger; (b) 4,207,500 shares owned by Seaside Partners, L.P., of which Mr. Ritger is the Managing Partner; and (c) 531,614 shares issuable under a warrant granted by Ampersand to Mr. Ritger which was exercisable on August 7, 2001 or which has or will become exercisable within sixty (60) days thereafter.



     DIRECTORS AND EXECUTIVE OFFICERS. The following table sets forth as of August 7, 2001, certain information concerning the ownership of common stock of Ampersand by each director, nominee and executive officer named in the Summary Compensation Table hereof and all directors and executive officers of Ampersand as a group:



                                                                  AMOUNT AND NATURE OF      PERCENT
NAME OF BENEFICIAL OWNER                                        BENEFICIAL OWNERSHIP (7)    OF CLASS
------------------------                                        ------------------------    --------
Peter P. Gombrich (1).......................................            5,726,173             18.6%
Alexander M. Milley (2).....................................            6,254,391             18.5%
Robert C. Shaw (3)..........................................              570,417              1.9%
John Abeles, M.D. (4).......................................              324,116              1.1%
Denis M. O'Donnell, M. D.(5)................................              854,901              2.7%
Leonard R. Prange (6).......................................            1,133,355              3.6%
All directors and executive officers as a group (6
  persons)..................................................           14,863,353             41.9%


-------------------------

     (1) Includes: (a) 838,434 shares owned by Mr. Gombrich's wife; (b) 479,827 shares owned by The EAG Trust, 479,827 shares owned by The CMC Trust, and 479,827 shares owned by The MGD Trust, for each of which Mrs. Gombrich serves as sole Trustee; and (c) 73,333 shares subject to options granted by Ampersand to Mr. Gombrich that were exercisable on August 7, 2001 or which have or will become exercisable within 60 days thereafter. Mr. Gombrich disclaims beneficial ownership of the aforesaid shares held by his wife and the above Trusts for which his wife serves as sole Trustee.



     (2) Includes: (a) 503,333 shares owned by Milley Management, Inc., of which Mr. Milley is the sole director and executive officer; (b) 1,494,667 shares owned by Cadmus Corporation, of which Mr. Milley is a director and executive officer, and 250,000 shares issuable to Cadmus Corporation under a warrant granted by Ampersand that was exercisable on August 7, 2001; (c) 506,250 shares owned by Azimuth Corporation, of which Mr. Milley is a director and executive officer, and 2,875,000 shares issuable to Azimuth Corporation under warrants granted by Ampersand that were exercisable on August 7, 2001 or have or will become exercisable within 60 days thereafter; (d) 148,655 shares owned by Winchester National, Inc., of which Mr. Milley is a director; and
         (e) 70,000 shares subject to options granted by Ampersand to Mr. Milley that were exercisable on May 31, 2001 or which have or will become exercisable within 60 days thereafter.



     (3) Includes 70,000 shares subject to options granted by Ampersand to Mr. Shaw that were exercisable on August 7, 2001 or which have or will become exercisable within 60 days thereafter.



     (4) Includes: (a) 191,616 shares owned by Northlea Partners, Ltd., of which Dr. Abeles is the general partner, 62,500 shares issuable to Northlea Partners, Ltd. under a warrant granted by Ampersand that was exercisable on August 7, 2001, and (b) 70,000 shares subject to options granted by Ampersand to Dr. Abeles which were exercisable on August 7, 2001 or have or will become exercisable within 60 days thereafter. Dr. Abeles disclaims beneficial ownership of all shares owned by Northlea Partners, Ltd. except 2,616 shares, which shares are attributable to his 1% interest in Northlea Partners, Ltd. as general partner.



     (5) Includes: (a) 784,901 shares subject to warrants granted by Ampersand to Dr. O'Donnell which were exercisable on August 7, 2001 or which have or will become exercisable within 60 days thereafter; and (b) 70,000 shares subject to options granted by Ampersand to Dr. O'Donnell which were exercisable on August 7, 2001 or have or will become exercisable within 60 days thereafter.



     (6) Includes 436,667 shares subject to options granted by Ampersand to Mr. Prange that were exercisable on August 7, 2001 or which have or will become exercisable within 60 days thereafter.


     (7) No director or officer of Ampersand beneficially owns any shares of Ampersand's outstanding Series B Convertible Preferred Stock.

DIRECTORS

     PETER P. GOMBRICH has been Chairman of the Board and Chief Executive Officer of Ampersand and a director since December 1998. Mr. Gombrich has served as Chairman of the Board and Chief Executive Officer of InPath, L.L.C. since Mr. Gombrich founded that company in March 1998. InPath was acquired by Ampersand in December 1998. In 1994, Mr. Gombrich founded AccuMed and served as Chairman, President and Chief Executive Officer of AccuMed until January 1998. From 1990 until he founded AccuMed in 1994, Mr. Gombrich was a consultant in the cytology and microbiology industries. From July 1985 until September 1989, Mr. Gombrich was President and Chief Executive Officer, and from July 1985 until November 1990 was Chairman of the Board of CliniCom Incorporated, a bedside clinical information systems company, which he founded. In 1976, Mr. Gombrich co-founded St. Jude Medical, Inc., a life support medical device company, in which he served as Executive Vice President until 1980, when he became President of the pacemaker division of that company, serving in that position until 1982. Mr. Gombrich has a Bachelor of Science degree in Electrical Engineering from the University of Colorado and a Masters in Business Administration from the University of Denver.

     ALEXANDER M. MILLEY has been a director of Ampersand since 1989. Mr. Milley is President and Chairman of the Board of ELXSI Corp., a holding company with subsidiaries operating in the restaurant and environmental inspection equipment industries. He is also President and Chairman of the Board of Azimuth, a holding company with subsidiaries operating in the trade show exhibit and retail environment design and the distribution of electrical components and fasteners industries. Mr. Milley was Chairman of the Board and Chief Executive Officer of Bell National until December 1998 and was President of Bell National from August 1990 until December 1998. Mr. Milley is the founder, President, sole director and majority shareholder of MMI, a private investment and management-consulting firm. Mr. Milley is also the President of Cadmus, a private investment and management-consulting firm. Mr. Milley was Senior Vice President-Acquisitions from December 1983 until July 1986 of the Dyson-Kissner-Moran Corporation, a private investment company.

     DENIS M. O'DONNELL, M.D. has been a director of Ampersand since December 1998. Since 1997, he has been Managing Director of Seaside Advisors, L.L.C., an investment advisor to Seaside Partners, L.L.P., a fund specializing in small capitalization private placements. Prior to joining Seaside Advisors, L.L.C., Dr. O'Donnell was President of Novavax, Inc., a company engaged in the development of pharmaceutical products, from its inception in 1995 to 1997. Dr. O'Donnell currently serves as a director and Chairman of Novavax. From 1991 to 1995, Dr. O'Donnell served as Corporate Vice President of Medical Affairs of IGI, Inc., a clinical drug testing company. Prior to joining IGI, Inc. in 1991, Dr. O'Donnell was Director of the Clinical Research Center at MTRA, Inc. a company engaged as investigator in human clinical trails. Dr. O'Donnell has been a director of ELXSI Corporation since 1996 and of Columbia Laboratories, Inc., a pharmaceutical company, since 1999. Dr. O'Donnell is a Fellow of the American College of Clinical Pharmacology and serves on the Scientific Advisory Board of the Associates of Clinical Pharmacology.

     JOHN H. ABELES, M.D. has been a director of Ampersand since May 1999. Dr. Abeles is President of MedVest, Inc., a venture capital and consulting firm he founded in 1980. He is also General Partner of Northlea Partners, Ltd., a family investment partnership. Dr. Abeles was a senior medical executive at Sterling Drug, Pfizer, and Revlon Healthcare, Inc. and subsequently was a medical analyst at Kidder, Peabody & Co. Dr. Abeles is a director of a number of companies operating in the medical device or healthcare fields, including I-Flow Corporation, Oryx Technology Corp., Encore Medical Corporation, and DUSA Pharmaceuticals, Inc. Dr. Abeles received his medical degree and degree in pharmacology at the University of Birmingham in England and is currently a director at the Higuchi BioSciences Institute at the University of Kansas.

     ROBERT C. SHAW has been a Director of Ampersand since November 1989. Mr. Shaw is President of Contempo Design, Inc., a firm specializing in the design of exhibits and retail environments. Mr. Shaw was Chief Financial Officer of Bell National from November 20, 1989 to December 1998. Mr. Shaw has been a Vice President of MMI since March 1989, an officer or director of Azimuth or certain of its subsidiaries since November 1990, a director of Cadmus since January 1992 and an officer or director of ELXSI since

September 1989. Mr. Shaw was Vice President of Berkeley Softworks, Incorporated from September 1987 to March 1989. From January 1987 to September 1987, he was Vice President, and from July 1985 until January 1987, he was Director of Finance and Operations, at Ansa Software, Incorporated. Berkeley Softworks, Incorporated and Ansa Software, Incorporated developed and produced personal computer software.

     EXECUTIVE OFFICER

     LEONARD R. PRANGE has been President, Chief Operating Officer and Chief Financial Officer of Ampersand since December 1998. Mr. Prange was elected Secretary of Ampersand in January 2000. From March 1997 until December 1998 Mr. Prange was Corporate Vice President and Chief Operating Officer, and from September 1996 until December 1998 he was Corporate Vice President and Chief Financial Officer of AccuMed. From July 1995 until September 1996, Mr. Prange served as a Managing Director of Lovett International, Inc., an international trading and consulting firm. Mr. Prange was Group Vice President from June 1994 until July 1995, Vice President and Chief Financial Officer from December 1984 until June 1994, and Treasurer from December 1981 until December 1984, of Richardson Electronics, Ltd., a global electronics manufacturing and distribution company. Mr. Prange has a Bachelor of Science degree in Accounting from DePaul University and is a certified public accountant.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     On September 1, 1998, Ampersand issued a note payable in the amount of $175,000 to Mr. Peter P. Gombrich, its Chairman and Chief Executive Officer, in payment for funds advanced by Mr. Gombrich to Ampersand. The note was due September 1, 2003 and interest was payable at each anniversary date at the rate of 8% per annum. Principal payments in the amount of $26,000, $130,000 and 19,000 were made during 2000, 1999 and 1998, respectively, to repay the entire note.

     In January 1999, the board of directors authorized Ampersand to raise up to $1,500,000 in debt or new equity to provide funding for current operations. Subsequently, on various dates between March 1, 1999 and June 29, 1999, Ampersand issued a series of interest-bearing 6% convertible promissory notes totaling $969,600, including a note in the amount of $500,000 issued to Seaside Partners, L.P., a hedge fund and significant shareholder of Ampersand. Seaside Partners, L.P. receives investment management services from Seaside Advisors, L.L.C., of which Dr. Denis M. O'Donnell, a director of Ampersand, is a member and manager. Ampersand also issued a note in the amount of $75,000 to Leonard R. Prange, President, Chief Operating Officer and Chief Financial Officer of Ampersand, in exchange for cash. The maturity date of these notes was January 28, 2000, subject to extension by Ampersand to June 30, 2000. Ampersand extended the maturity date of the notes to June 30, 2000. The notes and accrued interest due thereon were automatically converted into shares of common stock of Ampersand on April 28, 2000.

     On December 10, 1999, Ampersand borrowed $50,000 from Azimuth Corporation, a company controlled by Alexander M. Milley, a director and significant shareholder of Ampersand. The note evidencing this loan bore interest at the rate of 12% per annum and the principal along with accrued interest was convertible into the common stock of Ampersand at a conversion price of $0.20 per share. On February 22, 2000, Azimuth Corporation exercised its right to convert the principal amount of the note plus accrued interest due thereon in the amount of $1,250 into 256,250 shares of common stock of Ampersand.

     On January 6, 2000 and April 28, 2000, Ampersand sold 200,000 shares and 1,333,333 shares, respectively, of its common stock to Seaside Partners, L.P. in a private offering. The shares were sold to Seaside Partners, L.P. under the same terms and conditions as those of the other participants in the private offering, including the purchase prices of $0.33 per share and $1.50 per share, respectively. Dr. O'Donnell, a director of Ampersand, is a member and manager of Seaside Advisors, L.L.C., which provides investment management services to Seaside Partners, L.P.

     On May 24, 2000, Ampersand granted Dr. O'Donnell, a director of Ampersand, warrants to purchase 155,455 and 629,446 shares of common stock of Ampersand, exercisable at $.01 per share. The warrant to purchase 155, 455 shares issued to Dr. O'Donnell was compensation for finders services performed in 1999 on the private offering of 6% convertible promissory notes due in 2000 and a private offering of common stock in late 1999 at $0.33 per share. Both offerings were sold at prices representing small discounts to the market price of Ampersand's common stock at the time of the offerings. The warrant to purchase 629,446 shares issued to Dr. O'Donnell was compensation for finders services performed in 2000 in a private offering of common stock at a price of $1.50 per share, an approximate 20% discount to the market price of the common stock when the offering was priced. The warrants expire five years from the date of the grant. Dr. O'Donnell elected to take all of the compensation due to him for finders services in the form of warrants rather than cash or shares of common stock. Ampersand also recorded an estimated accrual of $50,000 in 1999 to cover out-of-pocket expenses, reimbursable to Dr. O'Donnell upon submission of detailed expense bills.

     On April 28, 2000, Ampersand received a Promissory Note in the amount of $2,000,000 evidencing the purchase price paid by Seaside Partners, LP for the 1,333,333 shares of common stock referred to in the prior paragraph. That Note bears interest at the rate of 8% per annum and the original due date was July 28, 2000. Ampersand agreed to extend the due date of that Note until November 30, 2000. Seaside has made principal payments of $1,550,000 under the Note. The
Note is currently in default and Ampersand is negotiating revised terms with Seaside Partners, LP, including a new due date and penalties for the default. As of March 31, 2001, an additional $72,000 was due from Seaside Partners, LP, representing accrued interest on the Note to that date.

     On September 22, 2000, Ampersand issued a Convertible Promissory Note, with a term of one year, to Azimuth Corporation in exchange for $500,000 in cash. That Note bore interest at the rate of 15% per annum and is convertible into Ampersand common stock at a conversion price of $1.00 per share after February 22, 2001. The conversion price was less than the market price of Ampersand common stock at the date of issuance of the Note. Therefore, the holder is considered to have a beneficial conversion feature. Ampersand determined the value of this beneficial conversion feature to be $125,000. This value was recorded as a reduction to the debt and is being amortized as additional interest expense over the life of the Note. The majority of the proceeds of the Note were used to make a loan to AccuMed in accordance with the terms of an agreement under which AccuMed will merge into a subsidiary of Ampersand Mr. Milley, a director of Ampersand, is a director and executive officer of Azimuth Corporation.

     On December 4, 2000, Ampersand issued a Promissory Note, with a maturity date of December 31, 2000, to Azimuth Corporation, in exchange for $200,000 in cash. That Note bore interest at the rate of 12% per annum. As additional consideration, Ampersand granted Azimuth Corporation a warrant to purchase 50,000 shares of common stock at an exercise price of $0.937 per share, the approximate market price of Ampersand common stock on the date the warrant was granted. That warrant expires five years from the date of grant. Ampersand repaid the Note and accrued interest on February 20, 2001. In that the Note was not repaid when due, Ampersand was obligated by the terms of the Note to grant Azimuth Corporation a warrant to purchase an additional 25,000 shares of Ampersand common stock at an exercise price of $0.01 per share, representing a two month late payment penalty. The proceeds of the Note were used for general working capital and to pay license fees.

     On December 11, 2000, Ampersand issued a Promissory Note, with maturity date 180 days from the date of issue, to Azimuth Corporation, in exchange for $100,000 in cash. That Note bore interest at the rate of 12% per annum. As additional consideration, Ampersand granted Azimuth Corporation a warrant to purchase 1,000,000 shares of Ampersand common stock at an exercise price of $1.25 per share, an approximate 15% premium over the market price of the common stock at the date that the warrant was issued. That warrant expires five years after the date of grant. Ampersand repaid the Note and accrued interest on February 20, 2001. The proceeds of the Note were used to repay a convertible promissory note of Ampersand held by AccuMed.

     On February 1, 2001 and February 7, 2001, Ampersand issued Promissory Notes to Azimuth Corporation in exchange for $25,000 and $470,000, respectively, in cash. Those Notes bear interest at the rate of 15% per annum. Those Notes are required to be repaid from the proceeds of any new offering of debt or equity undertaken by Ampersand subsequent to the dates of the Notes. As additional consideration for the Note issued on February 7, 2001, Ampersand granted Azimuth Corporation a warrant to purchase 1,000,000 shares of Ampersand common stock at an exercise price of $0.25 per share, an approximate discount of 83% from the market price of Ampersand common stock on the date the warrant was issued. That warrant expires five years after the date of grant. Ampersand repaid both Notes and accrued interest on February 20, 2001. The proceeds of the Notes were used to fund a portion of the loan to AccuMed upon the signing of the merger agreement on February 7, 2001.


     On July 27, 2001, Ampersand received $100,000 in cash from Cadmus Corporation in exchange for a promissory note. On August 6, 2001, Ampersand received $100,000 in cash from Azimuth Corporation in exchange for a promissory note. Alexander M. Milley, a director and significant stockholder of Ampersand, is considered a control person of both Cadmus Corporation and Azimuth Corporation. Also on August 6, 2001, Ampersand received $25,000 in cash from Northlea Partners, Ltd. in exchange for a promissory note. Dr. John Abeles, a director of Ampersand, has a 1% interest in Northlea Partners, Ltd. as general partner. Each of the promissory notes is due on September 22, 2001, and bears interest at the rate of 15% per annum. If Ampersand fails to pay the principal and accrued interest on the due date, the interest rate increases to 18% from such date forward until the notes and interest are repaid. As additional consideration for the notes, Ampersand agreed to issue five-year warrants to Cadmus Corporation, Azimuth Corporation, and Northlea Partners, Ltd. entitling the holder to purchase 250,000 shares, 250,000 shares, and 62,500 shares, respectively, of common stock of Ampersand at an exercise price of $1.00 per share. In addition, as further consideration for the Cadmus Corporation and Azimuth Corporation notes, and in consideration for the waiver by Azimuth Corporation of its conversion rights under a $500,000 convertible promissory note issued by Ampersand on September 22, 2000, Ampersand agreed to issue a five-year warrant to Azimuth Corporation entitling the holder to purchase 500,000 shares of common stock of Ampersand at an exercise price of $1.00 per share, a price equal to the conversion price of the September 22, 2000 convertible promissory note.



     Ampersand believes that its historical financial position has made it difficult to access standard sources for capital. Ampersand has limited assets on which a lender might seek a security interest to provide loans or a line of credit. Ampersand has been able to utilize the accounts receivable base of Samba as a means to locally fund the subsidiary. However, no such base exists with Ampersand. Since Ampersand has no asset base against which to arrange secured loans, it must deal with unsecured lending. The terms and conditions of the convertible promissory note issued in September 2000 to Azimuth Corporation in exchange for $500,000 in cash are identical to two other convertible promissory notes issued to unaffiliated third parties. In transactions in which Ampersand has borrowed short-term funds for brief periods of time, such funds were not available to Ampersand from any other sources. Accordingly, Ampersand's board of directors believes that the interest rates and additional consideration paid to Azimuth Corporation for these short-term loans are in accordance with what other companies might be required to pay for such loans were their financial circumstances similar to those of Ampersand. The terms of each loan were approved by all members of the board, who are not affiliated with Azimuth Corporation.


     Ampersand has negotiated similar compensation terms for all individuals, groups, or companies, who provide placement or finders services in private offering of equity or debt. The exercise price of warrants issued as compensation related to finders services has varied depending on the price of the offering. Affiliated parties were treated the same as all other outside parties providing finders services.

COMPENSATION

     COMPENSATION OF DIRECTORS

     Ampersand compensates its non-management directors through the grant of an annual option to purchase shares of Ampersand common stock. The options are granted at the first directors meeting following the Annual Meeting of Stockholders. The exercise price of the option is set at the fair market value determined by the closing price of the Ampersand common stock as reported on the Over-the-Counter Bulletin Board on the date of the grant. Non-management directors were granted options to purchase 50,000 shares and 20,000 shares for the years 2000 and 1999, respectively. Ampersand also reimburses its directors for expenses incurred in connection with their attendance at meetings of the board of directors.

     EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                           ----------------------------------------    ------------------------
                                                                                       RESTRICTED
                                                                                         STOCK
  NAME AND PRINCIPAL POSITION      YEAR     SALARY        BONUS (3)    OTHER (4)(5)      AWARDS         OPTIONS
  ---------------------------      ----     ------        ---------    ------------    ----------       -------
Peter P. Gombrich,.............    2000    $225,000        $50,000       $35,153          Nil           200,000
  Chairman of the Board and        1999    $200,000        $50,000       $ 9,000          Nil               Nil
  Chief Executive Officer          1998    $ 43,750(1)         Nil       $ 2,250          Nil               Nil
Leonard R. Prange,.............    2000    $175,000        $25,000       $24,270          Nil           100,000
  President, Chief Operating       1999    $139,583        $25,000       $ 3,500          Nil           400,000
  Officer, Chief Financial         1998          --(2)          --            --           --                --
  Officer and Secretary

-------------------------
(1) Compensation received in 1998 from InPath LLC, which was acquired by Ampersand in December 1998.

(2) Mr. Prange was elected President of Ampersand in December 1998 but did not receive any salary from Ampersand until January 1999.

(3) The employment agreements of Mr. Gombrich and Mr. Prange provide that they are each entitled to receive bonus compensation at the discretion of the board of directors. In May 2000 and February 2001, the board of directors authorized 1999 and 2000 bonus payments, respectively, to Mr. Gombrich and Mr. Prange.

(4) Ampersand policy provides that an employee may receive cash compensation in lieu of unused vacation time or defer unused vacation time for use in future periods. Mr. Gombrich took cash compensation of $26,153 and Mr. Prange took cash compensation of $18,270 to offset portions of their respective unused vacation time.

(5) The employment agreements of Mr. Gombrich and Mr. Prange provide that they are to receive monthly automobile allowances of $750 and $500, respectively.

STOCK OPTIONS

                             OPTION GRANTS IN 2000

     The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during 2000 under the 1999 Equity Incentive Plan.

     In addition to providing the number of shares subject to options granted to the Named Executive Officers, the following table discloses the range of potential realizable values at various assumed appreciation rates. The table discloses for the named executive officers the gain or spread that would be realized at the end of the option term for the options granted during 2000, if the price of the common stock appreciates annually by the percentage levels indicated from the market price on the date of grant.

                             OPTION GRANTS IN 2000

                                                                                             POTENTIAL REALIZABLE VALUE
                                  NUMBER OF                                                   AT ASSUMED ANNUAL RATES
                                  SECURITIES     PERCENT OF                                 OF STOCK PRICE APPRECIATION
                                  UNDERLYING       TOTAL        EXERCISE                          FOR OPTION TERM
                                   OPTIONS        OPTIONS       PRICE PER   EXPIRATION      ----------------------------
NAME                               GRANTED     IN FISCAL YEAR     SHARE        DATE            5%($)           10%($)
----                              ----------   --------------   ---------   ----------         -----           ------
Peter P. Gombrich..............    200,000          13.2%         $2.75      5/23/05         $151,958         $335,781
Leonard R. Prange..............    100,000           6.6%         $2.75      5/23/10         $172,946         $438,275

     The following table sets forth information with respect to the value of all stock options held at December 31, 2000 by the named executive officers. No options were exercised by the named executive officers in 2000.

                       FISCAL YEAR END OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                           OPTIONS/SARS                    OPTIONS/SARS
                                                        AT FISCAL YEAR END              AT FISCAL YEAR END
                                                   ----------------------------    ----------------------------
NAME                                               EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                               -----------    -------------    -----------    -------------
Peter P. Gombrich..............................          Nil         200,000             Nil          Nil(2)
Leonard R. Prange (1)..........................      400,000         100,000        $248,760          Nil(2)

-------------------------
(1) On May 27, 1999, Mr. Prange was granted an option to purchase 400,000 shares of Ampersand common stock at an exercise price of $0.3937 per share, the fair market value as of the date of the grant determined in accordance with the provisions of the 1999 Equity Incentive Plan. One-third of the option vested on the date of grant, one-third on May 27, 2000, and the remainder on May 27, 2001. Mr. Prange's employment agreement provides that upon a change in control, all unvested options outstanding shall immediately vest and become exercisable.

(2) Options granted to Mr. Gombrich and Mr. Prange during 2000 vest at the rate of 20% per year beginning on May 23, 2001, and have exercise prices of $2.750 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ampersand does not have a Compensation Committee. The entire board of directors participates in deliberations concerning executive compensation. Mr. Gombrich, Chairman of the Board and Chief Executive Officer of Ampersand, does not participate in any of the board's deliberations concerning his own compensation. Other than Mr. Gombrich and Messrs. Milley and Shaw, who were officers and directors of Bell, a predecessor of Ampersand, no member of the board of directors is a current or former officer or employee of Ampersand or any of Ampersand's subsidiaries. None of Ampersand's executive officers has served on the board of directors or on the compensation committee of any other entity that had an executive officer serving on Ampersand's board of directors.

     EMPLOYMENT AGREEMENTS

     MR. GOMBRICH is employed as Chairman of the Board and Chief Executive Officer of Ampersand pursuant to an employment agreement with InPath LLC dated May 1, 1998. Mr. Gombrich's agreement was amended on December 4, 1998 to reflect changes related to the acquisition of InPath LLC by Ampersand. Under Mr. Gombrich's agreement, Mr. Gombrich receives annual compensation consisting of a base salary, a bonus determined at the discretion of the board of directors, and a monthly automobile allowance of $750. Mr. Gombrich's base salary may be increased in the discretion of the board of directors. His base salary was $225,000 in 2000 and will be $250,000 in 2001. Mr. Gombrich's agreement has a term of three years, beginning May 1, 1998 and ending April 30, 2001. Thereafter, Mr. Gombrich's agreement automatically renews for consecutive terms of two years unless either Mr. Gombrich or Ampersand elects not to renew it.

For two years following the termination of Mr. Gombrich's agreement, Mr. Gombrich may not participate in a business that substantially and directly competes with Ampersand. If there is a change in control of Ampersand, and Ampersand thereafter terminates the agreement without cause, or Mr. Gombrich terminates the agreement for good reason, Mr. Gombrich is entitled to a lump-sum severance payment equal to three times the sum of his annual base salary, his annualized monthly automobile allowance, and the highest incentive compensation paid to him in any of the previous year incentive compensation periods. If Mr. Gombrich is terminated without cause or resigns for good reason, and no change in control of Ampersand has occurred, he is entitled to a lump-sum severance payment equal to two times the sum of the foregoing amounts.

     MR. PRANGE is employed as President of Ampersand under an employment agreement dated June 1, 1999. Under Mr. Prange's agreement, Mr. Prange receives annual compensation consisting of a base salary, a bonus as determined at the discretion of the board of directors, and a monthly automobile allowance of $500. Mr. Prange's base salary may be increased at the discretion of the board of directors. His base salary was $175,000 in 2000 and will be $200,000 in 2001. Mr. Prange's agreement has a term of three years, beginning June 1, 1999 and ending May 31, 2002. Thereafter, Mr. Prange's agreement automatically renews for additional one-year terms unless either Mr. Prange or Ampersand elects not to renew it. For two years following the termination of Mr. Prange's agreement, Mr. Prange may not actively participate in the management of a business that substantially or directly competes with Ampersand. If there is a change in control of Ampersand and Ampersand terminates Mr. Prange's agreement or Mr. Prange resigns after a change in control of Ampersand or for good reason, Mr. Prange is entitled to receive a lump-sum severance payment equal to the sum of his annual base salary, twelve times his monthly automobile allowance, and the highest incentive compensation paid to him in any of two consecutive annual incentive compensation periods. In addition, any unvested stock options, restricted stock awards or other equity-based incentives held by or owed to Mr. Prange vest fully and become immediately exercisable.

     EXECUTIVE COMPENSATION POLICIES

     The Ampersand board of directors' intent is to structure the compensation of Ampersand's executive officers so as to attract and retain executives capable of leading Ampersand to meet its business objectives and to motivate the executives to enhance long-term shareholder value. Ampersand's executive officers receive annual compensation consisting of cash salary as well as other forms of compensation, which the board believes to be in the best interests of Ampersand and the stockholders. Examples of such additional compensation are cash bonuses and automobile allowances. In determining the level of total compensation to be paid to an executive officer, the board considers such factors as the officer's responsibilities, qualifications and contribution to Ampersand, and the compensation paid by comparable companies to individuals in comparable positions. The board of directors' evaluation of executive officers, except the Chief Executive Officer, may also be based on the Chief Executive Officer's assessment of the officer's contribution to Ampersand. The board of directors also compensates executive officers and other key employees by means of stock options or other types of long-term, equity based awards, primarily under the terms of the 1999 Equity Incentive Plan, with respect to which the board of directors acts as the Compensation Committee.

     In selecting new executive officers, the board of directors considers the specific needs of Ampersand and the expertise and special skills offered by the candidates. The board of directors then determines starting compensation based on its assessment of the package needed to attract a particular individual to Ampersand. Compensation of continuing officers is also reviewed periodically against this assessment.

     The employment agreements of Mr. Gombrich and Mr. Prange provide for incentive compensation payments at the discretion of the board of directors. Since Ampersand's ultimate financial performance is directly related to its primary products, which are still in development and have not yet been introduced into the market, the board evaluated the performance of Ampersand and its principal executives during the year 2000, based on development accomplishments and cost controls. These development accomplishments included the initiation of a clinical trial for one of Ampersand's products, the development of a laboratory test version of Ampersand's InPath System, the signing of a license to allow the incorporation of HPV detection technology into the InPath System, and the finalization of the bio-molecular assay development for the InPath

System. In addition, management's ability to complete various capital funding programs, complete preliminary negotiations to merge AccuMed into a subsidiary of Ampersand, and the maintenance of spending controls focused on getting products to market, were also considered. Based on the board's evaluation of the overall performance of Ampersand, including the above specific points, the board awarded Mr. Gombrich a bonus of $50,000, equal to approximately 22% of his base salary, and awarded Mr. Prange a bonus of $25,000, equal to approximately 14% of his base salary.

     The board of directors has established specific financial and product performance goals for 2001, which will be used to measure each executive's performance and eligibility for incentive payments.

     The employment agreements of Mr. Gombrich and Mr. Prange provide for annual increases in base compensation at the discretion of the board of directors. In determining base compensation increases, the Board considered general market factors, which influence the compensation level of similar executives. In addition, the Board also took into account of the facts that the size and development stage of Ampersand dictate that the duties of each executive encompass a much broader and more detailed range of responsibilities and related time commitments than would be required in a company able to support a larger executive staff. Based on the Board's evaluation of all of these factors, the board of directors voted to increase the base compensation of each executive for the year 2001 by $25,000.

     Section 162(m) of the Internal Revenue Code of 1986, as amended generally limits Ampersand to a deduction, for federal income tax purposes, of no more than $1,000,000 in a taxable year of compensation paid to the Chief Executive Officer, or to any of the four most highly compensated officers of Ampersand other than the Chief Executive Officer. Compensation above $1,000,000 may be deducted if it is qualified performance-based compensation within the meaning of the Internal Revenue Code of 1986, as amended. The board believes that at the present time it is unlikely that the compensation paid to any officer of Ampersand in a taxable year will exceed $1,000,000. Therefore, the board of directors has not yet established a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as qualified performance-based compensation. The board of directors intends to continue to evaluate the effects of the statute and Treasury Regulations and to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended in the future to the extent consistent with the best interests of Ampersand.

Peter P. Gombrich
Alexander M. Milley
Robert C. Shaw
John Abeles, M.D.
Denis O'Donnell, M.D.

PERFORMANCE GRAPH

     The following graph compares the performance of Ampersand's common stock with the performance of the NASDAQ Composite (U.S.) Index and the NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distribution Index. The graph covers the period from November 30, 1998, immediately prior to Ampersand's acquisition of InPath LLC on December 4, 1998, when Ampersand entered into the medical-device industry, to December 31, 2000. The acquisition of InPath LLC was accounted for as a reverse acquisition whereby InPath LLC was deemed to have acquired Ampersand. Accordingly, information is shown as if Ampersand first became a reporting entity on December 4, 1998. Historical information for Ampersand prior to December 1998 is not reported. During the sixteen-month period preceding the acquisition of InPath LLC, Ampersand was not engaged in any business, and immediately before this period of inactivity it was engaged in designing and distributing drapery and upholstery fabrics. The graph shows the total cumulative return of an investment of $100 in the group of stocks that comprise each index. All values assume reinvestment of the full amount of dividends.

[PERFORMANCE GRAPH]

                                                          AMPM                 NASDAQ COMPOSITE US       NASDAQ MEDICAL DEVICES
                                                          ----                 -------------------       ----------------------
Nov-98                                                    100.00                     100.00                      100.00
Dec-98                                                    625.00                     112.99                      107.06
Dec-99                                                   1625.00                     209.99                      129.66
Dec-00                                                   2031.00                     126.37                      134.55

                              UNAUDITED PRO-FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     Ampersand Medical Corporation and Subsidiaries anticipates acquiring all of the outstanding shares of common stock and Series A Convertible Preferred Stock of AccuMed International, Inc. and Subsidiary in exchange for 3,760,742 shares of Ampersand common stock and 572,485 shares of Ampersand Series A Convertible Preferred stock. In addition, AccuMed options and warrants will be converted into Ampersand options and warrants to purchase approximately 1,678,467 shares of Ampersand common stock.

     The following unaudited pro-forma condensed consolidated financial information gives effect to the merger of Ampersand and AccuMed using the purchase method of accounting for business combinations.


     The unaudited pro-forma condensed consolidated balance sheet as of June 30, 2001 is presented as if the merger had occurred on June 30, 2001. The unaudited pro-forma condensed consolidated statements of operations are provided for the year ended December 31, 2000 and the period ended June 30, 2001, giving effect to the merger as though it had occurred on January 1, 2000.


     The unaudited pro-forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the merger had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future financial position or operating results of Ampersand. The unaudited pro-forma condensed consolidated financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of the operations of Ampersand and AccuMed. The costs related to restructuring and integration have not yet been determined, and Ampersand expects to charge these costs to operations during the quarter incurred.

     The unaudited pro-forma condensed consolidated financial information should be read in conjunction with the audited and unaudited financial statements and accompanying notes of Ampersand and AccuMed incorporated by reference in this prospectus/proxy statement.

                         AMPERSAND MEDICAL CORPORATION

            UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 2001



                                                                                                      PRO-FORMA
                                                          AMPERSAND      ACCUMED    ADJUSTMENTS      AS ADJUSTED
     (Amounts in thousands, except per share data)        ---------      -------    -----------      -----------
ASSETS
Cash and cash equivalents..............................         10          166          (450)            (274)
Available-for-sale securities..........................                     234          (234)(e)           --
Notes receivable.......................................      1,500                     (1,500)(b)           --
Accounts receivable, net...............................        554           43            --              597
Accrued interest receivable............................        144                        (63)(c)           81
Inventories............................................         45          598            --              643
Refundable taxes.......................................        108                         --              108
Prepaid expenses.......................................        159           17            --              176
                                                           -------       -------      -------         --------
                                                             2,520        1,058        (2,247)           1,331
Fixed Assets, net......................................        631          217                            848
Other Assets:
License, patents and technology........................      1,623        3,935          (534)(d)        5,024
Goodwill, net..........................................         67                      7,978(g)         8,045
Prepaid royalties......................................      1,298                       (979)(d)          319
                                                           -------       -------      -------         --------
TOTAL ASSETS...........................................      6,139        5,210         4,218           15,567
                                                           =======       =======      =======         ========
LIABILITIES AND EQUITY
Accounts payable.......................................      1,921          188            --            2,109
Taxes payable..........................................                                    --               --
Customer and other deposits............................                                    --               --
Accrued payroll costs..................................         98                         --               98
Accrued expenses.......................................        660          597           (54)(d)        1,190
                                                                                           50(a)
                                                                                          (63)(c)
Deferred revenue.......................................         58          315          (315)(d)           58
Revolving line of credit...............................         97                         --               97
Current maturities notes payable -- related party......        471                         --              471
Current maturities notes payable.......................        914                     (1,500)(b)         (586)
Current portion of long term debt......................         --        1,772            --            1,772
Other current liabilities..............................         --                         --               --
                                                           -------       -------      -------         --------
TOTAL CURRENT LIABILITIES..............................      4,219        2,872        (1,882)           5,209
DEFERRED REVENUE.......................................         --          989          (535)(D)           --
                                                                                         (454)(A)
Preferred stock, series A convertible ($.001 par)......         --        2,576        (2,576)(a)            1
                                                                                            1(a)
Preferred stock, series B convertible ($.001 par)......          1           --                              1
Common stock ($.001 par)...............................         31           57           (57)(a)           35
                                                                                            4(a)
                                                                                           --
Additional paid-in capital.............................     18,563       61,291       (61,291)(a)       27,840
                                                                                        6,653(a)
                                                                                        2,624(a)
Note receivable from stockholder.......................       (250)                        --             (250)
Other comprehensive loss...............................                    (154)          154(a)            --
Accumulated deficit....................................    (16,335)      (62,205)      62,205(a)       (16,335)
                                                                                         (609)(d)         (609)
Deferred stock compensation............................                                    (1)(a)           (1)
Cumulative translation adjustment......................        (90                         --              (90)
Treasury stock.........................................                    (216)          216(a)          (234)
                                                                                         (234)(e)
                                                           -------       -------      -------         --------
TOTAL STOCKHOLDERS' EQUITY.............................      1,920        1,349         7,089           10,358
                                                           -------       -------      -------         --------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY...............      6,139        5,210         4,218           15,567
                                                           =======       =======      =======         ========

                         AMPERSAND MEDICAL CORPORATION


       UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                         SIX MONTHS ENDED JUNE 30, 2001



                                                      HISTORICAL    HISTORICAL                      PRO-FORMA
                                                      AMPERSAND      ACCUMED        ADJUSTMENTS    AS ADJUSTED
                                                      ----------    ----------      -----------    -----------
REVENUE
  Net sales.......................................         697            43             --              740
  Licensing fees and royalties....................          --           716            (42)(g)          674
                                                       -------       -------           ----          -------
       Total revenue..............................         697           759            (42)           1,414
OPERATING EXPENSES
  Cost of goods sold..............................         487            47             --              534
  Research and development........................       1,938           354             --            2,292
  Amortization....................................                                      399(k)           399
  Selling, general, and administrative expenses...       2,713         1,436            (66)(l)        4,083
                                                       -------       -------           ----          -------
       Total operating expenses...................       5,138         1,837            333            7,308
                                                       -------       -------           ----          -------
OPERATING LOSS....................................      (4,441)       (1,078)          (375)          (5,894)
                                                       -------       -------           ----          -------
OTHER INCOME (EXPENSE)
  Interest expense -- related party...............        (226)           --             --             (226)
  Interest expense................................        (119)          (61)            50(j)          (130)
  Interest income -- related party................          18            --             --               18
  Interest income.................................          53                          (50)(j)            3
  Other income, net...............................           3            66             --               69
                                                       -------       -------           ----          -------
       Total other income (expense)...............        (271)            5             --             (266)
                                                       -------       -------           ----          -------
LOSS BEFORE INCOME TAXES..........................      (4,712)       (1,073)          (375)          (6,160)
Income taxes......................................          --            --             --               --
                                                       -------       -------           ----          -------
Net loss..........................................      (4,712)       (1,073)          (375)          (6,160)
Dividends on convertible preferred stock..........        (212)           --             --             (212)
Deemed dividend upon issuance of convertible
  preferred stock.................................      (1,933)           --                          (1,933)
                                                       -------       -------           ----          -------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS.........      (6,857)       (1,073)          (375)          (8,305)
                                                       =======       =======           ====          =======
BASIC AND DILUTED NET LOSS PER SHARE..............     $ (0.23)      $ (0.19)                        $ (0.24)
                                                       =======       =======                         =======
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING........      30,437         5,738                          34,048
                                                       =======       =======                         =======

                         AMPERSAND MEDICAL CORPORATION

       UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000


                                                     HISTORICAL    HISTORICAL                       PRO-FORMA
                                                     AMPERSAND      ACCUMED      ADJUSTMENTS       AS ADJUSTED
  (Amounts in thousands, except per share data)      ----------    ----------    -----------       -----------
REVENUE
  Net sales......................................       1,094           303          (121)(f)          1,276
  Licensing fees and royalties...................          --           174           (66)(g)            108
                                                      -------       -------        ------           --------
       Total revenue.............................       1,094           477          (187)             1,384
OPERATING EXPENSES
  Cost of revenues...............................         637           122           (58)(h)            701
  Research and development.......................       3,426         1,143            --              4,569
  Amortization...................................         169            --           798(k)             967
  Selling, general, and administrative
     expenses....................................       3,550         2,866          (118)(i)          6,298
                                                      -------       -------        ------           --------
       Total operating expenses..................       7,782         4,131           622             12,535
                                                      -------       -------        ------           --------
OPERATING LOSS...................................      (6,688)       (3,654)         (809)           (11,151)
                                                      -------       -------        ------           --------
OTHER INCOME (EXPENSE)
  Interest expense -- related party..............        (155)           --            --               (155)
  Interest expense...............................         (80)          (38)           16(j)            (102)
  Interest income -- related party...............          63            --            --                 63
  Interest income................................          10            16           (16)(j)             10
  Realized gain on available for sale security...          --           331          (331)(l)             --
  Other income, net..............................         239           247            --                486
                                                      -------       -------        ------           --------
       Total other income (expense)..............          77           556          (331)               302
                                                      -------       -------        ------           --------
LOSS BEFORE INCOME TAXES.........................      (6,611)       (3,098)       (1,140)           (10,849)
INCOME TAXES.....................................          --            --            --                 --
                                                      -------       -------        ------           --------
NET LOSS.........................................      (6,611)       (3,098)       (1,140)           (10,849)
                                                      =======       =======        ======           ========
BASIC AND DILUTED NET LOSS PER SHARE.............     $ (0.24)      $ (0.55)                        $  (0.36)
                                                      =======       =======                         ========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.......      27,869         5,653                           30,069
                                                      =======       =======                         ========

NOTES TO THE UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET


     The following represents the components of the purchase price of AccuMed for financial accounting purposes (in thousands):

     Fair value of 3,760,742 shares of Ampersand common
      stock exchanged for outstanding AccuMed common
      stock.................................................    $6,243
     Fair value of 572,485 shares of Ampersand Series A
      Convertible Preferred Stock exchanged for outstanding
      AccuMed Series A Convertible Preferred Stock..........       415
     Fair value of stock options exchanged:
       Vested options.......................................       884
       Unvested options.....................................         1
     Fair value of warrants exchanged.......................     1,739
     Estimated direct acquisition costs to be incurred by
      Ampersand.............................................       450
                                                                ------
       Total purchase price.................................    $9,732
                                                                ======


     The fair value of the common stock issued in the merger of $1.66 per share was based on the average market value of Ampersand common stock during the period commencing three days before and ending three days after the announcement date of the acquisition. The fair value of stock options exchanged was determined on a grant-by-grant basis using the Black-Scholes model and the following assumptions:

     - stock price of $1.66;

     - volatility of 216%;

     - dividend rate of zero;

     - risk-free rate of return ranging from 5.0% to 6.0% depending on the date of the grant; and

     - expected life ranging from .08 to 8.83 years depending on the vesting status.

     The total number of shares pertaining to stock options assumed to be exchanged was 550,269, of which 441,178 were vested and 109,091 were unvested. The intrinsic value of the unvested employee stock options is recorded in the purchase accounting as deferred compensation to be amortized over the remaining vesting period. The fair value of warrants exchanged pertaining to 1,128,197 shares was determined using the Black-Scholes model and the following assumptions:

     - stock price of $1.66;

     - volatility of 216%;

     - dividend rate of zero;

     - risk-free rate of return ranging from 5.0% to 6.0% depending on the date of the grant; and

     - expected life equal to the remaining contractual term of each warrant.


     The following represents the preliminary allocation of the total purchase price to the estimated fair values of acquired assets and liabilities of AccuMed at June 30, 2001 and is for illustrative purposes only. For purposes of this pro-forma presentation the excess of the purchase price over the historical book value of net assets acquired has been allocated to license, patents and technology. Upon consummation of the merger, the fair value of the acquired licenses, patents and technology will be determined for purposes of the actual allocation. Assuming the transaction occurred on June 30, 2001, the purchase accounting allocation would have been as follows (in thousands):



Historical book value of net assets acquired................    $1,349
Historical deferred revenue of AccuMed included in the net
  assets acquired above, excluded from purchase price.......       454
                                                                ------
                                                                 1,803
License, patents and technology.............................     7,978
Liability for acquisition costs incurred by AccuMed.........       (50)
Deferred compensation.......................................         1
                                                                ------
          Total purchase price..............................    $9,732
                                                                ======

     The purchase accounting allocation summarized above is reflected in the following pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet at June 30, 2001:


     a. To record Ampersand's investment in AccuMed equal to the total purchase price summarized above (including the $200 of direct acquisition costs incurred by Ampersand) and to record as license, patents and technology the excess of the total purchase price over the fair value of the net assets acquired resulting from the purchase accounting for AccuMed. The amounts allocated to license, patents and technology will be amortized over 10 years.

     b. To eliminate the note payable of AccuMed to Ampersand.

     c. To eliminate the accrued interest on the note payable of AccuMed to Ampersand.

     d. To remove license fees and royalties paid to AccuMed by Ampersand recorded by Ampersand and related deferred revenue as recorded by AccuMed.

     e. To remove AccuMed's investment in Ampersand common stock.

NOTES TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

     f. To eliminate AccuMed sales to Ampersand.

     g. To eliminate license fees and royalties recognized by AccuMed from a license agreement between AccuMed and Ampersand.

     h. To eliminate AccuMed's cost of goods sold related to sales between the companies.

     i. To eliminate license fees and royalties as recorded by Ampersand from a license agreement between AccuMed and Ampersand.

     j. To eliminate interest income and interest expense on notes payable by AccuMed to Ampersand.

     k. To reflect amortization of the license, patents and technology of Ampersand recorded in the purchase accounting for the merger, based on an expected useful life of 10 years.

     l. To eliminate AccuMed's realized gain on available for sale security from the sale of Ampersand common stock.

                     DESCRIPTION OF AMPERSAND CAPITAL STOCK

     The following description contains a summary of the material features of the capital stock of Ampersand but does not purport to be complete and is subject to and qualified in its entirety by reference to the Ampersand Certificate of Incorporation which is filed as an exhibit to the Registration Statement of which this proxy statement-prospectus is a part.

GENERAL


     The Ampersand Certificate of Incorporation authorizes the issuance by Ampersand of up to 55,000,000 shares of its capital stock consisting of 50,000,000 shares of Ampersand common stock, par value $.001 per share, and 5,000,000 shares of Ampersand preferred stock. As of August 7, 2001, 30,702,149 shares of Ampersand common stock and 1,500,000 shares of Ampersand Series B Convertible Preferred Stock were issued and outstanding. The Ampersand Series B Convertible Preferred Stock is convertible into 6,000,000 shares of Ampersand common stock. In addition, as of August 7, 2001, Ampersand had outstanding options and warrants and debt convertible into an aggregate of 7,952,611 shares of Ampersand common stock. The Ampersand common stock is quoted on the Over-the-Counter Bulletin Board under the symbol, AMPM. The stock transfer agent and registrar for the Ampersand common stock is LaSalle Bank National Association, Chicago, Illinois.


     On May 24, 2001, Ampersand's stockholders approved a one-for-three reverse split of Ampersand's common stock. The split will become effective sometime after the closing of the merger. In the split, each three shares of Ampersand's common stock will be reclassified and converted into one share of common stock. Fractional shares will not be issued. Instead, stockholders will be entitled to receive a cash distribution, without interest, in lieu of any fractional shares.

COMMON STOCK

     Each share of the Ampersand common stock has the same relative rights and is identical in all respects with each other share of the Ampersand common stock.

     Subject to any prior rights of the holders of any Ampersand preferred stock then outstanding, holders of the Ampersand common stock are entitled to receive such dividends as are declared by the Ampersand board of directors out of funds legally available therefor. Full voting rights are vested in the holders of Ampersand common stock, each share being entitled to one vote, subject to the rights of the holders of any Ampersand preferred stock then outstanding. The Ampersand board of directors may issue authorized shares of Ampersand common stock without stockholder approval. Subject to any prior rights of the holders of any Ampersand preferred stock then outstanding, in the event of liquidation, dissolution or winding up of Ampersand, holders of shares of Ampersand common stock are entitled to receive pro rata, any assets distributable to stockholders with respect of shares held by them. Holders of shares of Ampersand common stock do not have any preemptive rights to subscribe for any additional securities which may be issued by Ampersand or cumulative voting rights. The outstanding shares of Ampersand common stock are, and the shares of Ampersand common stock to be issued in the merger when issued will be, fully paid and non-assessable.

PREFERRED STOCK

     The Ampersand Certificate of Incorporation authorizes the issuance by Ampersand of up to 5,000,000 shares of Ampersand preferred stock, par value $.001 per share. The Ampersand preferred stock may be issued in one or more series at such time or times and for such consideration as the Ampersand board of directors may determine. The Ampersand board of directors is expressly authorized at any time, and from time to time, to provide for the issuance of Ampersand preferred stock with such voting and other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution providing for the issuance thereof. The Ampersand board of directors is authorized to designate the series and the number of shares comprising such series, the dividend rate, the redemption rights, if any, any purchase, retirement or sinking fund provisions, any conversion rights and any special voting rights with respect to the shares of such series. The ability of the Ampersand board of directors to issue Ampersand preferred stock without stockholder approval could make an acquisition by an unwanted suitor of a controlling interest in Ampersand more difficult, time-consuming or costly, or otherwise discourage an attempt to acquire control of Ampersand. Shares of Ampersand preferred stock redeemed or acquired by Ampersand may return to the status of authorized but unissued shares, without designation as to series, and may be reissued by the Ampersand board of directors.

     SERIES A CONVERTIBLE PREFERRED STOCK. Ampersand has designated 590,197 shares of its preferred stock as Series A Convertible Preferred Stock with a stated value of $4.50 per share. The Series A Convertible Preferred Stock is not redeemable and pays no dividends. In the event of a liquidation, dissolution or winding up of Ampersand, holders of shares of Ampersand Series A Convertible Preferred Stock are entitled to receive prior to any distribution to the holders of the shares of Ampersand common stock and pro rata with the holders of the Ampersand Series B Convertible Preferred Stock, a liquidation preference of $4.50 per share. The Series A Convertible Preferred Stock may be converted at any time by the holders of such shares into that number of shares of Ampersand common stock equal to the stated value of the Series A Convertible Preferred Stock divided by the conversion price, which initially is $10.3034 per share. The conversion price will be appropriately adjusted to take into account the Ampersand reverse stock split referred to under "General" above. The Series A Convertible Preferred Stock may also be converted by Ampersand until February 28, 2004 if the Ampersand common stock price equals or exceeds $13.50 per share. Except as specifically required by law, the holders of the Series A Convertible Preferred Stock shall have no right to vote on any matters.

     SERIES B CONVERTIBLE PREFERRED STOCK. Ampersand has designated 1,500,000 shares of its Preferred Stock as Series B Convertible Preferred Stock with a stated value of $4.00 per share. The Series B Convertible Preferred Stock accrues dividends at an annual rate of 10% which are scheduled to be paid quarterly by Ampersand on the last day of March, June, September and December. The Series B Convertible Preferred Stock is not redeemable. In the event of a liquidation, dissolution or winding up of Ampersand, holders of shares of Ampersand Series B Convertible Preferred Stock are entitled to receive prior to any distribution to the holders of the shares of Ampersand common stock and pro rata with the holders of the Ampersand Series A Convertible Preferred Stock, a liquidation preference of $4.00 per share. The Series B Convertible Preferred Stock may be converted at any time by the holders of such shares into that number of shares of Ampersand common stock equal to the stated value of the Series A Convertible Preferred Stock divided by the conversion price, which initially is $1.00 per share. The conversion price will be appropriately adjusted to take into account the Ampersand reverse stock split referred to under "General" above. The Series B Convertible Preferred Stock may also be converted by Ampersand if the Ampersand common stock price exceeds $4.00 per share for any 40 consecutive trading days upon 20 days prior written notice to the holders of the Series B Convertible Preferred Stock. Except as specifically required by law and for matters affecting the rights of the holders of the Series B Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock shall have no right to vote on any matters.

                      DESCRIPTION OF ACCUMED CAPITAL STOCK

GENERAL


     The AccuMed Certificate of Incorporation authorizes the issuance by AccuMed of up to 55,000,000 shares of its capital stock consisting of 50,000,000 shares of AccuMed common stock (par value $0.01 per share) and 5,000,000 shares of AccuMed preferred stock, par value $0.01 per share. As of August 7, 2001, 5,739,838 shares of AccuMed common stock and 572,485 shares of AccuMed Series A Convertible Preferred Stock were issued and outstanding. The shares of Series A Convertible Preferred Stock are convertible into 381,659 shares of AccuMed common stock. In addition, as of August 7, 2001, AccuMed has outstanding options and warrants to purchase an aggregate of 2,558,429 shares of AccuMed common stock and a note convertible into 56,411 shares of AccuMed common stock.

COMMON STOCK

     AccuMed common stockholders are entitled to one vote per share on all matters to be voted upon by AccuMed common stockholders. AccuMed common stockholders may not cumulate votes for the election of directors.

     AccuMed common stockholders are entitled to receive ratably any dividends as may be declared from time to time by the AccuMed board of directors out of funds legally available for dividend payments, subject to dividend preferences of any holders of AccuMed preferred stock. In the event of liquidation or dissolution of AccuMed, its common stockholders are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any preferred stock. AccuMed common stockholders do not have any preemptive or conversion rights or other subscription rights. Neither redemption nor sinking fund provisions apply to AccuMed common stock.

     All outstanding shares of AccuMed common stock are fully paid and non-assessable.

PREFERRED STOCK

     AUTHORIZATION TO ISSUE ADDITIONAL PREFERRED STOCK

     AccuMed's board of directors may issue up to 5,000,000 total shares of preferred stock, including the Series A Convertible Preferred Stock currently outstanding, in one or more series and, subject to Delaware corporate law, may:

          - fix the number of shares and designation of any series;

          - fix its preferences, limitations, rights qualifications and restrictions; and

          - determine the voting power of any such series.

     Although AccuMed presently does not intend to do so, its board may issue additional preferred stock with voting and conversion rights which could negatively affect the voting power or other rights of AccuMed common stockholders without stockholder approval. For example, the issuance of additional preferred stock could further decrease the amount assets available for distribution to common stockholders and delay or prevent a change in control of AccuMed.

     SERIES A CONVERTIBLE PREFERRED STOCK


     At August 7, 2001, there were 572,485 shares of AccuMed's Series A Convertible Preferred Stock outstanding. Each share is convertible into .6667 of a share of AccuMed common stock at the election of the holder without payment of any additional consideration.



     Liquidation Preference. If AccuMed were to liquidate, each holder of Series A Convertible Preferred Stock will be entitled to receive an amount equal to the stated value of its shares. The Series A Convertible Preferred Stock liquidation preference must be satisfied in full before any payment may be made on the AccuMed common stock or other stock ranking junior to the Series A Convertible Preferred Stock. The liquidation preference and stated value of Series A Convertible Preferred Stock is $4.50 per share. The aggregate liquidation preference and stated value of the Series A Convertible Preferred Stock outstanding at August 7, 2001 is $2,576,183.


     Voting Rights. The holders of Series A Convertible Preferred Stock are not entitled to voting rights, except as required by law and except that AccuMed may not take any of the following actions without the affirmative vote of a majority of the outstanding shares of Series A Convertible Preferred Stock:

          - issue any shares of preferred stock senior as to liquidation and/or dividend;

          - change the rights of the Series A Convertible Preferred Stock so as to adversely affect the holders of such stock; or

          - incur certain forms of indebtedness.

CERTAIN PROVISIONS OF DELAWARE LAW

     As a Delaware corporation, AccuMed is subject to the anti-takeover provisions of Section 203 of the DGCL. In general, the statue prohibits a publicly traded Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the transaction is approved in the prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns or within three years prior did own, 15% or more of the corporation's voting stock.

CERTAIN CHARTER AND BYLAW PROVISIONS

     Special Meetings. AccuMed's bylaws provide that special meetings of stockholders may be called only by the chairman of the board, the president or the secretary at the request in writing of a majority of the board of directors. This provision may make it more difficult for stockholders to take action opposed by the board.

     Indemnification of Directors and Officers. AccuMed's certificate of incorporation provides a right to indemnification to the fullest extent permitted by law for expenses, attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by an officer or director arising from a threatened, pending or completed proceeding, other than an action by or in the right of AccuMed, by reason of the fact that the officer or director is or was an officer or director or was serving at the request of AccuMed as an officer, director, employee or agent of another corporation or other enterprise. This indemnification is available if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of AccuMed.

     Similar indemnification is provided to officers and directors in proceedings brought by or in the right of AccuMed, except if the person is adjudged to be liable in respect of a claim, issue or matter, unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity.

LIMITATION OF LIABILITY

     AccuMed's certificate of incorporation provides that no director will be personally liable to AccuMed or its stockholder for monetary damages for a breach of fiduciary duty as a director, except for liability for:

          - any breach of the director's duty of loyalty to AccuMed or its stockholders;

          - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          - the payment of unlawful dividends and other actions prohibited by Delaware corporate law; and

          - any transaction resulting in receipt by the director of an improper personal benefit.

TRANSFER AGENT

     The transfer agent for the AccuMed common stock is Equiserve, First Chicago Trust division.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ACCUMED


     ACCUMED COMMON STOCK. The table below sets forth certain information as of August 7, 2001 with respect to the beneficial ownership of AccuMed common stock by (1) each person known by AccuMed to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) each director, (3) the executives named in the summary compensation table of AccuMed's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 and (4) all executive officers and directors as a group. As of August 7, 2001, there were 5,739,838 shares of AccuMed's common stock outstanding.


     Unless otherwise noted, AccuMed believes that all persons named in the table below have sole voting and investment power with respect to all shares of AccuMed common stock listed as beneficially owned by them.

A person is deemed to be the beneficial holder of securities that can be acquired by the person currently or within 60 days of August 7, 2001 upon the exercise of warrants or options or the conversion of AccuMed's Series A Convertible Preferred Stock. Each beneficial owner's percentage ownership is determined by including shares, underlying options or warrants which are exercisable or preferred stock which is convertible by the person currently or within 60 days following this date, and excluding shares underlying options, warrants and convertible preferred stock held by any other person.


                                                                                       PERCENT OF
                                                                                         SHARES
                      NAME AND ADDRESS                           NUMBER OF SHARES     BENEFICIALLY
                    OF BENEFICIAL OWNER                         BENEFICIALLY OWNED       OWNED
                    -------------------                         ------------------    ------------
Bellingham Capital Industries...............................       1,333,334 (1)          20.8%
  P.O. Box 323
  St. Helier, Jersey, Chan. Islands
Robert L. Priddy............................................       1,120,443 (2)          17.2%
  c/o AccuMed International, Inc.
  920 N. Franklin St., Suite 402
  Chicago, Il 60610
Edmund Shea.................................................         306,663 (3)           5.2%
  655 Brea Canyon Rd
  Walnut, CA 91789
Paul F. Lavallee............................................         431,334 (4)           7.1%
Mark Banister...............................................          10,002 (5)             *
Jack H. Halperin............................................          13,336 (6)             *
Leonard Schiller............................................          20,826 (7)             *
Norman J. Pressman..........................................         212,501 (8)           3.6
All directors and executive officers as a group (5
  persons)..................................................       1,595,941 (9)          23.1%

-------------------------
  * Represents less than 1%.

(1) Includes 667,667 shares underlying warrants held by Bellingham Capital Industries. AccuMed has been advised that Rodney Gilbert is the sole record holder and control person of Bellingham Capital Industries.

(2) Mr. Priddy directly owns 355,555 shares of AccuMed common stock and warrants to purchase up to 247,222 shares of AccuMed common stock. The number shown includes 13,336 shares underlying stock options and 236,031 shares underlying AccuMed's Series A Convertible Preferred Stock. The number shown also includes an additional 120,926 shares, and 147,373 shares underlying warrants held by Commonwealth Associates. Mr. Priddy is a control person of the corporate general partner of Commonwealth Associates and may be deemed to be a beneficial owner of securities held by Commonwealth Associates. Mr. Priddy disclaims beneficial ownership of the securities held by Commonwealth Associates except to the extent of his 9.9 percentage ownership interest in Commonwealth Associates.

(3) Includes 110,219 shares underlying warrants held by Mr. Shea.

(4) Includes 378,334 shares underlying stock options held by Mr. Lavallee.

(5) Includes 10,002 shares underlying stock options held by Mr. Banister.

(6) Includes 13,336 shares underlying stock options held by Mr. Halperin.

(7) Includes 13,336 shares underlying stock options held by Mr. Schiller.

(8) Includes 208,334 shares underlying stock options held by Dr. Pressman.

(9) Includes 236,031 shares underlying AccuMed's Series A Convertible Preferred Stock, 394,595 shares underlying warrants, and 428,344 shares underlying options held by executive officers and directors as a group.

     ACCUMED PREFERRED STOCK. The table below sets forth certain information as of August 7, 2001 with respect to the beneficial ownership of the Series A Convertible Preferred Stock by (1) each person known by AccuMed to be the beneficial owner of more than 5% of the outstanding shares of Series A Convertible Preferred Stock, (2) the only director, nominee or executive officer who owns any Series A Convertible Preferred Stock, and (3) executive officers and directors as a group. As of August 7, 2001, there were 572,485 shares of Series A Convertible Preferred Stock outstanding. Unless otherwise noted, AccuMed believes that all persons named in the table have sole voting and investment power with respect to all shares of Series A Convertible Preferred Stock listed as beneficially owned by them.


                    NAME AND ADDRESS OF                         AMOUNT AND NATURE OF    PERCENT OF
                      BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP      CLASS
                    -------------------                         --------------------    ----------
Robert L. Priddy............................................          354,046             61.8%
  c/o AccuMed International, Inc.
  920 N. Franklin St., Ste 402
  Chicago, IL 60610
France Finance IV(1)........................................           47,250              8.3%
  51, rue Vivienne
  75002 Paris, France
Fifth Third Bank of Western Ohio, Trustee Piqua.............           35,405              6.1%
John Scarbrough, Sr. IRA(2)
  Main St. at Ash St.
  P.O. Box 703
  Piqua, OH 45356
Shannon P. Acks.............................................           29,504              5.2%
  502 Reston Mill Lane
  Marietta, GA 30067
All executive officers and directors as a group (5
  persons)..................................................          354,046             61.8%

-------------------------
(1) France Finance IV is a French investment asset management entity, its control person is its president, Phillippe Braye.

(2) John Scarbrough, Sr. is the beneficial owner of these shares held in his individual retirement account by Fifth Third Bank of Western Ohio.

                    COMPARISON OF RIGHTS OF STOCKHOLDERS OF
                             ACCUMED AND AMPERSAND

ISSUANCE OF CAPITAL STOCK


     The AccuMed Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. AccuMed has designated 1,245,340 shares of its preferred stock as Series A Convertible Preferred Stock. At August 7, 2001, 5,739,838 shares of common stock and 572,485 shares of Series A Convertible Preferred Stock were issued and outstanding.



     The Ampersand Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. Ampersand has designated 590,197 shares of its preferred stock as Series A Convertible Preferred Stock and 1,500,000 shares of its preferred stock as Series B Convertible Preferred Stock. At August 7, 2001, 30,585,749 shares of Ampersand common stock and 1,500,000 shares of Series B Convertible Preferred Stock were outstanding. No shares of Ampersand's Series A Convertible Preferred Stock have been issued. For information regarding the number of shares of Ampersand common stock and Series A Convertible Preferred Stock that would have been issued on a pro forma basis upon the consummation of the merger as of December 31, 2000, see "Unaudited Pro Forma Combined Consolidated Financial Information." Both AccuMed and Ampersand are authorized to issue additional shares of capital stock up to the amount authorized without stockholder approval.


     On May 24, 2001, Ampersand's stockholders approved a one-for-three reverse split of Ampersand's common stock. The split will become effective after the closing of the merger. In the split, each three shares of Ampersand's common stock will be reclassified and converted into one share of common stock. Fractional shares will not be issued. Instead, stockholders will be entitled to receive a cash distribution, without interest, in lieu of any fractional shares. Inasmuch as the reverse stock split will be accomplished on a basis that is strictly proportional to the holdings of the Ampersand stockholders immediately prior to the split, there will be no substantive change or effect in the nature or percentage of their holdings other than the elimination of any resulting fractional shares (which effect would be minimal and immaterial to the stockholders). The reverse split will create almost 34,000,000 additional authorized but unissued shares of Ampersand common stock that could be sold by Ampersand's board of directors without stockholder approval, thus diluting the relative stock interests in Ampersand of the existing stockholders at the time of the sale.


     Assuming that no new shares of Ampersand common stock will have been issued prior to the merger, as a result of the merger the former stockholders of AccuMed will hold 11% of the outstanding shares of Ampersand common stock, and the continuing stockholders of Ampersand will hold 89% of the outstanding shares of Ampersand common stock, which means that the continuing stockholders of Ampersand, as a group, would control the surviving corporation. Even if all of the current holders of AccuMed's Series A Convertible Preferred Stock and its convertible note, and all of the holders of AccuMed's options and warrants, were to exercise their rights to convert into, or acquire, shares of Ampersand common stock at or after the merger, there would be no material change to the control position of the continuing stockholders of Ampersand.



RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK



     The Series A Convertible Preferred Stock of Ampersand may be converted by Ampersand until February 28, 2004 if the Ampersand common stock per share price equals or exceeds $13.50, whereas the Series A Convertible Preferred Stock of AccuMed may be converted by AccuMed until February 28, 2004 if the AccuMed common stock per share price equals or exceeds $27.00. Thus, after the merger, the former holders of the AccuMed Series A Convertible Stock would find that their new holdings of Ampersand Series A Convertible Stock could be more easily converted on an involuntary basis by Ampersand.



     Except as specifically required by law, and except with respect to any changes to the rights of the Series A Convertible Preferred Stock that may adversely affect its holders, the holders of the Series A Convertible Preferred Stock of Ampersand shall have no right to vote on any matters. In addition to the requirements of law and with respect to those matters that may adversely affect its holders, the holders of the Series A Convertible Preferred Stock of AccuMed have the right to vote on the following matters: (a) the issuance by AccuMed of shares of preferred stock senior to the Series A Convertible Preferred Stock as to liquidation and/or dividends, and (b) whether AccuMed may incur certain forms of debt. Both the AccuMed and the Ampersand Series A Convertible Preferred Stock provide that a merger or consolidation is considered a liquidation entitling holders to receive cash payment of their liquidation preference. The AccuMed liquidation preference trigger may be waived by a majority of the holders of its Series A Convertible Preferred Stock, and was waived for the merger, whereas the Ampersand provision may be waived by a majority in interest of the holders of its Series A Convertible Preferred Stock.


PAYMENT OF DIVIDENDS

     Ampersand is restricted to paying dividends on its common stock by the Certificate of Designation for the Series B Convertible Preferred Stock in that if any dividends on the Series B Convertible Preferred Stock are then in arrears, Ampersand shall not declare any dividends on its common stock or on any other stock junior to the Series B Convertible Preferred Stock, except for dividends payable in shares of Ampersand's capital stock or any class junior to the Series B Convertible Preferred Stock. Such restriction adds an additional potential obstacle to the payment of dividends to the former holders of AccuMed common stock that they did not have as holders of AccuMed common stock.

SPECIAL MEETINGS OF STOCKHOLDERS

     Special meetings of AccuMed stockholders may be called by the Chairman of the Board, the President or the Secretary at the written request of the majority of its board of directors, or the holders of not less than one-fifth of the outstanding capital stock of AccuMed entitled to vote at the meeting. Special meetings of Ampersand stockholders may be called only by a majority of the authorized directors of Ampersand. As a consequence of such provision, after the merger the former stockholders of AccuMed will no longer have the right to force a special meeting of stockholders to consider specific proposals, although such proposals could still be presented to Ampersand for possible consideration at Ampersand's annual meeting.

NUMBER AND TERM OF DIRECTORS

     Pursuant to the AccuMed Bylaws, the board of directors shall consist of a minimum of seven and a maximum of nine members, as determined by a resolution adopted by a majority of the directors. The Ampersand Certificate of Incorporation provides that the number of directors shall be fixed by a resolution adopted by a majority of the directors of Ampersand. This differences should have no significant effect on the rights of the former stockholders of AccuMed after the merger. See "Management After the Merger."

                                 LEGAL MATTERS

     The validity of the shares of Ampersand common stock offered hereby will be passed upon for Ampersand by Schwartz, Cooper, Greenberger & Krauss, Chartered, Chicago, Illinois.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements and schedules of AccuMed International, Inc. and Subsidiary as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG LLP covering the December 31, 2000 consolidated financial statements contains an explanatory paragraph that states that AccuMed's recurring losses from operations and working capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. The consolidated statements do not include any adjustments that might result from the outcome of that uncertainty.

     AccuMed does not expect a representative of KPMG LLP to be present at the special meeting.

     The consolidated financial statements of Ampersand Medical Corporation and Subsidiaries appearing in Ampersand Medical Corporation and Subsidiaries' Form 10-K, as amended, for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The report of Ernst & Young LLP covering the December 31, 2000 financial statements contains an explanatory paragraph that states that Ampersand's recurring losses from operations and working capital deficiency raise substantial doubt about Ampersand's ability to continue as a going concern. The consolidated statements do not include any adjustments that might result from the outcome of that uncertainty.

                              STOCKHOLDER MATTERS

     If the merger is completed, AccuMed will cease to exist as a separate corporate entity and will not hold an annual meeting. If the merger is not completed, AccuMed will hold an annual meeting to elect directors. Stockholder proposals intended to be presented at the next annual meeting of AccuMed stockholders must be received by AccuMed not later than September 15, 2001, to be considered for inclusion in AccuMed's proxy materials relating to that meeting. Submitted proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals. Stockholder proposals should be addressed to the attention of the Secretary of AccuMed, 920 North Franklin, Suite 402, Chicago, IL 60610.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the special meeting other than those matters described in this proxy statement/prospectus. If any other matter should properly come before the special meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                           DOCUMENTS BEING DELIVERED
                      WITH THIS PROXY STATEMENT-PROSPECTUS


     AccuMed's and Ampersand's Annual Reports on Form 10-K, as amended, for the fiscal years ended December 31, 2000, AccuMed's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and Ampersand's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 are being delivered with this proxy statement-prospectus.


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Ampersand has filed a Registration Statement with the Securities and Exchange Commission under the Securities Act that registers the distribution to AccuMed stockholders of the shares of Ampersand stock to be issued in connection with the merger. The Registration Statement, including the attached exhibits and schedules, contain additional relevant information about AccuMed and Ampersand stock.

     In addition, Ampersand files reports, proxy statements and other information with the Commission under the Exchange Act. You may read this information at the following locations of the Commission:

      Public Reference Room                Midwest Regional Office               New York Regional Office
      450 Fifth Street, N.W.                   Citicorp Center                     7 World Trade Center
            Room 1024                      500 West Madison Street                      Suite 1300
      Washington, D.C. 20549                      Suite 1400                     New York, New York 10048
                                           Chicago, Illinois 60661

     You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

     The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Ampersand, who file electronically with the Commission. The address of that site is http://www.sec.gov.

     The Commission allows Ampersand and AccuMed to incorporate by reference information into this proxy statement-prospectus. This means that Ampersand and AccuMed can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this proxy statement-prospectus, except for any information that other information included directly in this document supersedes.


     This proxy statement-prospectus incorporates by reference the Annual Report on Form 10-K of Ampersand, as amended, for the year ended December 31, 2000, Current Report on Form 8-K dated February 7, 2001, the Quarterly Report on Form 10-Q, as amended, for the quarter ended March 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, each of which reports Ampersand has previously filed with the Commission. Those reports contain important information about Ampersand and its financial condition.



     This proxy statement-prospectus incorporates by reference the Annual Report on Form 10-K of AccuMed, as amended, for the year ended December 31, 2000 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001, each of which reports AccuMed has previously filed with the Commission. Those reports contain important information about AccuMed and its financial condition.


     Ampersand has supplied all information contained or incorporated by reference in this proxy statement-prospectus relating to Ampersand and AccuMed has supplied all such information relating to AccuMed.

     You can obtain any of the documents incorporated by reference in this document through Ampersand, AccuMed or from the Commission through the Commission's web site at the address described above. Documents incorporated by reference are available from Ampersand without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement-prospectus. You can obtain documents incorporated by reference in this proxy statement-prospectus by requesting them in writing or by telephone from Ampersand as to Ampersand information and from AccuMed as to AccuMed information at the following addresses:

             Ampersand Medical Corporation                             AccuMed International, Inc.
                414 North Orleans Street                                920 North Franklin Street
                       Suite 510                                                Suite 402
                Chicago, Illinois 60610                                  Chicago, Illinois 60610
                     (312) 222-9550                                           (312) 642-9200
              Attention: Leonard R. Prange                             Attention: Paul F. Lavallee

     If you would like to request documents, please do so by             , 2001
to receive them before the special meeting. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     Neither AccuMed nor Ampersand has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this proxy statement-prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

     THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS BY REFERENCE OR IN THE AFFAIRS OF ACCUMED OR AMPERSAND SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

     Please read carefully the information under "Risk Factors" beginning on page 10. In addition to the Risk Factors and other important factors discussed elsewhere in this proxy statement-prospectus, and in AccuMed's and Ampersand's Annual Reports on Form 10-K, as amended, for the fiscal year ended December 31, 2000 which accompany this document, you should understand that other risks and uncertainties and Ampersand's public announcements and SEC filings could affect the future results of Ampersand after the merger.

     Further information on other factors that could affect the financial results of Ampersand after the merger is included in the Commission filings incorporated by reference herein.

By Order of the Board of Directors of
     AccuMed International, Inc.

           Paul F. Lavallee
   Chairman of the Board and Chief
          Executive Officer

                                                                      APPENDIX I

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                          ACCUMED INTERNATIONAL, INC.
                           ACCUMED ACQUISITION CORP.
                                      AND
                         AMPERSAND MEDICAL CORPORATION

        DATED AS OF FEBRUARY 7, 2001, AND AMENDMENTS NO. 1 AND 2 THERETO

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of February 7, 2001 (the "Execution Date"), by and among AccuMed International, Inc., a Delaware corporation ("AccuMed"), AccuMed Acquisition Corp., a Delaware corporation ("Acquisition Sub"), and Ampersand Medical Corporation, a Delaware corporation ("Ampersand").

                                    RECITALS

     WHEREAS, as of the execution hereof, AccuMed has (i) 50,000,000 authorized shares of common stock, $.01 par value (the "AccuMed Common Stock"), of which 5,733,935 shares are currently issued and outstanding, and (ii) 5,000,000 authorized shares of preferred stock, of which 581,339 shares of Series A Convertible Preferred Stock, $.01 par value (the "AccuMed Preferred Stock"), are currently issued and outstanding and convertible into 387,562 shares of AccuMed Common Stock; and

     WHEREAS, as of the execution hereof, Ampersand has (i) 50,000,000 authorized shares of common stock, $.001 par value (the "Ampersand Common Stock"), of which 30,056,468 shares are currently issued and outstanding, and
(ii) 5,000,000 authorized shares of preferred stock, none of which are currently issued and outstanding; and

     WHEREAS, as of the execution hereof, Acquisition Sub has 3,000 authorized shares of common stock, without par value (the "Acquisition Sub Common Stock"), of which 100 shares are currently issued and outstanding and owned by Ampersand; and

     WHEREAS, the parties hereto desire that AccuMed be merged with and into Acquisition Sub in accordance with the terms and provisions of this Agreement, with Acquisition Sub as the surviving corporation (such merger being referred to hereinafter as the "Merger," and Acquisition Sub, after the Merger, being sometimes referred to hereinafter as the "Surviving Corporation"); and

     WHEREAS, it is intended that for federal income tax purposes the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Internal Revenue Code; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement to and condition of the willingness of Ampersand and Acquisition Sub to enter into this Agreement, each of the persons who are currently officers and/or directors of AccuMed have entered into voting agreements in the form attached hereto as Exhibit A; and

     WHEREAS, the Board of Directors of each of the parties hereto, at meetings duly called and held, or pursuant to informal actions taken in accordance with applicable law, have determined that this Agreement and the transactions contemplated thereby are in the best interests of the respective parties, and the Board of Directors of each of AccuMed and Acquisition Sub have determined to recommend to their respective stockholders that they approve this Agreement and the transactions contemplated thereby;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                         THE MERGER AND RELATED MATTERS

     1.1 Merger. Subject to the terms and conditions of this Agreement and pursuant to applicable law, at the Merger Effective Time (as such term is hereinafter defined), (i) AccuMed shall be merged with and into Acquisition Sub,
(ii) the separate corporate existence of AccuMed shall cease, and (iii) Acquisition Sub, which shall immediately change its name to "AccuMed International, Inc.", as the Surviving Corporation, shall continue to be governed by the laws of the State of Delaware.

     1.2 Merger Effective Time. As soon as practicable after each of the conditions set forth in Article IV hereof has been satisfied or waived, the parties hereto will file, or cause to be filed, a certificate of merger with the appropriate authorities of the State of Delaware for the Merger, which certificate of merger shall be in the form required by and executed in accordance with the applicable provisions of law. The Merger shall become effective at the time and date that the Delaware certificate of merger is filed with the appropriate authorities of the State of Delaware (the "Merger Effective Time"), which shall be immediately following the Closing (as such term is hereinafter defined) and on the same day as the Closing, if practicable, or at such other date and time as may be agreed to by the parties and specified in the certificate of merger in accordance with applicable law.

     1.3 Conversion of Shares. At the Merger Effective Time, by virtue of the Merger and without any action on the part of the parties hereto or the holders of shares of AccuMed Common Stock, AccuMed Preferred Stock, Ampersand Common Stock or Acquisition Sub Common Stock:

          (a) Each share of AccuMed Common Stock issued and outstanding at the Merger Effective Time (except for Dissenting Shares, if applicable, as defined in Section 1.3(b) hereof), subject to Sections 1.3 (e) and 1.6 hereof, shall cease to be outstanding, shall cease to exist and shall be converted into and become six thousand five hundred fifty-two ten thousandths (.6552) of one (1) share of Ampersand Common Stock, which ratio (the "Exchange Ratio") shall be reduced if any AccuMed Derivative Securities (as defined in Section 1.3(c) hereof) are exchanged for or converted into shares of AccuMed Common Stock between the Execution Date and the Merger Effective Time such that four million (4,000,000) shares of Ampersand Common Stock will be, in the aggregate, (i) exchanged for the AccuMed Common Stock, and/or (ii) reserved for issuance upon future conversion of shares of Ampersand Preferred Stock (as such term is hereinafter defined) into shares of Ampersand Common Stock.

          (b) Each share of AccuMed Preferred Stock issued and outstanding at the Merger Effective Time (except for Dissenting Shares, if applicable), subject to Sections 1.3(e) and 1.6 hereof shall also cease to be outstanding, shall also cease to exist and shall be converted into and become one (1) share of Ampersand Series A Convertible Preferred Stock (the "Ampersand Preferred Stock"), which shall have the rights and preferences set forth in the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock attached hereto as Exhibit E, including, but not limited to, the right to be converted into shares of Ampersand Common Stock in accordance with the Exchange Ratio.

          (c) Any shares of AccuMed capital stock held by a holder who dissents from the Merger in accordance with Section 262 of the Delaware General Corporation Law (the "DGCL") shall be referred to herein as "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Merger Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded with respect to Dissenting Shares pursuant to the DGCL.

          (d) Every AccuMed security, except shares of AccuMed Preferred Stock, issued and outstanding at the Execution Date that is convertible into, exchangeable for or exercisable with respect to, shares of AccuMed Common Stock, including all stock options, warrants and convertible debt instruments (collectively, the "AccuMed Derivative Securities"), if not converted, exchanged or exercised prior to the Merger Effective Time, shall, from and after the Merger Effective Time, be instead convertible into, exchangeable for or exercisable with respect to Ampersand Common Stock at the Exchange Ratio upon payment of the applicable consideration required in connection with such conversion, exercise or exchange. The foregoing substitutions shall be undertaken consistent with, and not in a manner that will constitute a "modification" under, Section 424 of the Internal Revenue Code with respect to any such stock option that is an "incentive stock option." Furthermore, Ampersand shall make all filings required under federal and state securities laws promptly after the Merger Effective Time so as to permit the conversion, exchange or exercise of any such AccuMed Derivative Securities, and the sale of the shares of Ampersand Common Stock received by the security holder upon such conversion, exchange or exercise at and after the Merger Effective Time, and Ampersand shall continue to make such filings thereafter as may be necessary to permit the continued conversion, exchange or exercise of such securities and sale of such shares.

          (e) Any AccuMed securities that are owned or held by any party hereto (other than in a fiduciary capacity) at the Merger Effective Time shall cease to exist, the certificates for such securities shall as promptly as practicable be cancelled, such securities shall not be converted into or evidence any securities of Ampersand Common Stock, and no shares of capital stock of Ampersand shall be issued or exchanged therefor.

          (f) Each share of Ampersand Common Stock issued and outstanding immediately before the Merger Effective Time shall remain an outstanding share of Ampersand Common Stock after the Merger Effective Time, and each share of Acquisition Sub Common Stock issued and outstanding immediately before the Merger Effective Time shall remain an outstanding share of Acquisition Sub Common Stock after the Merger Effective Time.

          (g) The holders of certificates evidencing shares of AccuMed Common Stock, AccuMed Preferred Stock or any other securities of AccuMed shall thereafter have no rights as stockholders of AccuMed (or Acquisition Sub), except such rights, if any, as they may have pursuant to the DGCL.

        1.4 Surviving Corporation in the Merger.

          (a) The name of the Surviving Corporation in the Merger shall be changed from "AccuMed Acquisition Corp." to "AccuMed International, Inc."

          (b) At the Merger Effective Time, subject to an amendment to change the name of the Surviving Corporation in accordance with the provisions of
     Section 1.4(a) hereof, the Certificate of Incorporation of Acquisition Sub as then in effect shall be the Certificate of Incorporation of the Surviving Corporation until further amended as provided therein or as otherwise permitted by the DGCL.

          (c) At the Merger Effective Time, the Bylaws of Acquisition Sub as then in effect shall be the Bylaws of the Surviving Corporation until amended as provided therein or as otherwise permitted by the DGCL.

          (d) The directors and executive officers of Acquisition Sub as of the Merger Effective Time shall remain as the directors and officers of the Surviving Corporation following the Merger until such directors or officers are replaced or additional directors or officers are elected or appointed in accordance with the provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation.

        (e) From and after the Merger Effective Time.

             (i) Acquisition Sub as the Surviving Corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of AccuMed and Acquisition Sub, and all obligations belonging or due to each of AccuMed and Acquisition Sub, all of which shall vest in the Surviving Corporation without further act or deed. Title to any real estate or any interest in real estate vested in AccuMed or Acquisition Sub shall not revert nor in any way be impaired by reason of the Merger.

             (ii) The Surviving Corporation will be liable for all of the obligations of each of AccuMed and Acquisition Sub. Any claim existing, or action or proceeding pending, by or against AccuMed or Acquisition Sub, may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, and the Surviving Corporation may be substituted in its place.

             (iii) All of the rights of creditors of each of AccuMed and Acquisition Sub will be preserved unimpaired, and all of the liens upon the property of AccuMed and Acquisition Sub will be preserved unimpaired only on the property affected by such liens immediately before the Merger Effective Time.

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

     1.5 Authorization for Issuance of Ampersand Common Stock; Exchange of Certificates.

          (a) Ampersand shall reserve for issuance a sufficient number of shares of Ampersand Common Stock for the purpose of issuing such shares to (i) the former holders of AccuMed Common Stock and AccuMed Preferred Stock, and
     (ii) the holders of AccuMed Derivative Securities, all in accordance with this Article I.

          (b) After the Merger Effective Time, holders of certificates theretofore evidencing outstanding AccuMed securities (other than as provided in Section 1.3 hereof), upon surrender of such certificates to an exchange agent appointed by Ampersand (the "Exchange Agent"), shall be entitled to receive certificates for the Ampersand securities to be substituted for the aforesaid AccuMed securities in accordance with the provisions of Section 1.3 hereof, and cash payments in lieu of fractional shares, if any, as provided in Section 1.6 hereof. As soon as practicable after the Merger Effective Time, the Exchange Agent will send a notice and transmittal form to each record holder of AccuMed securities at the Merger Effective Time whose securities are being exchanged in the manner provided herein, advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing AccuMed securities in exchange for new certificates evidencing the substituted Ampersand securities. Upon surrender, each certificate formerly evidencing AccuMed securities shall be cancelled.

          (c) Until surrendered as provided in this Section 1.5, all outstanding certificates of a holder which, before the Merger Effective Time, evidenced AccuMed securities (other than those evidencing Dissenting Shares and shares cancelled at the Merger Effective Time pursuant to Section 1.3 hereof) will be deemed for all corporate purposes to evidence the securities of Ampersand exchanged for the AccuMed securities formerly evidenced thereby and the right to receive cash in lieu of any fractional Ampersand Common Stock interests the holder might otherwise have been entitled to receive hereunder. However, until such outstanding certificates formerly evidencing AccuMed securities are so surrendered, no dividend or distribution payable to holders of record of Ampersand Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distribution, without interest, theretofore paid with respect to such shares of Ampersand Common Stock, but not paid to such holder, and which dividends or distribution had a record date occurring on or after the Merger Effective Time and the amount of any cash, without interest, payable to such holder in lieu of a fractional share interest pursuant to Section 1.6 hereof. After the Merger Effective Time, there shall be no further registration of transfers on the records of AccuMed of outstanding certificates formerly evidencing AccuMed securities and, if a certificate formerly evidencing such securities is presented to any party hereto, it shall be forwarded to the Exchange Agent for cancellation and exchanged for a certificate evidencing Ampersand securities and cash for any Ampersand Common Stock interests the holder might otherwise have been entitled to receive hereunder as herein provided. Following six (6) months after the Merger Effective Time, the Exchange Agent shall return to Ampersand any certificates for Ampersand securities and cash remaining in the possession of the Exchange Agent (together with any dividends in respect thereof) and thereafter the former holders of AccuMed securities shall look exclusively to Ampersand for Ampersand securities and cash to which they may be entitled hereunder.

          (d) All securities and cash in lieu of any fractional shares issued or paid upon the exchange of AccuMed securities in accordance with the above terms and conditions shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such AccuMed securities.

          (e) If any new certificate for Ampersand securities is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate evidencing Ampersand securities in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.
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

          (f) In the event that any certificate evidencing AccuMed securities shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such Ampersand securities and cash for any fractional share interest as may be required pursuant hereto; provided, however, that Ampersand, the Surviving Corporation or the Exchange Agent may, in the discretion of any of them, and as a condition precedent to the issuance or payment thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as the requesting party may direct as indemnity against any claim that may be made against Ampersand, the Surviving Corporation, AccuMed, the Exchange Agent or any other person with respect to the certificate alleged to have been lost, stolen or destroyed.

     1.6 No Fractional Shares. Notwithstanding any term or provision hereof, no fractional shares of Ampersand Common Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued upon the conversion of or in exchange for any AccuMed securities; no dividend or distribution with respect to Ampersand Common Stock shall be payable on or with respect to any fractional share interest; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of Ampersand or the Surviving Corporation. In lieu of such fractional share interest, any holder of AccuMed securities who would otherwise be entitled to a fractional share of Ampersand Common Stock will, upon surrender of such holder's certificate or certificates evidencing AccuMed Common securities outstanding immediately before the Merger Effective Time, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction of the share to which such holder would otherwise have been entitled and the closing price of Ampersand Common Stock on the trading day immediately prior to the date of the Merger Effective Time. For the purpose of determining any such fractional share interest, all AccuMed securities owned by a holder of AccuMed Common Stock shall be considered in the aggregate so as to calculate the maximum number of whole shares of Ampersand Common Stock issuable to such person.

     1.7 Stockholder Approvals.

          (a) AccuMed shall, at the earliest practicable date, but in no event later than forty-five (45) days after the effective date of the Registration Statement (as such term is defined in Section 1.9(a) hereof), hold a meeting of its stockholders (the "AccuMed Stockholders' Meeting") to submit this Agreement for adoption by its stockholders. The affirmative vote of that number of holders of outstanding shares of AccuMed capital stock entitled to vote on such matter pursuant to the provisions of AccuMed's Certificate of Incorporation and the DGCL shall be required for such adoption.

          (b) Ampersand, as the sole shareholder of Acquisition Sub, shall, at the earliest practicable date, but in no event later than the date on which the AccuMed Stockholders' Meeting is held, by informal action in accordance with the provisions of the DGCL, cause this Agreement to be adopted on behalf of Acquisition Sub.

     1.8 AccuMed Stock Options.

     At the Merger Effective Time, by virtue of the Merger and without any action on the part of any holder of an option, each outstanding option under the stock option plans of AccuMed, in existence at the Execution Date, whether vested or unvested, shall continue outstanding as an option to purchase, in place of the purchase of each share of AccuMed Common Stock, the number of shares of Ampersand Common Stock as shall be determined by the Exchange Ratio.

     1.9 Registration Statement; Prospectus/Proxy Statement.

          (a) For the purposes (i) of holding the AccuMed Stockholders' Meeting, and (ii) of registering with the Securities and Exchange Commission ("SEC") and with applicable state securities authorities the Ampersand Common Stock to be issued to holders of AccuMed securities in connection with the Merger, the parties shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, is referred to herein as the "Registration Statement"), including the Prospectus/Proxy Statement satisfying all applicable requirements of applicable state laws, and of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (such Prospectus/Proxy Statement, together with any and all amendments or supplements thereto, is referred to herein as the "Prospectus/Proxy Statement").

          (b) AccuMed shall furnish such information concerning AccuMed as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to AccuMed, to comply with Section 1.9(a) hereof. AccuMed agrees promptly to advise Ampersand if at any time before the AccuMed Stockholders' Meeting any information provided by AccuMed in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. AccuMed shall also furnish Ampersand with such supplemental information as may be necessary in order to cause such Prospectus/Proxy Statement, insofar as it relates to AccuMed, to comply with Section 1.9(a) hereof.

          (c) Ampersand and Acquisition Sub shall furnish AccuMed with such information concerning Ampersand as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Ampersand and Acquisition Sub, to comply with Section 1.9(a) hereof. Ampersand and Acquisition Sub agree promptly to advise AccuMed if at any time before the AccuMed Stockholders' Meeting any information provided by Ampersand in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide AccuMed with the information needed to correct such inaccuracy or omission. Ampersand and Acquisition Sub shall furnish AccuMed with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Ampersand and Acquisition Sub, to comply with Section 1.9(a).

          (d) Ampersand shall promptly file with the SEC and applicable state securities agencies the Registration Statement and all supplements or amendments thereto that shall become necessary as a result of information covered by the provisions of Sections 1.9(b) and (c) coming to the attention of Ampersand. The parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act and applicable state securities laws at the earliest practicable date. AccuMed authorizes Ampersand to utilize in the Registration Statement the information provided by AccuMed in regard to itself for the purpose of inclusion in the Prospectus/Proxy Statement. Ampersand shall advise AccuMed promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Ampersand shall furnish AccuMed with copies of all such documents. Before the Merger Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the Securities Act.

     1.10 Cooperation; Regulatory Approvals. The parties shall cooperate, and shall cause each of their respective affiliates to cooperate, in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions and other filings as either of them may reasonably deem necessary or desirable to or with (i) all regulatory or governmental authorities having jurisdiction in regard to the Merger, (ii) the holders of shares of AccuMed securities, and (iii) any other persons, for the purpose of obtaining any approvals or consents necessary to consummate the Merger and the transactions contemplated hereby. Each party will have the right to review and comment on such applications, petitions and filings in advance and shall furnish to the other copies thereof promptly after submission thereof. Any such materials must be acceptable to each of the parties hereto prior to submission to any regulatory or governmental authority or to any security holders or other third parties, except to the extent that the parties hereto may be legally required to proceed prior to obtaining such acceptance of the other parties hereto. Each party agrees to consult with the others with respect to obtaining all necessary consents and approvals, and each will keep the others apprised of the status of matters relating to such approvals and consents and the consummation of the transactions contemplated hereby. At the date hereof, none of the parties is aware of any reason that any regulatory approval required to be obtained by it would not be obtained or would be obtained subject to conditions that would have or result in a material adverse effect on any of the parties hereto.

     1.11 Closing. If (i) this Agreement has been duly approved by the respective stockholders of AccuMed and Acquisition Sub, and (ii) all relevant conditions of this Agreement have been satisfied or waived, a closing (the "Closing") shall take place as promptly as practicable thereafter at the principal office of Schwartz,

Cooper, Greenberger & Krauss, Chartered, Chicago, Illinois, or at such other place as the parties agree upon, at which the parties will exchange certificates, opinions, letters and other documents as required hereby and will make the filings described in Section 1.2 hereof. Such Closing will take place within five (5) business days after the satisfaction or waiver of all conditions and/or obligations precedent to Closing contained in Article IV hereof, or at such other time as the parties agree upon. The parties shall use their respective best efforts to cause the Closing to occur on or prior to May 31, 2001 (the date of such Closing being hereinafter sometimes referred to as the "Closing Date").

     1.12 Ampersand Loan to AccuMed. (a) The parties acknowledge and agree that upon execution of this Agreement by the parties, and as an additional inducement to AccuMed's acceptance of this Agreement and its covenant to enter into and consummate the Merger, Ampersand shall make a loan to AccuMed in the aggregate principal amount of Eight Hundred Thousand Dollars ($800,000) (the "Full Loan"), in immediately available funds, of which Three Hundred Thousand Dollars ($300,000) (the "Interim Loan") was previously advanced by Ampersand to AccuMed on September 22, 2000, as evidenced by a certain promissory note of said date issued by AccuMed to Ampersand (the "Initial Note"). The Full Loan shall be evidenced by AccuMed's delivery to Ampersand, at the Execution Date, of a new promissory note (the "Replacement Note") substantially in the form of Exhibit B attached hereto, which instrument shall replace the Initial Note and provide, among other things, for repayment of the full Eight Hundred Thousand Dollars ($800,000) of principal, with interest at the Prime Rate from time to time announced by LaSalle Bank National Association, plus two and one-half percent
(2 1/2%). The Replacement Note shall be secured by the grant of a first perfected security interest in, and lien against, the applicable collateral described in that certain Security Agreement, dated contemporaneously herewith, by and between AccuMed, as debtor thereunder, and Ampersand, as secured party thereunder (the "Security Agreement"). In addition to the foregoing, Ampersand and AccuMed agreed that the making of the Full Loan to AccuMed would be specifically conditioned upon the delivery by AccuMed to Ampersand of (i) a budget and projected cash flow statement (the "Budget Statement") for the six
(6) month period commencing on September 22, 2000, which Budget Statement would be satisfactory to Ampersand in all respects, in Ampersand's sole discretion, and the parties hereto acknowledge and agree that such Budget Statement has heretofore been delivered by AccuMed to Ampersand, and that such Budget Statement (a copy of which is attached hereto as Exhibit C) has been determined by Ampersand to be satisfactory, and (ii) a revised budget (the "Revised Budget Statement") for the period from and after the Execution Date and until the anticipated date of closing hereunder which sets forth the use of proceeds from the Full Loan and any Additional Loans (as such term is hereinafter defined) by AccuMed during such period and within which AccuMed will operate and not deviate from without the prior written consent of Ampersand, not to be unreasonably withheld (a copy of which Revised Budget Statement is attached hereto as Exhibit
F).

     (b) Ampersand and AccuMed also hereby agree that (i) if by February 28, 2001 the Merger and the transactions contemplated hereby have not been consummated, then on the first day of each month thereafter, through May 31, 2001, Ampersand shall loan to AccuMed an additional Two Hundred Twenty-Five Thousand Dollars ($225,000) (the "Additional Loans") on the same terms and conditions as the Full Loan, provided that, simultaneously with the making of each Additional Loan, (1) the collateral securing the Full Loan under the Security Agreement shall be increased in accordance with the terms of the Security Agreement in order to secure such Additional Loan as well, and (2) AccuMed shall issue and deliver to Ampersand a new promissory note, substantially in the form of the Replacement Note, evidencing such Additional Loan; and (ii) if by May 31, 2001, the Merger and the transactions contemplated hereby have not been consummated, but the parties hereto have mutually agreed to extend the May 31, 2001 deadline contained in Section 4.4 hereof for effecting the Merger and consummating such transactions, then the time period in which Ampersand shall be obligated to make such monthly Additional Loans (in the same amount and on the same terms and conditions) shall be automatically extended until the Merger and the transactions contemplated hereby are consummated, or this Agreement is terminated, whichever comes first; provided, however, that prior to the making of each Additional Loan during such extended period, AccuMed and Ampersand shall identify on a schedule or schedules to be attached to the Security Agreement sufficient additional collateral to secure such Additional Loans in accordance with the terms and conditions of the Security Agreement. Each Additional Loan shall be made by wire transfer in immediately available funds to a
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

bank account specified in writing by AccuMed for such purpose. If the first day of a month on which an Additional Loan is required to be made hereunder occurs on a Saturday, Sunday or bank holiday in the State of Illinois, such Additional Loan shall be made on the immediately preceding date which is not a Saturday, Sunday or bank holiday. The parties hereto specifically acknowledge and agree that the failure of Ampersand to make any Additional Loan within five (5) banking days after the date on which such Additional Loan is required to be made hereunder shall be an event of default hereunder, entitling AccuMed to terminate this Agreement immediately upon delivery of written notice thereof in accordance with the notice provisions of this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     AccuMed hereby represents and warrants to Ampersand and Acquisition Sub, and Ampersand and Acquisition Sub hereby jointly and severally represent and warrant to AccuMed, except as disclosed in the Disclosure Schedules delivered by each of the parties to the others pursuant to Section 2.20 hereof, as follows:

     2.1 Organization, Good Standing, Authority, Insurance, Etc. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Section 2.1 of its Disclosure Schedules lists each "subsidiary" (the term "subsidiary" when used with respect to any party means any entity (including, without limitation, any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated) which is consolidated with such party for financial reporting purposes (individually a "Subsidiary" and collectively the "Subsidiaries"). Each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized, as set forth in
Section 2.1 of its Disclosure Schedules. It and each of its Subsidiaries has all requisite power and authority, and to the extent required by applicable law, is licensed to own, lease and operate its own properties and conduct its business as now being conducted. It has delivered or made available to the other parties a true, complete and correct copy of the articles of incorporation, certificate of incorporation or other organizing document and of the bylaws, as in effect on the date of this Agreement, of it and each of its Subsidiaries. Except as set forth in Section 2.1 of its Disclosure Schedules, it and each of its Subsidiaries is qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on it. Its minute books and those of each of its Subsidiaries contain complete and accurate records of all meetings and other corporate actions taken by its stockholders and Boards of Directors (including the committees of such Boards).

     2.2 Capitalization.

          (a) Its authorized capital stock and the number of issued and outstanding shares of its capital stock as of the date hereof are accurately set forth in the recitals to this Agreement. All outstanding shares of its common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section
     2.2 of its Disclosure Schedules, as of the date of this Agreement, there are no options, convertible securities, warrants or other rights (preemptive or otherwise) to purchase or acquire any of its capital stock from it and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind to which it or any of its Subsidiaries is subject with respect to the issuance, voting or sale of issued or unissued shares of its capital stock, and, with respect to any such securities or rights disclosed by Ampersand, Ampersand represents and warrants that there are no agreements with respect to such securities or rights, and no terms or provisions of or relating to such securities or rights, the effect of which would be to reduce the exercise price at which such securities or rights may be converted into shares of Ampersand Common Stock as a consequence of consummating the Merger or the transactions contemplated hereby. A true and complete copy of each plan and agreement pursuant to which such options, convertible securities, warrants or other rights have been granted or issued, as in effect on the date of this Agreement, is included in Section 2.2 of its Disclosure Schedules. Only the holders of its common stock have the right to vote at meetings of its stockholders on matters to be voted on thereat, except that the holders of shares of AccuMed Preferred

     Stock possess the right to vote on certain matters affecting the rights of such holders. The securities of AccuMed held in AccuMed's corporate treasury are identified in Section 2.2 of AccuMed's Disclosure Schedules.

          (b) With respect to the shares of Ampersand Common Stock to be issued in the Merger, Ampersand represents and warrants that such shares when so issued in accordance with this Agreement will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

     2.3 Ownership of Subsidiaries. All outstanding shares or ownership interests of its Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by it or one of its Subsidiaries, free and clear of any lien, claim, charge, restriction, rights of third parties or encumbrance (collectively, "Encumbrance"), except as set forth in Section 2.3 of its Disclosure Schedules. There are no options, convertible securities, warrants or other rights (preemptive or otherwise) to purchase or acquire any capital stock or ownership interests of any of its Subsidiaries and no contracts to which it or any of its Subsidiaries is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock or ownership interests of any of its Subsidiaries. Neither it nor any of its Subsidiaries owns more than two percent (2%) of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of, or more than two percent (2%) of the aggregate profit participations in, any entity other than a Subsidiary or as otherwise set forth in Section 2.3 of its Disclosure Schedules.

     2.4 Financial Statements and Reports.  With respect to Ampersand and
AccuMed:

          (a) No registration statement, offering circular, proxy statement, schedule or report filed by it or any of its Subsidiaries under various securities laws and regulations ("Regulatory Reports"), on the date of its effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For the past five years, it and its Subsidiaries have timely filed all Regulatory Reports required to be filed by them under various securities laws and regulations, except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on it; and all such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective dates or the dates as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein, all financial statements and schedules included in the Regulatory Reports (or to be included in Regulatory Reports to be filed after the date hereof) (i) are or will be (with respect to financial statements with respect to periods ending after September 30, 2000), in accordance with its books and records and those of its consolidated Subsidiaries, and (ii) present (and in the case of financial statements with respect to periods ending after September 30, 2000, will present) fairly the consolidated financial position and consolidated results of operations or income, changes in the consolidated stockholders' equity and cash flows of it and its Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except for the omission of notes to unaudited statements and in the case of unaudited statements to normal recurring year-end adjustments normal in nature and amounts). Its audited consolidated financial statements at December 31, 1999 and for the year then ended and the consolidated financial statements for all periods thereafter up to the Closing reflect or will reflect, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) as of such date of it and its Subsidiaries required to be reflected in such financial statements in accordance with generally accepted accounting principles and contain or will contain (as the case may be) adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any, as of such date in accordance with generally accepted accounting principles. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to it or its Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at December 31, 1999 or for transactions effected or actions occurring or omitted to be taken after December 31, 1999 (i) in the ordinary course of business, (ii) as permitted by this Agreement, or (iii) as disclosed in its Regulatory Reports filed after December 31, 1999 and before the date of this Agreement. A true and complete copy of such December 31, 1999 financial statements has been delivered by it to the other parties.

          (b) To the extent permitted under applicable law, it has delivered or made available to the other parties each Regulatory Report filed, used or circulated by it with respect to periods since February 1, 1996 through the date of this Agreement and will promptly deliver to the other parties each such Regulatory Report filed, used or circulated after the date hereof, each in the form (including exhibits and any amendments thereto) filed with the applicable regulatory or governmental entity (or, if not so filed, in the form used or circulated).

     2.5 Absence of Changes.  With respect to Ampersand and AccuMed:

          (a) Since the date on which a Report on Form 10-Q was most recently filed by or on its behalf with the SEC, there has been no material adverse change affecting it. There is no occurrence, event or development of any nature existing or, to its best knowledge, threatened which may reasonably be expected to have a material adverse effect upon it.

          (b) Except as set forth in Section 2.5 of its Disclosure Schedules or in its Regulatory Reports filed after December 31, 1999 and before the date of this Agreement, since December 31, 1999, each of it and its Subsidiaries has owned and operated its respective assets, properties and businesses in the ordinary course and consistent with past practice.

     2.6 Prospectus/Proxy Statement. At the time the Prospectus/Proxy Statement is mailed to the AccuMed stockholders for the solicitation of proxies for the approval referred to in Section 1.7(a) hereof and at all times after such mailings up to and including the time of such approval, such Prospectus/Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to it (including its Subsidiaries) and its stockholders, its securities, this Agreement, the Merger and the other transactions contemplated hereby, will:

          (a) Comply in all material respects with applicable provisions of the Securities Act, the Exchange Act and the rules and regulations under such Acts; and

          (b) With respect to itself, and with respect to any information supplied by it, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

     2.7 No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf or under authority of it or any of its Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Merger or any other transaction contemplated hereby, except as set forth in Section 2.7 of its Disclosure Schedules.

     2.8 Litigation and Other Proceedings. Except for matters which would not have a material adverse effect on it, or except as set forth in Section 2.8 of its Disclosure Schedules, neither it nor any of its Subsidiaries is a defendant in, nor is any of its property subject to, any pending or, to its best knowledge, threatened claim, action, suit, investigation or proceeding or subject to any judicial order, judgment or decree.

     2.9 Compliance with Law. Except as set forth in Section 2.9 of its Disclosure Schedules:

          (a) It and each of its Subsidiaries are in compliance in all material respects with all laws, regulations, ordinances, rules, judgments, orders and decrees applicable to their respective operations and businesses, and neither it nor any of its Subsidiaries has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above;

          (b) It and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective businesses as they are presently being conducted;

          (c) Other than with respect to those matters that have been cured or corrected, neither it nor any of its Subsidiaries has received since February 1, 1996 any notification or communication from any governmental or regulatory entity or the staff thereof (A) asserting that it or any of its Subsidiaries is not in material compliance with any of the statutes, regulations or ordinances that such governmental or regulatory entity administers or enforces; (B) threatening to revoke any material license, franchise, permit or authorization; or (C) threatening or contemplating any enforcement action by or supervisory or other written agreement with a state or federal regulator (nor, to the knowledge of its executive officers, do any grounds for any of the foregoing exist); and

          (d) Neither it nor any of its Subsidiaries is required to give prior notice to any regulatory agency of the proposed addition of an individual to their respective Board of Directors or the employment of an individual as a senior executive officer.

     2.10 Corporate Actions.

          (a) Its Board of Directors has (i) duly approved the Merger and this Agreement, and authorized its officers to execute and deliver this Agreement, and to take all action necessary to consummate the Merger and the other transactions contemplated hereby, and (ii) authorized and directed the submission for approval or adoption of this Agreement by all persons whose consent or approval may be necessary or required in regard thereto.

          (b) Its Board of Directors has taken all necessary action to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, (i) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders, (iii) any state laws requiring a stockholder approval vote in excess of the vote normally required in transactions of a similar type not involving a "related person," "interested stockholder" or person or entity of a similar type, and (iv) any provision in its or any of its Subsidiaries' articles of incorporation, certificate of incorporation, charter or bylaws, (A) restricting or limiting stock ownership or the voting rights of stockholders (other than the provisions of AccuMed's Certificate of Incorporation that limit the voting rights of the holders of the AccuMed Preferred Stock), or (B) requiring a stockholder approval vote in excess of the vote normally required in transactions of a similar type not involving a "related person," "interested stockholder" or person or entity of a similar type.

     2.11 Authority. Except as set forth in Section 2.11 of its Disclosure Schedules, neither the execution nor delivery of, nor performance of any obligations under, this Agreement by it, nor the consummation of the Merger, will violate any of the provisions of, or constitute a breach or default under, or give any person the right to terminate or accelerate payment or performance under, (i) its articles of incorporation, certificate of incorporation or bylaws, or the articles of incorporation, certificate of incorporation, charter or bylaws of any of its Subsidiaries, (ii) any regulatory restraint on the acquisition of it or control thereof, (iii) any law, rule, ordinance, regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject, or (iv) any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation or instrument ("Contract") to which it or any of its Subsidiaries is a party or is subject or by which any of its or their properties or assets is bound and which provides for payments by, on behalf of, or to it and/or any of its Subsidiaries in excess of either $25,000 per annum or $100,000 over the term of such Contract. The parties acknowledge that the consummation of the Merger and the other transactions contemplated hereby is subject to various regulatory approvals. It has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder, subject in the case of the Merger to the approval or adoption of this Agreement by its stockholders under applicable law. Other than (i) the receipt of Governmental Approvals (as defined in Section 4.1(c)), (ii) the approval or adoption of this Agreement by its stockholders, and (iii) except as set forth in

Section 2.11 of its Disclosure Schedules with respect to any Contract, no consents or approvals are required on its behalf or on behalf of any of its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligations of it, enforceable in accordance with their terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors' rights generally and general principles of equity.

     2.12 Employment Arrangements. Except as set forth in Section 2.12 of its Disclosure Schedules, there are no agreements, plans or other arrangements with respect to employment, severance or other benefits with any current or former directors, officers or employees of it or any of its Subsidiaries which may not be terminated without penalty or expense (including any augmentation or acceleration of benefits) on thirty (30) days' or less notice to any such person. Except as set forth in Section 2.12 of its Disclosure Schedules, no payments or benefits (including any augmentation or acceleration thereof) to current or former directors, officers or employees of it or any of its Subsidiaries resulting from the transactions contemplated hereby or the termination of such person's service or employment within two (2) years after completion of the Merger will cause the imposition of excise taxes under Section 4999 of the Internal Revenue Code or the disallowance of a deduction to it, the Surviving Corporation, or any of their respective Subsidiaries pursuant to Sections 162 or 280G, or any other section of the Internal Revenue Code.

     2.13 Employee Benefits.

          (a) Neither it nor any of its Subsidiaries maintains any funded deferred compensation plans (including profit sharing, pension, retirement savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any plans ("Employee Plans") set forth in Section 2.13 of its Disclosure Schedules (true and correct copies of which it has delivered to the other parties). Neither it nor any of its Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation, except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under Section 401(a) of the Internal Revenue Code are so qualified, and it is not aware of any fact which would adversely affect the qualified status of such plans. Except as set forth in Section 2.13 of its Disclosure Schedules, neither it nor any of its Subsidiaries (a) provides health, medical, death or survivor benefits to any former employee or beneficiary thereof, or (b) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, employee stock ownership, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements").

          (b) Except as disclosed in Section 2.13 of its Disclosure Schedules, all Employee Plans and Benefit Arrangements that are currently in effect were in effect for substantially all of calendar year 1999 and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits payable thereunder on or after February 1, 1999.

          (c) To its best knowledge, with respect to all Employee Plans and Benefit Arrangements, it and each of its Subsidiaries are in substantial compliance with the requirements prescribed by any and all statutes, governmental or court orders or rules or regulations currently in effect, including but not limited to ERISA and the Internal Revenue Code, applicable to such Employee Plans or Benefit Arrangements. To its best knowledge, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by it or any of its Subsidiaries which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Internal Revenue Code; to its best knowledge, no Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Internal Revenue Code, or both, has incurred any "accumulated funding deficiency," as defined in Section 412 of the Internal Revenue Code, whether or not waived; neither it nor any of its Subsidiaries has failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. To its best knowledge, neither it nor any of its Subsidiaries has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of the Surviving Corporation or any of its Subsidiaries at or after the Merger Effective Time.

     2.14 Information Furnished. No statement contained in any schedule, certificate or other document furnished (whether before, on or after the Execution Date) or to be furnished in writing by or on behalf of it to the other parties pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. To its best knowledge, no information that is material to the Merger and necessary to make the representations and warranties herein not misleading has been withheld from the other parties hereto.

     2.15 Property and Assets. It and its Subsidiaries have good and marketable title to all of their real property reflected in their financial statements at December 31, 1999, referred to in Section 2.4 hereof or acquired subsequent thereto, free and clear of all Encumbrances, except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent, (c) customary easements, restrictions of record and title exceptions that are not material to the value or use of such property,
(d) property sold or transferred in the ordinary course of business since the date of such financial statements, (e) as otherwise specifically indicated in its Regulatory Reports filed after December 31, 1999 and before the Execution Date or in Section 2.15 of its Disclosure Schedules. It and its Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property under which they are the lessee; all of such leases are valid and binding and in full force and effect, and neither it nor any of its Subsidiaries is in default in any material respect under any such lease. No default will arise under any material real property, material personal property lease or material intellectual property license by reason of the consummation of the Merger without the lessor's or licensor's consent except as set forth in
Section 2.15 of its Disclosure Schedules. There has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting any of the real property or material personal property of it or its Subsidiaries since December 31, 1999. All fixed assets material to its or any of its Subsidiaries) respective businesses and currently used by it or any of its Subsidiaries are, in all material respects, in good operating condition and repair.

     2.16 Agreements and Instruments. Except as set forth in its Regulatory Reports filed after December 31, 1999 and before the Execution Date or in
Section 2.16 of its Disclosure Schedules, neither it nor any of its Subsidiaries is a party to (a) any material agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement, indenture or other instrument relating to the borrowing of money by it or any of its Subsidiaries or the guarantee by it or of its Subsidiaries of any such obligation, (c) any agreements to make loans or for the provision, purchase or sale of goods, services or property between it or any of its Subsidiaries and any director or officer of it or any of its Subsidiaries or any affiliate or member of the immediate family of any of the foregoing, (d) any agreements with or concerning any labor or employee organization to which it or any of its Subsidiaries is a party, (e) any agreements between it or any of its Subsidiaries and any five percent (5%) or more stockholder of it, and (f) any agreements, directives, orders or similar arrangements between or involving it or any of its Subsidiaries and any state or regulatory authority.

     2.17 Material Contract Default; Contingent Liabilities. Neither it nor any of its Subsidiaries, nor any counterparty thereto, is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it or any Subsidiary of it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receives benefits, which default is reasonably expected to have, either individually or in the aggregate, a material adverse effect on it, and, except as set forth in Section
2.17 of its Disclosure Schedules, there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default, and neither it nor any of its Subsidiaries has been given notice or is aware of any material, actual or contingent liability of any kind or nature that has not been disclosed to the other party hereunder, whether or not such type of liability is specifically mentioned in any provision of this Agreement.

Furthermore, without limiting the generality of the foregoing, each party and its Subsidiaries has received all payments due to it under any and all existing contracts or other business arrangements in a timely fashion as of the Execution Date, and no payments under any such contracts or arrangements are, or are reasonably expected to become, in arrears from and after the date hereof and through and including the Merger Effective Time.

     2.18 Tax Matters.

          (a) It and each of its Subsidiaries has duly and properly filed all federal, state, local and other tax returns and reports required to be filed by it or them and has made timely payments of all taxes due and payable, whether disputed or not; the current status of audits of such returns or reports by the Internal Revenue Service and other applicable tax authorities is as set forth in Section 2.18 of its Disclosure Schedules; and, except as set forth in Section 2.18 of its Disclosure Schedules, there is no agreement by it or any of its Subsidiaries for the extension of time for the assessment or payment of any taxes payable. Except as set forth in
     Section 2.18 of its Disclosure Schedules, neither the Internal Revenue Service nor any other taxing authority is now asserting or, to its best knowledge, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is it aware of any basis for any such assertion or claim, including, but not limited to, any notification from its independent auditors, whether formal or informal, that any position taken by it or its Subsidiaries on any return or information report is inconsistent with established precedent and more likely than not to be challenged upon audit by the relevant taxing authority. It and each of its Subsidiaries has complied in all material respects with all applicable Internal Revenue Service backup withholding requirements. It and each of its Subsidiaries has complied with all applicable state law tax collection and reporting requirements.

          (b) Adequate provision for any unpaid federal, state, local or foreign taxes due or to become due from it or any of its Subsidiaries for all periods through and including September 30, 2000 has been made and is reflected in its September 30, 2000 financial statements referred to in
     Section 2.4, and has been or will be made with respect to periods ending after September 30, 2000.

     2.19 Environmental Matters. To its best knowledge, neither it nor any of its Subsidiaries owns, leases, or otherwise controls any property affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos which requires removal or encapsulation. Neither it nor any of its Subsidiaries is aware of, nor has it or any of its Subsidiaries received written notice from any governmental or regulatory body of, any past, present or future conditions, activities, practices or incidents which may interfere with or prevent compliance or continued compliance with hazardous substance or other environmental laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to its knowledge, threatened against it or any of its Subsidiaries relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder.

     2.20 Exceptions to Representations and Warranties.

          (a) On or before the date hereof, AccuMed has delivered to Ampersand and Acquisition Sub, and Ampersand and Acquisition Sub have delivered to AccuMed, their respective Disclosure Schedules, setting forth, among other things, exceptions to any and all of their respective representations and warranties contained in this Article II, provided that each exception set forth in a Disclosure Schedule shall be deemed disclosed for purposes of all representations and warranties if such exception is contained in a section of a Disclosure Schedule corresponding to a Section in Article II, and provided further that (i) no such exception is required to be set forth in a Disclosure Schedule if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by

     Section 2.20(b) hereof, and (ii) the mere inclusion of an exception in a Disclosure Schedule shall not be deemed an admission by a party that such exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change.

          (b) None of the representations or warranties of the parties hereto contained in this Article II shall be deemed untrue or incorrect, and no party shall be deemed to have breached its representations or warranties contained herein, as a consequence of the existence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events, would not have a material adverse effect or material adverse change on such party. As used in this Agreement, the term "material adverse effect" or "material adverse change" means an effect or change which (i) is materially adverse to the financial condition of a party and its respective Subsidiaries taken as a whole, (ii) significantly and adversely affects the ability of AccuMed, Ampersand or Acquisition Sub to consummate the transactions contemplated hereby or to perform its material obligations hereunder, or
     (iii) enables any person to prevent the consummation of the transactions contemplated hereby; provided, however, that any effect or change resulting from (A) actions or omissions of the parties hereto contemplated by this Agreement or taken with the prior consent of the other parties in contemplation of the transactions provided for herein (including, without limitation, conforming accounting adjustments), or (B) circumstances generally affecting the industry or industries within which the parties operate (including changes in laws or regulations, accounting principles or general levels of interest rates) which do not adversely affect a party and its Subsidiaries, taken as a whole, in a manner significantly different than the other parties hereto, shall be deemed not to be or have a material adverse effect or result in a material adverse change.

                                  ARTICLE III

                                   COVENANTS

     3.1 Investigations; Access and Copies. From and after the date of this Agreement, and through and including the Merger Effective Time, each party agrees to give to the other parties and their respective representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of it and its Subsidiaries at all reasonable times and to furnish and cause its Subsidiaries to furnish to the other party and its respective agents or representatives access to and true and complete copies of such financial and operating data, all documents with respect to matters to which reference is made in Article II hereof or on any list, schedule or certificate delivered or to be delivered in connection herewith and such other documents, records or information with respect to the businesses and properties of it and its Subsidiaries as the other party or its respective agents or representatives shall from time to time reasonably request; provided however, that any such inspection (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the entity inspected, and (b) shall not affect any of the representations or warranties hereunder. Each party will also give prompt written notice to the other parties of any event or development which, (x) had it existed or been known on the date of this Agreement, would have been required to be disclosed under this Agreement, (y) would cause any of its representations and warranties contained herein to be inaccurate or otherwise materially misleading, or (z) materially relates to the satisfaction of the conditions set forth in Article IV hereof. Notwithstanding anything to the contrary contained herein, none of the parties hereto nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement or, in the event of any litigation or threatened litigation among the parties over the terms of this Agreement, where access to information may be adverse to the interests of such party. To the extent reasonably practicable, the parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     3.2 Conduct of Business. From and after the date of this Agreement, and through and including the Merger Effective Time or the termination of this Agreement, each party agrees, on behalf of itself and each of its respective Subsidiaries, except insofar as the Chief Executive Officer of each of the parties shall otherwise consent in writing (which consent shall not be unreasonably withheld):

          (a) That it and its Subsidiaries shall (i) except as contemplated in this Agreement conduct their business only in the ordinary course consistent with past practices, (ii) maintain their books and records in accordance with past practices, and (iii) use all reasonable efforts to preserve intact their business organizations and assets, to maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates and to take no action that would (A) adversely affect the ability of any of them to obtain the Governmental Approvals (as defined in Section 4.1(c) hereof) or which would reasonably be expected to hinder or delay receipt of the Governmental Approvals, or
     (B) adversely affect their ability to perform their obligations under this Agreement;

          (b) That, except as specifically otherwise permitted herein, neither it nor its Subsidiaries shall: (i) declare, set aside or pay any dividend or make any other distribution with respect to its capital stock, except for dividends or distributions by a wholly-owned Subsidiary of such party to such party; (ii) reacquire or buy any of its outstanding shares; (iii) issue or sell any shares of capital stock of it or any of its Subsidiaries, except shares of its common stock issued pursuant to exercise or conversion of stock options, warrants, convertible preferred stock or convertible notes outstanding on the Execution Date, if any, and which have been identified in its Disclosure Schedules; (iv) effect any stock split, stock dividend, reverse stock split or other reclassification or recapitalization of its common stock; or (v) grant any stock appreciation or other rights with respect to shares of capital stock of it or of any of its Subsidiaries; or (vi) enter into any agreement, or make any modification to any authorized or issued security, the effect of which is to cause the exercise price of any security convertible into shares of Ampersand Common Stock to be reduced upon consummation of the Merger or the transactions contemplated hereby;

          (c) That, except as specifically otherwise permitted herein, neither it nor its Subsidiaries shall: (i) sell, dispose of or pledge any significant assets of it or of any of its Subsidiaries other than in the ordinary course of business consistent with past practices or to borrow funds consistent with the provisions hereinafter contained except as contemplated in Schedule 3.2 of its Disclosure Schedules; (ii) merge or consolidate it or any of its Subsidiaries into another entity or acquire any other entity or, except in accordance with its written business plan in effect on the date hereof, acquire any significant assets; (iii) sell or pledge or agree to sell or pledge or permit any lien to exist on any stock of any of its Subsidiaries owned by it; (iv) change the articles of incorporation or certificate of incorporation, charter, bylaws or other governing instruments of it or any of its Subsidiaries, except, in the case of Ampersand, with respect to the authorization of additional shares of Ampersand Common Stock, or otherwise as contemplated by this Agreement; (v) engage in any lending activities other than in the ordinary course of business consistent with past practices; (vi) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Subsidiary or make additional investments in subsidiaries in excess of $100,000, except as contemplated in Schedule 3.2 of its Disclosure Schedules; (vii) engage in any off balance sheet interest rate swap arrangement, (viii) engage in any activity not contemplated by its written business plan in effect on the Execution Date; (ix) purchase any equity securities or incur or assume any indebtedness except in the ordinary and usual course of business; (x) authorize capital expenditures other than in the ordinary and usual course of business; or (xi) implement or adopt any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles (the limitations contained in this Section 3.2 (c) shall also be deemed to constitute limitations as to the making of any commitment with respect to any of the matters set forth in this Section 3.2 (c)); and

          (d) That, except (i) for the Seventy-Five Thousand Dollar ($75,000) aggregate bonus allocation to officers, directors and key employees heretofore approved by the Board of Directors of AccuMed for the fiscal year ending on December 31, 2000, (ii) the severance agreement heretofore entered into by AccuMed with Norman Pressman, and (iii) as specifically otherwise permitted herein, neither it nor its Subsidiaries shall: (w) grant any general increase in compensation or benefits to its employees or officers or pay any bonuses to its employees or officers except in accordance with policies in effect on the

     Execution Date; (x) enter into, extend, renew, modify, amend or otherwise change any employment or severance agreements with any of its directors, officers or employees; (y) grant any increase in fees or other increases in compensation or other benefits to any of its present or former directors in such capacity; or (z) establish or sponsor any new Employee Plan or Benefit Arrangement or effect any change in its Employee Plans or Benefit Arrangements.

     3.3 No Solicitation. Each party agrees, on behalf of itself and each of its Subsidiaries, that, from and after the date hereof, it will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of it or any of its Subsidiaries, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate or encourage any Takeover Proposal (as such term is defined below). Except as the fiduciary duties of its Board of Directors may otherwise require (as determined in good faith after consultation with legal counsel), each party agrees that it will not authorize or permit any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of it or any of its Subsidiaries, directly or indirectly, (i) to cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets to, any person or entity in connection with any Takeover Proposal; (ii) to negotiate any Takeover Proposal with any person or entity; or (iii) to enter into any agreement, letter of intent or agreement in principle as to any Takeover Proposal. Each party agrees that it shall promptly give written notice to the other upon becoming aware of any Takeover Proposal, such notice to contain, at a minimum, the identity of the persons submitting the Takeover Proposal, a copy of any written inquiry or other communication, the terms of any Takeover Proposal, any information requested or discussions sought to be initiated and the status of any requests, negotiations or expressions of interest. As used in this Agreement, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving any of the parties hereto or any of their respective Subsidiaries, or for the acquisition of an equity interest in any of the parties hereto that would give rise to a filing requirement with the SEC (as mandated by federal securities law), or for the acquisition of an equity interest greater than five percent (5%) in any of their respective Subsidiaries, or for the acquisition of a substantial portion of the assets of any party hereto or any of their respective Subsidiaries.

     3.4 Stockholder Approvals. AccuMed shall call the AccuMed Stockholders' Meeting, and Ampersand, as the sole shareholder of Acquisition Sub, shall, by informal action, approve this Agreement and the transactions contemplated hereby, in accordance with the provisions of Section 1.7 hereof. In connection with the AccuMed Stockholders' Meeting, the Board of Directors of AccuMed shall recommend approval of this Agreement and, the transactions contemplated hereby (and such recommendation shall be contained in the Prospectus/Proxy Statement), unless as a result of an unsolicited Takeover Proposal received by a party after the date hereof the Board of Directors of AccuMed determines in good faith, after consultation with its legal counsel, that to approve or to recommend approval by the stockholders of this Agreement and the transactions contemplated hereby would constitute a breach of the fiduciary duties of such Board of Directors to the stockholders of AccuMed. AccuMed shall use its best efforts to solicit from its stockholders proxies in favor of approval and to take all other action necessary or helpful to secure a vote of the AccuMed stockholders in favor of this Agreement and the transactions contemplated hereby, except as the fiduciary duties of its Board of Directors may otherwise require.

     3.5 Accounting and Tax Treatment. After execution of this Agreement, none of the parties hereto shall take any action which would prevent the Merger and the other transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code.

     3.6 Publicity. From and after the Execution Date, and through and including the Merger Effective Time, none of the parties hereto nor any of their respective Subsidiaries shall, without the prior approval of the other parties hereto, issue or make, or permit any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party with respect to the Merger or the other transactions contemplated hereby, except as required by law. The parties hereto shall cooperate when issuing or making any press release, disclosure or statement with respect to the Merger or the other transactions contemplated hereby.

     3.7 Cooperation Generally. From and after the Execution Date, and through and including the Merger Effective Time, the parties hereto and their respective Subsidiaries shall, in conformance with the provisions of this Agreement, use their best efforts, and take all actions necessary or appropriate, to consummate the Merger and the other transactions contemplated hereby at the earliest practicable date.

     3.8 Additional Financial Statements and Reports. As soon as reasonably practicable after they become publicly available, Ampersand and AccuMed shall furnish to each other their respective statements of financial condition, statements of operations or statements of income, statements of cash flows and statements of changes in stockholders' equity at all dates and for all periods before the Closing. Such financial statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition, results of operations and cash flows of the respective parties (subject, in the case of unaudited financial statements, to (i) normal year-end audit adjustments, (ii) any other adjustments described therein, and (iii) the absence of notes which, if presented, would not differ materially from those included with its most recent audited consolidated financial statements), and all of such financial statements will be prepared in conformity with the requirements of Form 10-Q or Form 10-K, as and if applicable, under the Exchange Act. As soon as reasonably practicable after they are filed, each of Ampersand and AccuMed shall, to the extent permitted under applicable law, furnish to the other its own Regulatory Reports.

     3.9 Employee Benefits and Agreements.

          (a) Following the Merger Effective Time, Ampersand or the Surviving Corporation shall honor, in accordance with their respective terms, all Benefit Arrangements and all provisions for vested benefits or other vested amounts theretofore earned or accrued under the Employee Plans of each of the parties hereto.

          (b) The aforesaid Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of Ampersand or the Surviving Corporation until such time as the Employee Plans are integrated, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Ampersand or the Surviving Corporation shall take such steps as are necessary as soon as practicable following the Merger Effective Time to integrate the Employee Plans, with (i) full credit for prior service with AccuMed or Ampersand or any of the AccuMed or Ampersand Subsidiaries for purposes of vesting and eligibility for participation (but not benefit accruals under any Employee Plan) and co-payments and deductibles, and (ii) waiver of all waiting periods and pre-existing condition exclusions or penalties.

     3.10 Ampersand Lock-Up Agreements. Ampersand shall cause each officer and director of Ampersand, and Acquisition Sub shall cause each officer and director of Acquisition Sub, to furnish to AccuMed, on or prior to the Closing Date, a letter, in form and substance satisfactory to counsel for AccuMed, pursuant to which each such person shall agree not to offer for sale, sell, distribute or otherwise dispose of any shares of Ampersand Common Stock during the sixty (60) days following the Closing Date.

                                   ARTICLE IV

               CONDITIONS OF THE MERGER; TERMINATION OF AGREEMENT

     4.1 Conditions to the Obligations of Each Party. The obligations of each party to effect the Merger shall be subject to the satisfaction (or written waiver by such party, to the extent such condition is waivable) of the following conditions before the Merger Effective Time:

          (a) Stockholder Approval. The respective stockholders of AccuMed and Acquisition Sub shall have approved or adopted this Agreement as specified in Section 1.7 hereof or as otherwise required by applicable law.

          (b) No Proceedings. No order shall have been entered and remain in force restraining or prohibiting the Merger in any legal, administrative, arbitration, investigatory or other proceedings by any governmental or judicial or other authority.
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

          (c) Governmental Approvals. To the extent required by applicable law or regulation, all approvals of or filings with any governmental or regulatory authority (collectively, "Governmental Approvals") shall have been obtained or made, and any waiting periods shall have expired in connection with the consummation of the Merger; provided, however, that none of the preceding shall be deemed obtained or made if it shall be conditioned or restricted in a manner that would have or result in a material adverse effect on the Surviving Corporation as the parties hereto shall reasonably and in good faith agree. All other statutory or regulatory requirements for the valid consummation of the Merger shall have been satisfied.

          (d) Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order of the SEC (and no proceedings for that purpose shall have been initiated or threatened by the SEC) and, if the offer and sale of the Ampersand Common Stock in the Merger pursuant to this Agreement is subject to the securities laws of any state, shall not be subject to a stop order of any state securities authority.

          (e) Legal Opinions. AccuMed shall have received the opinion letter of Schwartz, Cooper, Greenberger & Krauss, Chartered, counsel to Ampersand and Acquisition Sub, and Ampersand and Acquisition Sub shall have received the opinion letter of Joyce L. Wallach, Esq., counsel to AccuMed, in each case in form and substance satisfactory to the party or parties to whom addressed and to counsel for such party or parties, with respect to those matters customarily the subject of such opinion letters in transactions of the nature and magnitude of the transactions contemplated by this Agreement.

          (f) Federal Tax Opinion. Ampersand and Acquisition Sub shall have received an opinion of tax counsel, dated as of the Closing Date, to the effect that for federal income tax purposes:

             (i) The Merger will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code;

             (ii) No gain or loss will be recognized by any party hereto by reason of the Merger;

             (iii) The basis of the Ampersand Common Stock received by each holder of AccuMed Common Stock who exchanges AccuMed Common Stock for Ampersand Common Stock, and the basis of the Ampersand Preferred Stock received by each holder of AccuMed Preferred Stock who exchanges AccuMed Preferred Stock for Ampersand Preferred Stock, in the Merger will be the same as the basis of the AccuMed security surrendered in exchange therefor (subject, in the case of the AccuMed Common Stock, to any adjustments required as the result of receipt of cash in lieu of a fractional share of Ampersand Common Stock);

             (iv) The holding period of the Ampersand Common Stock received by a holder of AccuMed Common Stock, and the holding period of the Ampersand Preferred Stock received by a holder of AccuMed Preferred Stock, in the Merger will include the holding period of the AccuMed Common Stock surrendered in exchange therefor, provided that such shares of AccuMed Common Stock or AccuMed Preferred Stock, as the case may be, were held as a capital asset by such stockholder at the Merger Effective Time; and

             (v) Cash received by an AccuMed stockholder in lieu of a fractional share interest of Ampersand Common Stock as part of the Merger will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Ampersand Common Stock which such stockholder would otherwise be entitled to receive and will qualify as capital gain or loss (assuming the AccuMed Common Stock was a capital asset in such stockholder's hands at the Merger Effective Time).

          (g) Third Party Consents. All consents or approvals of all persons required for the execution, delivery and performance of this Agreement and the consummation of the Merger, including, but not limited to, the consents or approvals of all counterparties to existing material business contracts that contain provisions requiring that such consent or approval be given, and the Governmental Approvals referenced in Section 4.1(c) hereof shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Surviving Corporation as the parties shall reasonably and in good faith agree.

          (h) Material Business Contracts. In its Disclosure Schedules, each party hereto shall have delivered to the others a list of all material business contracts to which the listing party is a party or by which it is bound or from which it benefits, which list shall be true and complete as of the Closing.

          (i) Due Diligence Reviews.

             (i) During the period from the Execution Date through the Closing Date, Ampersand and Acquisition Sub shall be given the opportunity by AccuMed, at all reasonable times during normal business hours, to conduct a due diligence review of AccuMed and its business operations, which shall include but not be limited to, a review of all books and records and the opportunity to talk to such employees and contract counterparties as the parties shall reasonably agree upon, and, at the same time, AccuMed will be given the opportunity by Ampersand and Acquisition Sub to conduct a similar due diligence review of Ampersand and Acquisition Sub and their respective business operations.

             (ii) In the event that Ampersand or Acquisition Sub, on the one hand, or AccuMed, on the other hand, should identify during the course of the due diligence review being conducted by it hereunder, any matter or matters that, alone or in the aggregate, may have a material adverse effect on the party that is the subject of such due diligence review, or such party's business, or such party's ability to satisfy its representations, warranties or covenants under this Agreement, or that would impair the ability of such party to consummate this Agreement or the transactions contemplated hereby, then the parties hereto shall discuss such matter in good faith and use their respective best efforts to negotiate a mutually satisfactory solution to any differences of opinion with respect to the materiality of such matter or matters and/or the effect that such matter or matters is likely to have with respect to the ability of the reviewed party or parties to consummate this Agreement and the transactions contemplated hereby in the manner anticipated by the parties hereto, provided that if the parties hereto are, after all such discussions and negotiations have ended, unable to resolve their differences concerning such matter or matters, then the reviewing party shall have the right, exercisable in its sole discretion, for a period of five (5) business days after such discussions and negotiations have concluded, to terminate this Agreement without penalty therefor, but without prejudice to the right of the other party or parties, among other things, to seek judicial review of, or other remedies in regard to, the reasonableness of the terminating party or parties in regard to terminating this Agreement; provided, however, that in the case of Ampersand and Acquisition Sub, the right to terminate this Agreement pursuant to this subsection shall extend only until February 28, 2001, and in the case of AccuMed, the right to terminate this Agreement pursuant to this subsection shall extend only until the twenty-eighth (28th) day after the date on which Ampersand and Acquisition Sub have completed the delivery to AccuMed of a true and correct copy of each document responsive to the due diligence request submitted by AccuMed to Ampersand in a written memorandum dated September 29, 2000, a copy of which Ampersand acknowledges having received on or about such date.

             (iii) In the event that any matter as described in the immediately preceding subparagraph shall be discovered by a party after its respective cut-off date, as set forth in said subparagraph, such party shall thereafter have such rights with respect thereto and to the breach or anticipatory breach of this Agreement as shall be otherwise provided hereunder or by law.

     4.2 Conditions to Obligations of AccuMed. The obligations of AccuMed to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or written waiver by AccuMed of the following additional conditions before the Merger Effective Time:

          (a) No Material Adverse Effect. From and after the Execution Date, and through and including the Merger Effective Time, neither Ampersand nor Acquisition Sub shall have been affected by any event or change which has had or caused a material adverse effect or material adverse change on it.

          (b) Representations and Warranties to be True; Fulfillment of Covenants and Conditions. (i) The representations and warranties of Ampersand and Acquisition Sub shall be true and correct (subject to Section
     2.20 hereof) as of the Execution Date and at the Merger Effective Time with the same effect as though made at the Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect, on Ampersand or Acquisition Sub; (ii) each of Ampersand and its Subsidiaries, including Acquisition Sub, shall have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under this Agreement on its part to be satisfied at or before the Merger Effective Time; and (iii) each of Ampersand and Acquisition Sub shall have delivered to AccuMed a certificate, dated the Merger Effective Time and signed by its Chief Executive Officer and President, certifying as to the satisfaction of clauses (i) and (ii) hereof.

          (c) No Litigation. Other than as set forth in its Disclosure Schedules, neither Ampersand or Acquisition Sub, nor any other Ampersand Subsidiary, shall be subject to any pending litigation which, if determined adversely to Ampersand or any Ampersand Subsidiary, would have a material adverse effect on Ampersand or such Subsidiary.

     4.3 Conditions to Obligations of Ampersand and Acquisition Sub. The obligations of Ampersand and Acquisition Sub to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or written waiver by Ampersand and Acquisition Sub of the following additional conditions before the Merger Effective Time:

          (a) No Material Adverse Effect. From and after the Execution Date, and through and including the Merger Effective Time, AccuMed shall not have been affected by any event or change which has had or caused a material adverse effect or material adverse change on AccuMed.

          (b) Representations and Warranties to be True; Fulfillment of Covenants and Conditions. (i) The representations and warranties of AccuMed shall be true and correct (subject to Section 2.20 hereof) as of the Execution Date and at the Merger Effective Time with the same effect as though made at the Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on AccuMed; (ii) AccuMed and its Subsidiaries shall have performed all obligations and complied with each covenant, in all material respects, and satisfied all conditions under this Agreement on its part to be satisfied at or before the Merger Effective Time; and (iii) AccuMed shall have delivered to Ampersand a certificate, dated the Merger Effective Time and signed by its Chief Executive Officer and President, certifying as to the satisfaction of clauses (i) and (ii) hereof.

          (c) No Litigation. Other than as disclosed in its Disclosure Schedules, neither AccuMed nor any AccuMed Subsidiary shall be subject to any pending litigation which, if determined adversely to AccuMed or any AccuMed Subsidiary, would have a material adverse effect on AccuMed.

          (d) Voting Agreements. Ampersand and Acquisition Sub shall have received from AccuMed, substantially in the form of Exhibit A attached hereto, the voting agreements of all officers and directors of AccuMed, as contemplated by this Agreement.

          (e) Employment Agreements. Prior to Closing, AccuMed shall have terminated the employment agreements of those employees of AccuMed and/or its Subsidiaries identified and listed by Ampersand on Exhibit D attached hereto, in accordance with the applicable termination provisions contained in such agreements as of the Execution Date, or, in the absence of such provisions, upon such terms and conditions as shall be reasonably acceptable to Ampersand and Acquisition Sub.

          (f) Dissenting Shares. No more than five percent (5%) of the issued and outstanding shares of each class of AccuMed capital stock shall be Dissenting Shares as of the final date on which such shares may become Dissenting Shares under the DGCL.

          (g) Compliance with Budget Statement. A certificate shall have been delivered by AccuMed to Ampersand, signed by AccuMed's Chief Executive Officer, certifying that, without the prior written approval of Ampersand and Acquisition Sub, no material expenditures of cash, other than the items set forth in the Budget Statement, have been made or committed to by AccuMed or its Subsidiaries during that portion of the time period covered by the Budget Statement that has preceded the Closing.

     4.4 Termination of Agreement.

          (a) Methods of Termination. This Agreement may be terminated at any time prior to the Merger Effective Time, whether before or after approval of this Agreement by the stockholders of AccuMed or Acquisition Sub, in the following manner:

             (i) by the mutual consent, in writing, of all of the parties hereto; or

             (ii) by AccuMed, by giving written notice of such termination to the other parties hereto if, upon the taking of the vote of AccuMed's stockholders required by the provisions of Section 1.7(a) hereof, the required approval of the AccuMed stockholders shall not be obtained, provided that the Board of Directors of AccuMed recommended, and used its best efforts to obtain, the adoption of this Agreement and approved of the transaction contemplated hereby prior to the taking of such vote; or

             (iii) by AccuMed, by giving written notice of such termination to Ampersand and Acquisition Sub, (A) if there has been (I) a material breach of any agreement herein on the part of Ampersand or Acquisition Sub which has not been cured or adequate assurance of cure given, in either case within twenty (20) calendar days following notice of such breach from AccuMed (subject, however, to the provisions of Section 1.12(b) hereof), or (II) a breach of a representation or warranty of Ampersand or Acquisition Sub herein which (individually or, together with such other breaches, in the aggregate) would reasonably be expected to materially impair the ability of Ampersand or Acquisition Sub to perform its obligations under this Agreement and which, in the reasonable opinion of AccuMed, by its nature cannot be cured prior to May 31, 2001, or (B) if there shall have occurred or been proposed after the date of this Agreement (I) any change in any law, rule or regulation, or (II) there shall have been any decision or action by any court, government or governmental agency, that could reasonably be expected to prevent consummation of the Merger or delay such consummation beyond May 31, 2001, or that would have a material adverse effect on Ampersand or Acquisition Sub; or

             (iv) by Ampersand or Acquisition Sub, by giving written notice of such termination to AccuMed, (A) if there has been (I) a material breach of any agreement herein on the part of AccuMed which has not been cured or adequate assurance of cure given, in either case within twenty (20) calendar days following notice of such breach from Ampersand or Acquisition Sub, or (II) a breach of a representation or warranty of AccuMed herein which (individually or, together with other such breaches, in the aggregate) would reasonably be expected to materially impair the ability of AccuMed to perform its obligations under this Agreement and which, in the reasonable opinion of Ampersand or Acquisition Sub, by its nature cannot be cured prior to May 31, 2001,
        (B) if any Takeover Proposal (as defined in Section 3.3 hereof) with respect to AccuMed, other than as contemplated by this Agreement, shall have been proposed by any third party (and such proposal is not opposed in writing by AccuMed within twenty (20) calendar days after AccuMed shall have first received or become aware of such proposal, or AccuMed or its Board of Directors at any time shall cease to oppose such proposal or shall take, or permit any of its Subsidiaries to take,
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

        any action which is not consistent with opposition to such proposal), or shall have been agreed to or consummated, or (C) if there shall have occurred or been proposed after the Execution Date (I) any change in any law, rule or regulation, or (II) there shall have been any decision or action by any court, government or governmental agency, that could reasonably be expected to prevent consummation of the Merger or delay such consummation beyond May 31, 2001, or that would have a material adverse effect on AccuMed; or

             (v) by any party, by giving written notice of such termination to the other parties, if the Merger shall not have been consummated on or before May 31, 2001 (or such later date as the parties hereto may, from time to time, establish as the termination date hereof by Amendment hereto), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

             (vi) by the reviewing party or parties pursuant to the terms and provisions of Section 4.1(i) hereof, provided that said party or parties shall have given timely notice of such termination to the other parties hereto in writing in accordance with the provisions of Section 7.4 hereof.

          (b) Further Liability. If this Agreement is terminated for any reason, none of the parties hereto shall have any further liability hereunder of any nature whatsoever to the other parties; provided, however, that, notwithstanding the foregoing, (i) this Section 4.4(b) shall not preclude liability from attaching to a party who has caused the termination hereof by a willful act or a willful failure to act in violation of the terms and provisions hereof, and (ii) termination of this Agreement shall not terminate or affect the agreements of the parties contained in Section
     2.7 (No Broker's or Finder's Fees), Section 3.6 (Publicity), Article V (Termination Obligations) and Section 7.2 (Confidentiality) hereof, the provisions of all of which shall survive any termination of this Agreement; provided, however, that any aggrieved party, without terminating this Agreement, shall be entitled to specifically enforce the terms hereof against the breaching party or parties in order to cause the Merger to be consummated. Each party hereto acknowledges that there is not an adequate remedy at law to compensate the other parties with respect to relating to the non-consummation of the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law that might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

          (c) No Survival of Representations, Warranties or Agreements. The representations, warranties and agreements set forth in this Agreement shall not survive the Merger Effective Time and shall be terminated and extinguished at the Merger Effective Time, and from and after the Merger Effective Time no party hereto shall have any liability to the other parties on account of any breach or failure of any of those representations, warranties or agreements; provided, however, that the foregoing clause (i) shall not apply to agreements of the parties which by their terms are intended to be performed after the Merger Effective Time by the Surviving Corporation or otherwise, and (ii) shall not relieve any party or person for liability for fraud, deception or intentional misrepresentation.

                                   ARTICLE V

                            TERMINATION OBLIGATIONS

     5.1 Breach by AccuMed. If this Agreement is terminated by Ampersand or Acquisition Sub pursuant to Section 4.4(a)(iv)(B) hereof, AccuMed shall pay to Ampersand and Acquisition Sub, jointly, the aggregate amount of $500,000 immediately upon such termination.

     5.2 Breach by Ampersand. If this Agreement is terminated by AccuMed pursuant to Section 4.4(a)(iii)(A) hereof, Ampersand and Acquisition Sub, jointly, shall pay to AccuMed the aggregate amount of $500,000 immediately upon such termination.

     5.3 Tender or Exchange Offer. If any person or group of persons, other than Ampersand or Acquisition Sub, or any of their respective affiliates, shall commence a tender or exchange offer for ten percent (10%) or more of any class of securities of AccuMed, or if there shall be commenced by any person or group of persons, other than Ampersand or Acquisition Sub, or any of their respective affiliates, of a proxy contest with respect to AccuMed, or solicitation by any person or group of persons, other than Ampersand, Acquisition Sub, or any of their respective affiliates, of proxies with respect to securities of AccuMed prior to the Closing, and, as a consequence, the Merger is not approved by the AccuMed stockholders as and in the manner contemplated by this Agreement, and if thereafter (i) any agreement is entered into by AccuMed to effect a merger, sale of assets or other transaction intended to cause a change of control of AccuMed, or a tender or exchange offer is made to the AccuMed stockholders for the same purpose, and (ii) neither Ampersand, Acquisition Sub, nor any of their respective affiliates is a party thereto, and (iii) the making of such agreement or the initiation of such tender or exchange offer occurs within twelve (12) months after the latest date on which the AccuMed Stockholders Meeting should have been held in accordance with the provisions of Section 1.7(a) of this Agreement, AccuMed shall pay to Ampersand and Acquisition Sub, jointly, the aggregate amount of $500,000. Such amount shall be due at the closing of the transaction contemplated by such agreement or tender or exchange offer. If, however, Ampersand or Acquisition Sub, or any of their respective affiliates, is a party to such transaction, then the $500,000 provided for in this Section 5.3 will not be payable to Ampersand and Acquisition Sub hereunder.

     5.4 Non-Fulfillment of AccuMed Obligations. If AccuMed shall have withdrawn, or not included in the Prospectus/Proxy Statement, the recommendation of its Board of Directors with respect to the Merger as provided for in this Agreement, or shall not have held the AccuMed Stockholders Meeting on, or by, the latest date provided for in Section 1.7(a) of this Agreement and, as a consequence, the Merger is not approved by the AccuMed stockholders as and in the manner contemplated by this Agreement, or the Merger does not close notwithstanding the fulfillment of all of the conditions of Section 4.2 hereof, and if thereafter any agreement is entered into by AccuMed to effect a merger, sale of assets or other transaction intended to cause a change of control of AccuMed, or a tender or exchange offer for ten percent (10%) or more of any class of securities of AccuMed is made to the AccuMed stockholders for the same purpose, and neither Ampersand nor Acquisition Sub, nor any of their respective affiliates, is a party thereto, and the making of such agreement or the initiation of such tender or exchange offer occurs within twelve (12) months after the latest date on which the AccuMed Stockholders Meeting should have been held in accordance with the provisions of Section 1.7(a) of this Agreement, AccuMed shall pay to Ampersand and Acquisition Sub, jointly, the aggregate amount of $500,000. Such amount shall be due at the closing of the transaction contemplated by such agreement, tender or exchange offer. If, however, Ampersand or Acquisition Sub or any of their respective affiliates, is a party to such transaction, then the $500,000 provided for in this Section 5.4 will not be payable to Ampersand and Acquisition Sub hereunder.

     5.5 Payment of Replacement Note. The full principal amount of the Replacement Note, together with all accrued but unpaid interest thereon, shall become due and payable to the holder thereof immediately upon the earlier to occur of (i) termination, for any reason, of this Agreement and the transactions contemplated hereby, and (ii) May 31, 2001, or such later date as the parties hereto may, from time to time, establish as the termination date hereof and thereof by amendment hereto; provided, however, that if this Agreement is terminated by AccuMed pursuant to the provisions of Section 4.4(a)(iii)(A) hereof, and AccuMed becomes entitled to payment of the $500,000 amount provided for in Section 5.2 hereof, then AccuMed shall have the right to offset such $500,000 amount against any payments due to the holder of the Replacement Note under this Section 5.5, and the payment of any balance thereafter remaining due and payable under the Replacement Note shall instead become due and payable on the sixtieth (60th) day following the date on which the termination of this Agreement became effective.

                                   ARTICLE VI

                         CERTAIN POST-MERGER AGREEMENTS

6.1 Indemnification.

          (a) From and after the Merger Effective Time, Ampersand and the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the Execution Date or who becomes before the Merger Effective Time, an officer or director of any of the parties hereto or any of their respective Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorney's fees), liabilities, judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Ampersand and the Surviving Corporation, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of any of the parties hereto or any of their respective Subsidiaries if such Claim pertains to any matter or fact arising, existing at or occurring before the Merger Effective Time (including, without, limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or at or after, the Merger Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state or federal law in effect as of the Execution Date or as amended applicable to a time before the Merger Effective Time, and Ampersand or the Surviving Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by applicable state or federal law in effect as of the Execution Date or as amended applicable to a time before the Merger Effective Time upon receipt of any undertaking required by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.1(a), upon learning of any Claim, shall notify Ampersand and the Surviving Corporation (but the failure so to notify Ampersand and the Surviving Corporation shall not relieve either of them from any liability which it may have under this Section 6.1(a), except to the extent such failure materially prejudices Ampersand or the Surviving Corporation) and shall deliver to Ampersand and the Surviving Corporation the undertaking, if any, required by applicable law. Ampersand and the Surviving Corporation shall ensure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the Indemnified Parties as provided in their respective governing entity documents, as in effect as of the Execution Date, or allowed under applicable state or federal law as in effect as of the Execution Date or as amended applicable to a time before the Merger Effective Time, with respect to claims or liabilities arising from facts or events existing or occurring before the Merger Effective Time (including, without limitation, the transactions contemplated hereby), shall survive the Merger.

          (b) For a period of six (6) years from and after the Merger Effective Time, Ampersand and the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance (if any) maintained by AccuMed and its Subsidiaries (provided that they may substitute therefor policies from financially capable insurers of at least the same coverage and amounts and containing terms and conditions that are carried by Ampersand and its Subsidiaries in the ordinary course of business) with respect to claims arising from facts or events which occurred before the Merger Effective Time.

          (c) The obligations of Ampersand and the Surviving Corporation provided under paragraphs (a) and (b) of this Section 6.1 are intended to be enforceable against Ampersand and the Surviving Corporation directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Ampersand and the Surviving Corporation.

                                  ARTICLE VII

                                    GENERAL

     7.1 Amendments. Subject to applicable law, this Agreement may be amended, whether before or after any stockholder approval hereof, by an agreement in writing executed in the same manner as this Agreement and authorized or ratified by the Boards of Directors of the parties hereto, provided that after the approval of this Agreement by the stockholders of either AccuMed or Acquisition Sub, no such amendment may change the amount or form of the consideration to be delivered hereunder pursuant to Section 1.3 hereof without the further approval of such stockholders.

     7.2 Confidentiality. All information disclosed by any party hereunder or in connection herewith, whether prior or subsequent to the date of this Agreement, including, without limitation, any information obtained pursuant to
Section 3.1 hereof, shall be kept confidential by the person receiving such information and shall not be used by such person otherwise than as herein contemplated, all in accordance with the terms of Paragraph 13 of that certain Confidential Term Sheet (the "Term Sheet") between Ampersand and AccuMed, dated September 22, 2000, which confidentiality terms the parties hereto acknowledge and agree shall have a continuing, binding effect notwithstanding the termination of all other provisions of said Term Sheet. In the event of the termination of this Agreement, each party hereto shall use all reasonable efforts to return, upon request, to the other parties hereto all documents (and reproductions thereof) received from such other parties (and, in the case of reproductions, all such reproductions) that include information subject to the confidentiality requirements set forth above in this Section 7.2 and the Term Sheet.

     7.3 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Illinois, without taking into account any provisions regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.

     7.4 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if it is in writing and either personally served, sent by confirmed facsimile transmission, air courier guaranteeing next business day delivery or certified or registered United States mail, postage prepaid, and shall be deemed delivered upon receipt if personally served, or upon confirmation of receipt if sent by facsimile transmission, or the next business day, if sent by air courier guaranteeing next business day delivery, or, if sent by mail, there (3) business days after deposit in the United States mail with postage prepaid and properly addressed. For purposes hereof, the addresses of the parties hereto shall be as follows:

     If to AccuMed, to

        AccuMed International, Inc.
        920 North Franklin Street
        Suite 402
        Chicago, Illinois 60610
        Attention: Paul F. Lavallee,
                Chairman of the Board and Chief Executive Officer
        Telecopier: (312) 642-8684
        Confirmation: (312) 642-9200

     with a copy to:

        Joyce L. Wallach, Esq.
        1500 7th Avenue
        Sacramento, California 95818
        Telecopier: (916) 341-0256
        Confirmation: (916) 341-0255

     If to Ampersand or Acquisition Sub, to

        Ampersand Medical Corporation
        (or AccuMed Acquisition Corp., as the case may be)
        414 North Orleans
        Suite 510
        Chicago, Illinois 60610
        Attention: Peter P. Gombrich,
                Chairman of the Board and Chief Executive Officer
        Telecopier: (312) 222-9580
        Confirmation: (312-222-9550

     with a copy to:

        Schwartz, Cooper, Greenberger & Krauss, Chartered
        180 North LaSalle Street
        Suite 2700
        Chicago, Illinois 60601
        Attention: Richard J. Firfer, Esq. or
                Robert A. Smoller, Esq.,
        Telecopier: (312) 782-8416
        Confirmation: (312) 346-1300

or to such other address as shall be furnished in writing by any party to the others in accordance with the provisions of this Section 7.4.

     7.5 No Assignment. This Agreement may not be assigned by any party hereto, by operation of law or otherwise, except as contemplated hereby.

     7.6 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     7.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the others.

     7.8 Construction and Interpretation. Except as the context otherwise requires, all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and all references to state and federal statutes or regulations shall also be deemed to refer to any successor statute or regulation, as amended.

     7.9 Binding Effect. This Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, beneficiaries, officers, directors, stockholders, employees, agents, successors and permitted assigns.

     7.10 Expenses. In the event that the Merger and the transactions contemplated hereby are not consummated, each of the parties hereto shall be responsible for its own expenses incident thereto.

     7.11 Third Parties. The parties hereto acknowledge and agree that by entering into this Agreement they do not intend to confer any benefits, rights, privileges, actions or remedies on any person or entity under any third party beneficiary theory or otherwise, except that after the Merger Effective Time, the beneficiaries of any representations, warranties or covenants of any of the parties hereto that survive the Merger may enforce such representations, warranties and covenants,

     7.12 Entire Agreement. This Agreement, including the schedules, exhibits, certificates and other writings delivered in connection herewith, contains the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, and supercedes all prior and contemporaneous agreements, understandings, proposals, letters of intent, term sheets, representations, warranties and covenants in regard thereto, except as otherwise stated herein.

     7.13 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing and signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     7.14 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf by its duly authorized officer as of the date first hereinabove set forth.

ACCUMED INTERNATIONAL, INC.

By: /s/ PAUL F. LAVALLEE
    -----------------------------------------------------
    Paul F. Lavallee,
    Chairman of the Board
    and Chief Executive Officer

AMPERSAND CORPORATION

By: /s/ PETER P. GOMBRICH
    -----------------------------------------------------
    Peter P. Gombrich,
    Chairman of the Board
    and Chief Executive Officer

ACCUMED ACQUISITION CORP.

By: /s/ PETER P. GOMBRICH
    -----------------------------------------------------
    Peter P. Gombrich,
    President

                                                                       EXHIBIT A

                             As of February 5, 2001

Ampersand Medical Corporation
AccuMed Acquisition Corp.
414 North Orleans
Suite 510
Chicago, Illinois 60610

Dear Sirs:

     The undersigned understands that AccuMed International, Inc. ("AccuMed"), Ampersand Medical Corporation ("Ampersand") and AccuMed Acquisition Corp. ("Acquisition Sub"), all of which are Delaware corporations, are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing for, among other things, a merger of AccuMed with and into Acquisition Sub, a wholly-owned subsidiary of Ampersand (the "Merger"), pursuant to which all of the outstanding shares of common stock of AccuMed will be exchanged for shares of common stock, $.001 par value, of Ampersand (subject to the issuance of cash in lieu of fractional shares).

     The undersigned is a stockholder of AccuMed and is entering into this agreement to induce Ampersand and Acquisition Sub to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

     The following agreement among the undersigned, Ampersand and Acquisition Sub is hereby confirmed by the undersigned:

           1. The undersigned represents, warrants and agrees that (i) Schedule I attached hereto sets forth the number of shares of capital stock of AccuMed (the "Shares") of which the undersigned is currently the record or beneficial owner, and (ii) the undersigned is, as of the date hereof, the lawful owner of the Shares set forth on Schedule I, none of which are subject to any other voting agreements or similar restrictions, except as disclosed on Schedule I. Except as set forth on Schedule I, the undersigned does not own or hold any rights to acquire any additional Shares (whether by exercise of stock options, warrants, other convertible securities, preemptive rights or otherwise), or any voting rights with respect thereto (all of such rights and/or interests being hereinafter collectively referred to as "Share Rights").

           2. The undersigned agrees that the undersigned will not, and will not permit any person or entity controlled by the undersigned to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or Share Rights disclosed on Schedule I, or any interest therein, until after the AccuMed Stockholders' Meeting (as defined in the Merger Agreement), other than (i) pursuant to the Merger, or (ii) with the prior written consent of Ampersand and Acquisition Sub, unless the purchaser thereof agrees in writing to be bound by all of the provisions of this agreement.

           3. The undersigned agrees that all of the Shares owned beneficially or of record by the undersigned, or over which the undersigned has voting power or control, directly or indirectly, at the record date for any meeting of stockholders of AccuMed called to consider and vote to adopt the Merger Agreement and/or the transactions contemplated thereby will be voted in favor thereof.

           4. The undersigned agrees to, and will cause any person or entity controlled by the undersigned to also agree to, cooperate with Ampersand and Acquisition Sub in connection with the Merger Agreement and the transactions contemplated thereby. The undersigned agrees that the undersigned will not, and will not permit any such person or entity to, directly or indirectly (including through its officers, directors, employees, agents or other representatives), initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to a Takeover Proposal (as defined in the Merger Agreement), or provide any such third party with information or assistance, or negotiate with any such third party with respect to a Takeover Proposal, or agree to or otherwise assist in the effectuation of any Takeover

     Proposal, except as may be permitted by the Merger Agreement. Nothing contained herein is intended to preclude the undersigned, in the undersigned's capacity as a director and/or significant stockholder of AccuMed, from exercising any fiduciary duties the undersigned may have with respect to a Takeover Proposal (as defined in the Merger Agreement).

           5. The undersigned represents and warrants to Ampersand and Acquisition Sub that (i) the undersigned has all necessary power and authority to enter into this agreement, and (ii) this agreement is the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors' rights generally and general principles of equity.

           6. The undersigned agrees that damages are an inadequate remedy for the breach by the undersigned of any term or condition of this agreement, and that each of Ampersand and Acquisition Sub shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the covenants contained herein.

           7. This agreement will automatically terminate upon the earlier of
     (i) termination of the Merger Agreement, and (ii) the Merger Effective Time (as defined in the Merger Agreement).

           8. This agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by all of the parties hereto.

           9. This agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein, and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement.

          10. The parties hereto agree that if any provision of this agreement shall under any circumstances be deemed invalid or inoperative, this agreement shall be construed with the invalid or inoperative provisions deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

          11. This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

          12. The validity, construction, enforcement and effect of this agreement shall be governed by the laws of the State of Illinois, without regard to conflicts of laws principles.

          13. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

          14. Nothing in this agreement shall be construed to give Ampersand or Acquisition Sub any rights to exercise or direct the exercise of voting power as owner of the Shares, either beneficially or otherwise, for any purpose.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first hereinabove set forth.

                                          --------------------------------------
                                          [If an Entity, Name of Entity]

                                          --------------------------------------
                                          [Signature]

                                          --------------------------------------
                                          [Print Name (and Title, if
                                          applicable)]

                                          --------------------------------------
                                          [Mailing Address]

                                          --------------------------------------

Acknowledged and Agreed:

AMPERSAND MEDICAL CORPORATION

By:
    -----------------------------------------------------
    Peter P. Gombrich, Chairman of the Board
    and Chief Executive Officer

ACCUMED ACQUISITION CORP.

By:
    -----------------------------------------------------
    Peter P. Gombrich, President

                                   Schedule I

1.   Number of shares of AccuMed capital stock owned beneficially or of record as of February 5, 2001:

                                                            Series A Convertible
     Common Stock                                           Preferred Stock
2.   Number of shares of AccuMed common stock, if any, which could be acquired upon the exercise of stock options, warrants, Series A Convertible Preferred Stock, other convertible securities, preemptive rights or otherwise:

     ------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                                    SECURED
                                PROMISSORY NOTE

$800,000.00                                                     February 7, 2001
                                                               Chicago, Illinois

     1. FOR VALUE RECEIVED, AccuMed International, Inc. ("Maker"), whose principal place of business is located at 920 North Franklin Street, Suite 402, Chicago, Illinois 60610, hereby promises to pay to the order of Ampersand Medical Corporation ("Payee"), whose principal place of business is located at 414 North Orleans, Suite 510, Chicago, Illinois 60610, the principal sum of EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($800,000.00), at the place and in the manner hereinafter provided, together with interest thereon at the rates described below.

     2. Interest shall accrue on the balance of principal from time to time unpaid under this Note prior to the Maturity Date (as hereinafter defined) at an annual rate equal to Prime plus two and one-half percent (2 1/2%). For purposes hereof, "Prime" shall mean the rate of interest from time to time announced by LaSalle Bank, National Association ("Bank"), as its Prime Rate, which is not necessarily the Bank's lowest or most favorable rate of interest at any given time. Interest shall be computed on the basis of a year consisting of 360 days and shall be based on the actual number of days during the period for which interest is being charged.

     3. Principal and interest under this Note shall be due and payable on the earlier to occur of the following: (i) termination of the contemplated merger transaction as outlined in the Merger Agreement (as such term is defined in paragraph 4 hereof); and (ii) May 31, 2001 or such later date as the parties to the Merger Agreement may, from time to time, establish as the termination date of the Merger Agreement by amendment thereto (such payment due date being hereinafter referred to as the "Maturity Date"); provided, however, the Maturity Date shall be automatically extended (without requiring a written amendment hereto) to such later date, if any, as Maker and Payee agree by amendment of the date specified in Section 4.4(a)(v) of the Merger Agreement (as such term is hereinafter defined).

     4. This Note is executed simultaneously and in conjunction with the execution and delivery by Maker and Payee of that certain Agreement and Plan of Merger, dated as of February 7, 2001 (the "Merger Agreement"), pursuant to which the parties thereto have agreed to enter into the merger described therein. This Note evidences the loan from Payee to Maker referred to in paragraph 1.12 of the Merger Agreement.

     5. From and after the Maturity Date, or during any period in which an Event of Default (as hereinafter defined) exists under this Note, Maker shall pay interest on the balance of principal then remaining unpaid at an annual rate (the "Default Rate") equal to Prime plus five percent (5%). The interest accruing under this paragraph 5 shall be immediately due and payable by Maker to the holder of this Note on demand and shall be additional indebtedness evidenced by this Note.

     6. Maker reserves the privilege, without penalty or premium therefor, to prepay all or any part of the principal balance of this Note at any time and from time to time upon two (2) business days prior written notice to Payee of its intention to do so.

     7. All payments and prepayments on account of the indebtedness evidenced by this Note shall be first applied to accrued and unpaid interest on the unpaid principal balance of this Note, and second to all other sums then due Payee hereunder.

     8. All payments of principal and interest hereunder shall be paid by check or in coin or currency and shall be made at Payee's principal place of business, as hereinabove set forth. Payment made by check shall be deemed paid on the date Payee receives such check; provided, however, that if such check is subsequently returned to Payee unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the then applicable interest rate during such extension.

     9. An Event of Default shall occur hereunder if: (1) any amount payable hereunder is not paid when due; or (2) Maker shall otherwise fail to perform any of the promises to be performed by Maker hereunder or under any security agreement with Payee relating thereto; or (3) Maker or any person who is or shall become primarily or secondarily liable for any payment hereunder, who is a natural person, dies; or (4) Maker or any other party liable with respect to any payment hereunder, or any guarantor or accommodation endorser or third party pledgor, shall make any assignment for the benefit of creditors, or there shall be commenced by or against Maker or any such party any bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings, or there shall be the entry of any judgment, levy, attachment, garnishment or other process, or the filing of any lien, against any of the Collateral (as such term is defined in the Security Agreement referred to in paragraph 12 hereof); or (5) in the opinion of Payee, acting in good faith, there is any deterioration or impairment of any of the Collateral, or any actual decline or depreciation in the value or market price thereof that causes the Collateral to become unsatisfactory as to value, and the Payee has provided Maker with written notice describing the basis of such opinion, and if Maker has failed, within five (5) business days after receiving such notice to (x) provide documents effectively refuting such opinion to Payee's satisfaction, or (y) provide additional Collateral to eliminate the deficit or pay down the indebtedness in an amount sufficient to erase such deficit; or (6) there is a determination by Payee that a material adverse change has occurred in the financial condition of the Maker from the condition set forth in the most recent financial statement of Maker furnished to Payee, or from the financial condition of the Maker most recently disclosed to Payee in any manner; or (7) Maker shall fail to do any commercially reasonable act necessary to preserve or maintain the value and collectability of the Collateral; or (8) Maker shall fail, within five (5) business days after receiving a written request by Payee, to permit inspection by Payee (during normal business hours) of Maker's books and records pertaining to the Collateral; or (9) any guarantor of this Note shall discontinue or contest the validity of such guaranty; or (10) there shall occur any material adverse event that causes a change in the financial condition of Maker, or that would have a material adverse effect on the business of Maker.

     10. At the election of the holder hereof, whenever Maker shall be in default as aforesaid (an "Event of Default"), and all applicable cure periods have expired without a cure having been effected, then without demand or notice of any kind, the entire unpaid principal amount hereof, and all interest accrued thereon, shall become immediately due and payable. Failure of the holder to exercise such election shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note, are cumulative and concurrent, and may be pursued singly, successively or together against Maker and any security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Maker promises and agrees to pay all costs of collection, including reasonable attorneys' fees and court costs.

     11. Maker hereby (i) waives presentment and demand for payment, notice of nonpayment and of dishonor, protest of dishonor, and notice of protest; and (ii) waives any and all lack of diligence and delays in the enforcement of the payment hereof.

     12. This Note is secured by that certain Security Agreement, dated as of the date hereof, pursuant to which Maker has pledged certain of its assets and property, as described therein, as security for the payment hereof.

     13. This Note evidences a business loan that comes within the purview of
Section 205/4, paragraph (1)(c) of Chapter 815 of the Illinois Compiled Statutes, as amended. Maker agrees that the obligation evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., Section 1601, et seq.

     14. Time is of the essence hereof.

     15. This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Illinois, without regard to conflicts of laws principles. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

     16. This Note has been made and delivered at Chicago, Illinois and all funds disbursed to or for the benefit of Maker will be disbursed in Chicago, Illinois.

     17. The obligations and liabilities of Maker under this Note shall be binding upon and enforceable against Maker and its successors and assigns. This Note shall inure to the benefit of and may be enforced by Payee and its successors and assigns.

     18. In the event one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Payee shall not collect a rate of interest on the principal balance under this Note in excess of the maximum contract rate of interest permitted by applicable law. All interest found in excess of that rate of interest allowed and collected by Payee shall be applied to the principal balance in such manner as to prevent the payment and collection of interest in excess of the rate permitted by applicable law.

     IN WITNESS WHEREOF, Maker has executed this Note as of the date first hereinabove written.

                                          ACCUMED INTERNATIONAL, INC.

                                          By:
                                          --------------------------------------
                                              Paul F. Lavallee, Chairman of the
                                              Board and Chief Executive Officer

                                                                       EXHIBIT C


                          ACCUMED INTERNATIONAL, INC.


                                  BUDGET 2000


                                 ACMI EXPENSES


                               ACTUAL
                               3 MOS.
                               3/31/00    APRIL 00   MAY 00    JUNE 00   JULY 00   AUG 00    SEPT 00   OCT 00    NOV 00    DEC 00
                               -------    --------   ------    -------   -------   ------    -------   ------    ------    ------
  Salaries..................    255,836    78,584    78,584    88,584     94,917    94,917   94,917     94,917    94,917    94,917
B Payroll taxes and
  benefits..................     44,413    13,642    13,642    15,378     16,478    16,478   16,478     16,478    16,478    16,478
  Salaries--contract........    105,535    31,428    31,428    31,428     31,428    31,428   31,428     31,428    31,428    31,428
  Franchise taxes...........      6,460              15,000                                                       54,000
  Outside services..........     12,702     7,058     1,474       799        858     1,474      799        858     1,474       799
  Accounting fees...........     30,568               8,000    36,500      5,000    13,000                         8,000
  Consulting fees...........     83,244    26,550    16,800    15,600     15,600    15,600   15,600     19,600    15,600    15,600
  Legal fees................    207,675    10,250    10,250    10,250     10,250    25,250   40,000     45,000    40,000    40,000
  Rent--building............     55,260    17,238    17,238    17,238     17,807    17,807   14,010     14,010    14,010    14,010
  Rent--other...............      6,397     2,898     2,898     2,898      2,898     2,898    2,898      2,898     2,898     2,898
  Meal & entertainment......        943       325       325       325        325       325      325        325       325       325
  Travel....................     52,777    10,000    10,000    10,000     10,000    10,000   10,000     10,000    10,000    10,000
  Seminars/training.........        675       225       225       225        225       225      225        225       225       225
  Board of directors........        375
  Dues and subscriptions....      6,329
  Charitable
    contributions...........        200
  Convention................        915
  Supplies..................      9,898     3,500     3,500     3,500      3,500     3,500    3,500      3,500     3,500     3,500
  Telephone.................     12,003     6,398     5,925     5,925      6,398     5,925    5,925      6,398     5,925     5,925
  Utilities.................      4,860     1,940     1,900     1,750      1,750     1,750    1,750      1,850     1,900     2,000
A Maintenance...............        654       218       218       218        218       218      218        218       218       218
  Postage and messenger.....      2,864       950       950       950        950       950      950        950       950       950
  Transfer agent............      4,530     1,510     1,510     1,510      1,510     1,510    1,510      1,510     1,510     1,510
  Investor relations........     30,912     6,373     5,900     5,900      6,373     5,900    5,900      6,373     5,900     5,900
C Insurance.................     28,101     9,214     9,214     9,214      9,214     9,214    9,214                          9,214
  Bank and ADP charges......      2,112       775       775       775        775       775      775        775       775       775
  R&D.......................      7,287     2,425     2,425     2,425      2,425     2,425    2,425      2,425     2,425     2,425
  Other.....................        706       235       235       235        235       235      235        235       235       235
                              ---------   -------    -------   -------   -------   -------   -------   -------   -------   -------
                                974,231   231,736    238,416   261,627   239,133   261,803   259,081   259,972   312,692   259,331
  Interest expense..........      7,500     3,325     3,170     2,898      2,628     2,357    2,086      1,815     1,544     1,273
  Income taxes..............        900
  Depreciation and
    amortization............    123,553    28,600    28,600    28,600     28,600    28,600   28,600     28,600    28,600    28,600
                              ---------   -------    -------   -------   -------   -------   -------   -------   -------   -------
                              1,106,184   263,661    270,186   293,125   270,361   292,760   289,767   290,387   243,836   289,204
                              =========   =======    =======   =======   =======   =======   =======   =======   =======   =======


                                TOTAL
                                2000
                                -----
  Salaries..................  1,071,091
B Payroll taxes and
  benefits..................    185,941
  Salaries--contract........    388,387
  Franchise taxes...........     75,460
  Outside services..........     28,295
  Accounting fees...........    101,068
  Consulting fees...........    239,794
  Legal fees................    438,925
  Rent--building............    198,627
  Rent--other...............     32,479
  Meal & entertainment......      3,868
  Travel....................    142,777
  Seminars/training.........      2,700
  Board of directors........        375
  Dues and subscriptions....      6,329
  Charitable
    contributions...........        200
  Convention................        915
  Supplies..................     41,398
  Telephone.................     66,747
  Utilities.................     21,450
A Maintenance...............      2,616
  Postage and messenger.....     11,414
  Transfer agent............     18,120
  Investor relations........     85,431
C Insurance.................     92,599
  Bank and ADP charges......      9,087
  R&D.......................     29,112
  Other.....................      2,821
                              ---------
                              3,298,025
  Interest expense..........     28,596
  Income taxes..............        900
  Depreciation and
    amortization............    380,953
                              ---------
                              3,708,474
                              =========


-------------------------

A Rentokil $218 per month


B Represents 17.4% of salaries


C Imperial Premium Finance

                                                                       EXHIBIT E

                    CERTIFICATE OF DESIGNATION, PREFERENCES
                       AND RIGHTS OF SERIES A CONVERTIBLE
                                PREFERRED STOCK
                                       OF
                         AMPERSAND MEDICAL CORPORATION

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, as amended, there be, and hereby is, created out of the class of 5,000,000 shares of Preferred Stock of the Company authorized in Section 4.1 of its Certificate of Incorporation, as amended, a series of Preferred Stock of the Company with the following voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions:

          1. Designation and Number of Shares.

          590,197 shares of Preferred Stock are hereby designated as Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock").

          2. Dividends. The Series A Preferred Stock shall not bear any dividend.

          3. Redemption.  The Series A Preferred Stock shall not be redeemable.

          4. Liquidation.

          Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary ("Liquidation"), the holders of record of the shares of the Series A Preferred Stock shall be entitled to receive, before and in preference to any distribution or payment of assets of the Company or the proceeds thereof that may be made or set apart for the holders of Common Stock or any other security junior to the Series A Preferred Stock in respect of distributions upon Liquidation out of the assets of the Company legally available for distribution to its stockholders, an amount in cash equal to $4.50 per share (the "Stated Value") on the date fixed for distribution of assets of the Company (the "Liquidation Preference"). If, upon such Liquidation, the assets of the Company available for distribution to the holders of Series A Preferred Stock and any other series of Preferred Stock then outstanding ranking in parity with the Series A Preferred Stock upon Liquidation (the "Parity Stock") shall be insufficient to permit payment in full to the holders of the Series A Preferred Stock and the Parity Stock, then the entire assets and funds of the Company legally available for distribution to such holders shall be distributed ratably among the holders of the Series A Preferred Stock and the Parity Stock based upon the relative amounts that would have been payable to the holders of each series of Preferred Stock had there been sufficient assets and funds to make full payment of the respective amounts due to such holders. By way of illustration only, if 1,000,000 shares of Series A Preferred Stock were issued and outstanding, and the Stated Value was $4.50 per share, the aggregate Liquidation Preference of such shares would be $4,500,000. If 1,000,000 shares of Parity Stock were also issued and outstanding at the same time, and the Stated Value was $2.00 per share, the aggregate Liquidation Preference of such shares would be $2,000,000. The Liquidation Preference of each of the two series of Preferred Stock would then be added together (i.e., $4,5000,000 plus $2,000,000 = $6,500,000) and the result would be divided into the Liquidation Preference of each of the two series of Preferred Stock to determine the relative percentage of the total assets and funds of the Company that would be the aggregate Liquidation Preference of each series. The aggregate Liquidation Preference of each series would then be divided by the number of issued and outstanding shares of such series in order to determine the per share Liquidation Preference. A merger or consolidation shall be considered a Liquidation unless the holders of the Series A Preferred Stock receive securities of the surviving corporation having rights substantially similar to the rights of the Series A Preferred Stock and the stockholders of the Company immediately prior to such transaction become the holders of at least a majority in interest of the voting securities of the surviving corporation immediately thereafter. Notwithstanding Section 7 hereof, such provision may be waived in writing by a majority in interest of the holders of the then outstanding shares of Series A Preferred Stock.

          5. Other Series of Preferred Stock. The Company may issue, at any time and from time to time, without the consent of the holders of the Series A Preferred Stock, other series of Preferred Stock.

          6. Conversion Rights.

          Each holder of record of shares of the Series A Preferred Stock shall have the right to convert all or any part of such holder's shares of Series A Preferred Stock into Common Stock as follows:

             (A) Each share of the Series A Preferred Stock shall be convertible, at the option of the respective holders thereof, at any time after the date of issuance, at the office of any transfer agent for the Series A Preferred Stock, or if there is none, then at the office of the transfer agent for the Common Stock, or if there is no such transfer agent, at the principal executive office of the Company, into that number of shares of Common Stock of the Company equal to the Stated Value divided by the conversion price in effect at the time of conversion (the "Conversion Price"). The Conversion Price shall initially be $10.3034. The number of shares of Common Stock into which each share of Series A Preferred Stock is convertible is hereinafter collectively referred to as the "Conversion Rate."

             (B) During the three (3) year period commencing on March 1, 2001, if the then current market price of the Company's Common Stock (as determined in accordance with Paragraph 6(G)(ii) hereof) equals or exceeds $13.50, each share of Series A Preferred Stock then outstanding shall, at the option of the Company, upon giving twenty (20) days' prior written notice to each holder of record, by virtue of such condition, and without any action on the part of the holder thereof, be deemed automatically converted into that number of shares of Common Stock into which the Series A Preferred Stock would then be converted at the then effective Conversion Rate.

             (C) Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, or accompanied by a duly executed stock power, at the office of the Company or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.

             (D) All shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issuance thereof. At all times that any shares of Series A Preferred Stock are issued and outstanding, the Company shall have authorized and shall have reserved for the purpose of issuance upon such conversion into Common Stock of all Series A Preferred Stock, a sufficient number of shares of Common Stock to provide for the conversion of all issued and outstanding shares of Series A Preferred Stock at the then effective Conversion Rate.

             (E) The Conversion Price shall be subject to adjustment from time to time as follows:

                (i) In case the Company shall (a) issue Common Stock as a dividend or distribution on any class of the capital stock of the Company, (b) split or otherwise subdivide its outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue by reclassification of its Common Stock (except in the case of a merger, consolidation or sale of all or substantially all of the assets of the Company as set forth in Paragraph 6(E)(ii) hereof) any shares of the capital stock of the Company, the Conversion Price in effect on the record date for any stock dividend or the effective date of any such other event shall be increased (or decreased in the case of a reverse stock split) so that the holder of each share of the Series A Preferred Stock shall thereafter be entitled to receive, upon the conversion of such share, the number of shares of Common Stock or other capital stock that it would own or be entitled to receive immediately after the happening of any of the events mentioned above had such share of the Series A Preferred Stock been converted immediately prior to the close of business on such record date or effective date. The adjustments herein provided shall become effective immediately following the record date for any such stock dividend or the effective date of any such other events. There shall be no reduction in the Conversion Price in the event that the Company pays a cash dividend.

                (ii) In case of any reclassification or similar change of outstanding shares of Common Stock of the Company, or in case of the consolidation or merger of the Company with another corporation, or the conveyance of all or substantially all of the assets of the Company in a transaction in which holders of the Common Stock receive shares of stock or other property, including cash, each share of the Series A Preferred Stock shall, after such event and subject to the other rights of the Series A Preferred Stock as set forth elsewhere herein, be convertible only into the number of shares of stock or other securities or property, including cash, to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such shares of the Series A Preferred Stock would have been entitled to upon such reclassification, change, consolidation, merger or conveyance had such share been converted immediately prior to the effective date of such event.

                (iii) No adjustment in the Conversion Price or the number of shares of Common Stock into which a share of Series A Preferred Stock may be converted shall be required unless such adjustment (plus any adjustments not previously made by reason of this subparagraph (iii)) would require an increase or decrease of at least 1 1/2% in the number of shares of Common Stock into which each share of the Series A Preferred Stock is then convertible; provided, however, that any adjustments that are not required to be made by reason of this subparagraph (iii) shall be carried forward and taken into account in any subsequent adjustment. All calculations and adjustments shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                (iv) After each adjustment of the Conversion Price, the Company shall promptly prepare a certificate signed by its Chairman or Chief Financial Officer and a Secretary or Assistant Secretary setting forth the Conversion Price as so adjusted, the number of shares of Common Stock into which the Series A Preferred Stock may be converted, and a statement of the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent, if any, for the Series A Preferred Stock, and the Company shall cause a copy of such statement to be sent by ordinary first class mail to each holder of record of Series A Preferred Stock.

             (F) The Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of the Series A Preferred Stock from time to time outstanding. The Company shall from time to time in accordance with Delaware law take all steps necessary to increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of the Series A Preferred Stock.

             (G) (i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Company shall pay cash, equal to such fraction multiplied by the then current market price per share of the Common Stock (as determined in accordance with the provisions of Paragraph 6(G)(ii) hereof) on the date of conversion.

             (ii) For the purposes of any computation under this Paragraph 6, the current market price per share of Common Stock on any date shall be deemed to be the average of the closing prices for the twenty (20) consecutive trading days commencing forty-five (45) business days before the day in question. The closing price for each day shall be the last reported sales price regular way, or, in case no sale takes place on such day, the average of the closing high bid and low asked prices regular way, in either case (a) as officially quoted on the principal United States market for the Common Stock, as determined by the Board of Directors of the Company, or b) if, in the reasonable judgment of the Board of Directors of the Company, there exists no principal United States market for the Common Stock, then as reasonably determined by the Board of Directors of the Company.

             (H) The Company will pay any taxes that may be payable with respect to any issuance or delivery of shares of Common Stock upon conversion of shares of the Series A Preferred Stock. However, the Company shall not be required to pay any tax that may be payable with respect to any transfer of any shares of the Series A Preferred Stock or any shares of Common Stock issued as a consequence of a conversion hereunder, and no such transfer shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid or that no such tax is payable.

             (I) The Company will not, by amendment of its Certificate of Incorporation, as amended, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

             (J) For purposes of this Paragraph 6, any and all conversions shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the former holder of such shares of Series A Preferred Stock, or such holder's designee, shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

          7. Voting Rights. The holders of the Series A Preferred Stock shall have no right to vote for any purpose, except as specifically required by the General Corporation Law of the State of Delaware and except as follows:

             (A) So long as any shares of the Series A Preferred Stock remain outstanding, the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as one class together with any other series of the Company's Preferred Stock then entitled to vote on such matter, regardless of series, either expressed in writing or at a meeting called for that purpose, shall be necessary to repeal, amend or otherwise change this Certificate of Designation, Preferences and Rights or the Certificate of Incorporation of the Company in a manner which would alter or change the powers, preferences or rights of the Series A Preferred Stock so as to adversely affect the Series A Preferred Stock. However, in case the Series A Preferred Stock would be affected by any action referred to in this Paragraph 7(A) in a different manner than any other series of Preferred Stock then outstanding, the holders of the shares of the Series A Preferred Stock shall be entitled to vote as a single and separate class, and the Company shall not take such action without the affirmative vote, as above provided, of at least a majority of the total number of shares of the Series A Preferred Stock then outstanding, in addition to or as a specific part of the consent or affirmative vote hereinabove otherwise required.

             (B) Each share of the Series A Preferred Stock shall entitle the holder thereof to one vote on all matters to be voted on by the holders of the Series A Preferred Stock, as set forth above. However, if the Series A Preferred Stock is entitled to vote together with the holders of Common Stock as one class, then each share of Series A Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of whole shares of Common Stock into which each such share of Series A Preferred Stock is then convertible, calculated to the nearest whole share.

        8. Miscellaneous.

             (A) All shares of the Series A Preferred Stock purchased or otherwise acquired by the Company or surrendered to it for conversion into Common Stock as provided above shall be cancelled and shall be restored to the status of authorized but unissued Preferred Stock of the Company.

             (B) There shall be no sinking fund with respect to the Series A Preferred Stock.

             (C) The shares of the Series A Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Certificate of Designation, Preferences and Rights and in the Certificate of Incorporation of the Company, as amended.

             (D) The holders of record of shares of the Series A Preferred Stock shall be entitled to receive all communications sent by the Company to the holders of the Common Stock, sent by regular U.S. mail to such holder's address as set forth in the records of the registrar for the Series A Preferred Stock.

     IN WITNESS WHEREOF, Ampersand Medical Corporation. has caused this Certificate to be signed by Peter P. Gombrich, its Chairman of the Board and Chief Executive Officer, on February 7, 2001, and such person hereby affirms under penalty of perjury that this Certificate is the act and deed of Ampersand Medical Corporation and that the facts stated herein are true and correct.

                                          AMPERSAND MEDICAL CORPORATION

                                          By:
                                            ------------------------------------
                                            Peter P. Gombrich,
                                            Chairman of the Board
                                            and Chief Executive Officer

                                                                       EXHIBIT F



     ACMI Expenses Feb-May plus use of AMPM provided funds. Funds for payment of termination of Gypsy Hill, LLC contract are contemplated to be paid out of Monogen Funds.



                                                   FEB       MAR      APRIL      MAY      TOTAL
                                                   ---       ---      -----      ---      -----
Salaries.......................................   59,160    51,800    43,056    43,056   197,072
Payroll taxes and benefits.....................    8,992     8,992     7,474     7,474    32,932
Salaries-contract..............................   31,428    23,928    21,428    21,428    98,212
Franchise taxes................................   63,000         0         0         0    63,000
Outside services...............................    1,474     1,474     7,058     1,474    10,006
Accounting fees................................        0    25,000         0         0    25,000
Consulting fees................................   15,600    13,200    12,000    12,000    52,800
Legal fees.....................................   35,000    28,000    28,000    25,000   116,000
Rent-building..................................   14,000    14,000    14,000    14,000    56,000
Rent-other.....................................    2,168     2,168     2,168     2,168     8,672
Meal & entertainment...........................      325       325       325       325     1,300
Travel.........................................    6,000     6,000     6,000     6,000    24,000
Seminars/training..............................      225       225       225       225       900
Board of directors.............................      250       250       250       250     1,000
Supplies.......................................    1,000     1,000     1,000     1,000     4,000
Telephone......................................    4,000     3,000     2,000     1,000    10,000
Utilities......................................    1,940     1,900     1,750     1,750     7,340
Misc...........................................    1,500     1,500     1,500     1,500     6,000
Maintenance....................................      218       218       218       218       872
Postage and messenger..........................      950       500       400       300     2,150
Transfer agent.................................    1,510     1,510     1,510     1,510     6,040
Investor relations.............................    3,000     1,500     1,500     1,500     7,500
Insurance......................................    9,214     9,214     9,214     9,214    36,856
Bank and ADP charges...........................      775       775       775       775     3,100
R&D............................................    1,500       100       100       100     1,800
Oncometrics....................................    9,033     9,033     9,033     9,033    36,132
Other..........................................      235       235       235       235       940
Total..........................................  272,497   205,847   171,219   161,535   811,098



USE OF PROCEEDS



     Assume above on cash basis, thus conservative as 30-45 day lag for approximately 50% of above Monogen payments on 2/28 & 3/31 will pay for termination expenses plus bonus add to above payments on payables:



Lumber Company.................................             25,000
WED............................................             20,000
Xillix.........................................   15,000    15,000    15,000    15,000
Sidley Austin..................................    5,000     5,000     5,000     5,000
KPMG...........................................   10,000               5,000     5,000
Total A/P......................................   30,000    65,000    25,000    25,000
cash needed....................................  302,497   270,847   196,219   186,535   956,098
cash provided..................................  500,000   225,000   225,000   225,000
cash balance...................................  197,503   151,656   180,437   218,902

                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                          ACCUMED INTERNATIONAL, INC.,
                           ACCUMED ACQUISITION CORP.
                                      AND
                         AMPERSAND MEDICAL CORPORATION

     THIS AMENDMENT NO. 1 is made and entered into as of the 10th day of May, 2001, by and among AccuMed International, Inc., a Delaware corporation ("AccuMed"), AccuMed Acquisition Corp., a Delaware corporation ("Acquisition Sub"), and Ampersand Medical Corporation ("Ampersand").

                                  WITNESSETH:

     WHEREAS, the parties hereto have heretofore entered into that certain Agreement and Plan of Merger dated as of February 7, 2001 (the "Merger Agreement"), pursuant to which AccuMed will be merged with and into Acquisition Sub and thereby become a wholly-owned subsidiary of Ampersand; and

     WHEREAS, the parties hereto have determined that it would be in their respective best interests to modify and amend certain terms and provisions of the Merger Agreement, and the directors of each of the parties hereto have unanimously approved such modifications and amendments and directed the respective officers of the parties to give effect to such changes;

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Closing Date; Termination Date.

     (a) The last sentence of Section 1.11 of the Merger Agreement is hereby amended to change the date set forth therein from "May 31, 2001" to "July 31, 2001."

     (b) The tenth and thirteenth lines of Section 4.4 (a)(iii), the eighth, ninth, eighteenth and nineteenth lines of Section 4.4(a)(iv), the second line of
Section 4.4(a)(v), and the fourth line of Section 5.5, of the Merger Agreement are each hereby amended to change the dates set forth therein from "May 31, 2001" to "July 31, 2001."

     (c) In the event that the Registration Statement has not become effective on or prior to June 17, 2001, then all references in the Merger Agreement to "July 31, 2001" shall automatically, without further action by the parties hereto, be amended to "September 30, 2001," such amendment to become effective as of June 17, 2001.

     2. Ampersand Loan Obligations. The first sentence of Section 1.12(b) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

          "Ampersand and AccuMed also hereby agree that if by February 28, 2001 the Merger and the transactions contemplated hereby have not been consummated, then Ampersand shall loan additional monies (the "Additional Loans") to AccuMed as and when needed by AccuMed for use in its ordinary and usual business operations on the same terms and conditions as the Full Loan, except that:

             (i) simultaneously with the making of each Additional Loan, the collateral securing the Full Loan under the Security Agreement shall be increased in accordance with the terms of the Security Agreement in order to secure such Additional Loan as well, and AccuMed shall issue and deliver to Ampersand a new promissory note, substantially in the form of the Replacement Note, evidencing such Additional Loan;

             (ii) such Additional Loans shall be made on the first day of each month through and including the month in which the Merger and the transactions contemplated hereby are consummated or the month in which this Agreement is terminated in accordance with the provisions hereof, whichever comes first;

             (iii) the Additional Loans to be made on March 1, 2001 and April 1, 2001 shall be made automatically, without any request therefor being necessary, and each shall be in the amount of Two Hundred Twenty-Five Thousand Dollars ($225,000);

             (iv) the Additional Loan to be made on May 1, 2001 shall be made automatically, without any request therefor being necessary, and shall be in the amount of One Hundred Fifty Thousand Dollars ($150,000);

             (v) the Additional Loans to be made on June 1, 2001 and the first day of each month thereafter until the Merger closes or the Merger Agreement is terminated, shall be made automatically, without any request therefor being necessary, in the amount of One Hundred Thousand Dollars ($100,000); provided, however, that upon the written request of AccuMed, delivered to Ampersand in accordance with the provisions hereof no less than two (2) business days prior to the last day of the month immediately preceding the scheduled payment date of the Additional Loan, each such Additional Loan shall have added to it such amount as AccuMed shall request in the aforesaid notice, so long as: (1) the total amount of the Additional Loan made on the relevant date does not exceed Two Hundred Twenty-Five Thousand Dollars ($225,000), and (2) said notice sets forth the specific business uses to which such added amount shall be put, which uses shall be reasonably satisfactory to Ampersand in order to obligate Ampersand to loan such added amount to AccuMed hereunder; and

             (vi) prior to the making of each Additional Loan, AccuMed and Ampersand shall identify on a schedule or schedules to be attached to the Security Agreement sufficient additional collateral to secure such Additional Loans in accordance with the terms and conditions of the Security Agreement."

     3. Defined Terms. All capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement.

     4. Continuing Effect of Original Agreement; Effective Date of
Changes. Except for the modifications and amendments specifically set forth herein, the Merger Agreement shall continue in full force and effect as originally written. Subject to the provisions of Section 1(c) of this Amendment, the modifications and amendments set forth herein shall become immediately effective as of the date first hereinabove set forth.

     5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without taking into account any provisions regarding choice of law.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by its duly authorized officer as of the date first hereinabove set forth.


            ACCUMED INTERNATIONAL, INC                              AMPERSAND CORPORATION
             By: /s/ PAUL F. LAVALLEE                             By: /s/ PETER P. GOMBRICH
  ----------------------------------------------       ----------------------------------------------
                 Paul F. Lavallee,                                   Peter P. Gombrich,
             Chairman of the Board and                            Chairman of the Board and
              Chief Executive Officer                              Chief Executive Officer

                                                                  ACCUMED ACQUISITION CORP
                                                                  By: /s/ PETER P. GOMBRICH
                                                       ----------------------------------------------
                                                                     Peter P. Gombrich,
                                                                          President

                                AMENDMENT NO. 2


                                       TO


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                          ACCUMED INTERNATIONAL, INC.,


                           ACCUMED ACQUISITION CORP.


                                      AND


                         AMPERSAND MEDICAL CORPORATION



     THIS AMENDMENT NO. 2 is made and entered into as of the 13th day of August, 2001, by and among AccuMed International, Inc., a Delaware corporation ("AccuMed"), AccuMed Acquisition Corp., a Delaware corporation ("Acquisition Sub"), and Ampersand Medical Corporation ("Ampersand").



                                  WITNESSETH:



     WHEREAS, the parties hereto have heretofore entered into that certain Agreement and Plan of Merger, dated as of February 7, 2001, and amended as of May 10, 2001 (the "Merger Agreement"), pursuant to which AccuMed will be merged with and into Acquisition Sub and thereby become a wholly-owned subsidiary of Ampersand; and



     WHEREAS, the parties hereto have determined that it would be in their respective best interests to further modify and amend certain terms and provisions of the Merger Agreement, and the directors of each of the parties hereto have unanimously approved such modifications and amendments and directed the respective officers of the parties to give effect to such changes;



     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



     1. Stockholder Approvals. (a) The last sentence of Section 1.7(a) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:



    "The affirmative vote of the holders of a majority-in-interest of the outstanding shares of each class of capital stock entitled to vote on such matter as a separate class pursuant to the provisions of AccuMed's Certificate of Incorporation or the DGCL, or by agreement among Ampersand and any of its stockholders, shall be required for such adoption."



          (b) The next to last sentence of Section 2.2(a) of the Merger Agreement is hereby deleted in its entirety and replaced by the following:



          "Only the holders of its common stock have the right to vote at meetings of its stockholders on matters to be voted on thereat, except that pursuant to the Certificate of Designation, Preferences and Rights establishing the terms of the AccuMed Preferred Stock, the holders of shares of AccuMed Preferred Stock possess the right to vote on certain matters affecting the rights of such holders, and by agreement among AccuMed and the current holders of the issued and outstanding shares of AccuMed Preferred Stock, the latter holders have the right to vote, as a separate class, with respect to the adoption of this Agreement."



     2. Defined Terms. All capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement.



     3. Continuing Effect of Original Agreement; Effective Date of
Changes. Except for the modifications and amendments specifically set forth herein, the Merger Agreement, as previously amended, shall continue in full force and effect as heretofore written. Furthermore, the modifications and amendments set forth herein shall become immediately effective as of the date first hereinabove set forth.



     4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without taking into account any provisions regarding choice of law.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by its duly authorized officer as of the date first hereinabove set forth.




        ACCUMED INTERNATIONAL, INC.                        AMPERSAND MEDICAL CORPORATION
          By: /s/ PAUL F. LAVALLEE                           By: /s/ PETER P. GOMBRICH
--------------------------------------------    ----------------------------------------------------
             Paul F. Lavallee,                                   Peter P. Gombrich,
 Chairman of the Board and Chief Executive       Chairman of the Board and Chief Executive Officer
                  Officer

                                                             ACCUMED ACQUISITION CORP.
                                                             By: /s/ PETER P. GOMBRICH
                                                ----------------------------------------------------
                                                            Peter P. Gombrich, President

                                                                     APPENDIX II

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive a notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b of this paragraph; or

            d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees and agents of Ampersand; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute.

     The Company's Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1, and its By-Laws, a copy of which is attached hereto as
Exhibit 3.2, provide for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

     The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to Ampersand or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to Ampersand or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or a stock repurchase or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.

     The Company has obtained an insurance policy in the amount of $3,000,000 which (i) provides for the payment by the insurer of all amounts which the Company may legally pay to officers and directors as indemnification, excluding certain fines and penalties which are legally uninsurable, and (ii) insures the Company's officers and directors against certain claims which are not indemnified by the Company.

     Insofar as indemnification by Ampersand for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Ampersand pursuant to the foregoing provisions, Ampersand has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS

2.1      Agreement and Plan of Merger by and among AccuMed
         International, Inc., AccuMed Acquisition Corp. and Ampersand
         Medical Corporation, dated as of February 7, 2001. (Included in Appendix I to the proxy statement-prospectus.)
2.2      Amendment No. 1, dated May 14, 2001 to the Agreement and
         Plan of Merger by and among AccuMed International, Inc.,
         AccuMed Acquisition Corp. and Ampersand Medical Corporation, dated February 7, 2001. (Included in Appendix I to the proxy statement-prospectus)
3.1      Certificate of Incorporation of the Company as amended.
         (Incorporated herein by reference to Appendix D to the Bell
         National Corporation Definitive Proxy Statement, filed on
         April 30, 1999.)*
3.2 By-laws of the Company. (Incorporated herein by reference to Appendix E to the Bell National Corporation Definitive Proxy
         Statement, filed on April 30, 1999.)*
3.3 Section 6 of Article VII of the By-laws of the Company, as amended.**
3.4      Certificate of Designation, Preferences and Rights of Series
         A Convertible Preferred Stock of Ampersand Medical
         Corporation. (Incorporated herein by reference to Exhibit
         3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
3.5      Certificate of Designation, Preferences and Rights of Series
         B Convertible Preferred Stock of Ampersand Medical
         Corporation. (Incorporated by reference to Exhibit 3.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

4.1      Form of common stock Purchase Warrant, as executed by Bell
         National Corporation on December 4, 1998 with respect to each of Mr. Gombrich, Theodore L. Koenig, William J. Ritger,
         Fred H. Pearson, Walter Herbst, AccuMed International, Inc.,
         Northlea Partners Ltd., and Monroe Investments, Inc.
         (collectively, the "InPath Members"). (Incorporated herein by reference to Exhibit 3 of the Schedule 13D filed jointly by the InPath Members on December 14, 1998.)*
4.2      Stockholders Agreement dated December 4, 1998 among the
         Company, Winchester National, Inc., the InPath Members, and
         Mr. Milley, Mr. Shaw, Cadmus, and MMI (collectively, the
         "Claimants"). (Incorporated herein by reference to Exhibit 2 to the Schedule 13D filed jointly by the InPath Members on December 14, 1998.)*
4.3      Form of Common Stock Purchase Warrant issued to Holleb &
         Coff on July 4, 1999 representing the right to purchase
         250,000 shares of common stock of the Company in connection with legal services rendered. (Incorporated herein by reference to Exhibit 4.3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*
4.4      Form of Common Stock Purchase Warrant issued to The Research
         Works on October 11, 1999 representing the right to purchase
         70,000 shares of common stock of the Company in connection with the preparation of an investment research report.
         (Incorporated herein by reference to Exhibit 4.4 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*
4.5      Form of Common Stock Purchase Warrant issued to Azimuth
         Corporation on December 10, 1999 representing the right to purchase 50,000 shares of common stock of the Company as additional consideration for a 12% Convertible Promissory
         Note issued on the same date. (Incorporated herein by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*
4.6      Form of Common Stock Purchase Warrant issued to Richard
         Doermer on January 3, 2000 representing the right to purchase 96,250 shares of common stock of the Company in connection with financial advisory services rendered.
         (Incorporated by reference to Exhibit 4.6 to the Company's
         Annual Report on Form 10-K for the fiscal year ended
         December 31, 2000.)*
4.7      Form of Common Stock Purchase Warrant issued to Richard
         Doermer on January 3, 2000 representing the right to purchase 75,759 shares of common stock of the Company in connection with financial advisory services rendered.
         (Incorporated by reference to Exhibit 4.7 to the Company's
         Annual Report on Form 10-K for the fiscal year ended
         December 31, 2000.)*
4.8      Form of Common Stock Purchase Warrant issued to Richard
         Doermer on January 3, 2000 representing the right to purchase 121,313 shares of common stock of the Company in connection with financial advisory services rendered.
         (Incorporated by reference to Exhibit 4.8 to the Company's
         Annual Report on Form 10-K for the fiscal year ended
         December 31, 2000.)*
4.9      Form of Common Stock Purchase Warrant issued to Richard
         Doermer on January 3, 2000 representing the right to purchase 94,697 shares of common stock of the Company in connection with financial advisory services rendered.
         (Incorporated by reference to Exhibit 4.9 to the Company's
         Annual Report on Form 10-K for the fiscal year ended
         December 31, 2000.)*
4.10     Form of Common Stock Purchase Warrant issued to William J.
         Ritger on May 24, 2000 representing the right to purchase
         531,614 shares of common stock of the Company in connection with financial advisory services rendered. (Incorporated by reference to Exhibit 4.10 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
4.11     Form of Common Stock Purchase Warrant issued to Denis M.
         O'Donnell on May 24, 2000 representing the right to purchase
         784,901 shares of common stock of the Company in connection with financial advisory services rendered. (Incorporated by reference to Exhibit 4.11 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
4.12     Form of Common Stock Purchase Warrant issued to Prospektiva,
         SA on May 23, 2000 representing the right to purchase 48,333 shares of common stock of the Company in connection with financial advisory services rendered. (Incorporated by reference to Exhibit 4.12 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

4.13     Form of Common Stock Purchase Warrant issued to Dr. Bruce
         Patterson, on September 12, 2000 representing the right to purchase 150,000 shares of common stock of the Company as additional consideration for the achievement of product development milestones under a License and Development
         Agreement for Specific Medical Technology for the Detection of Oncogenic HPV Virus. (Incorporated by reference to Exhibit 4.13 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
4.14     Form of Common Stock Purchase Warrant issued to Dr. Bruce
         Patterson, on September 12, 2000 representing the right to purchase 100,000 shares of common stock of the Company as consideration for an Addendum to a License and Development
         Agreement for Specific Medical Technology for the Detection of Oncogenic HPV Virus. (Incorporated by reference to Exhibit 4.14 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
4.15     Form of Common Stock Purchase Warrant issued to Osprey
         Partners, on November 22, 2000 representing the right to purchase 100,000 shares of common stock of the Company in connection with financial advisory services to be rendered over twelve months. (Incorporated by reference to Exhibit
         4.15 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
4.16     Form of Common Stock Purchase Warrant issued to Univest
         Management, Inc. on November 22, 2000 representing the right to purchase 100,000 shares of common stock of the Company in connection with financial advisory services to be rendered over twelve months. (Incorporated by reference to Exhibit
         4.16 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
4.17     Form of Common Stock Purchase Warrant issued to Azimuth
         Corporation on December 1, 2000 representing the right to purchase 50,000 shares of common stock of the Company as additional consideration for a 12% Promissory Note issued on December 4, 2000. (Incorporated by reference to Exhibit 4.17 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
4.18     Form of Common Stock Purchase Warrant issued to Azimuth
         Corporation on December 8, 2000 representing the right to purchase 1,000,000 shares of common stock of the Company as additional consideration for a 15% Promissory Note issued on December 11, 2000 in connection with the proposed acquisition of AccuMed International, Inc. by the Company.
         (Incorporated by reference to Exhibit 4.18 to the Company's
         Annual Report on Form 10-K for the fiscal year ended
         December 31, 2000.)*
4.19     Form of Common Stock Purchase Warrant issued to Azimuth
         Corporation on February 7, 2001 representing the right to purchase 1,000,000 shares of common stock of the Company as additional consideration for two 15% Promissory notes issued on February 1, 2001 and February 7, 2001 in connection with the proposed acquisition of AccuMed International, Inc. by the Company. (Incorporated by reference to Exhibit 4.19 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
4.20     Form of Confidential $5,000,000 Common Stock Private
         Offering Memorandum dated January 2000. (Incorporated by reference to Exhibit 4.20 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
4.21     Form of Confidential $5,000,000 Series B Convertible
         Preferred Stock Private Offering Memorandum dated November
         2000 and amended January 30, 2001. (Incorporated by reference to Exhibit 4.21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
4.22     Amendment No. 1 to Stockholders Agreement dated July 25,
         2000 among the Company, the InPath Members, Mr. Milley, Mr.
         Shaw, MMI, Cadmus Corporation, and Winchester National, Inc.
         (Incorporated by reference to Exhibit 4.22 to the Company's
         Annual Report on Form 10-K for the fiscal year ended
         December 31, 2000.)*
5.1      Opinion of Schwartz, Cooper, Greenberger & Krauss,
         Chartered*****
5.2      Revised Opinion of Schwartz, Cooper, Greenberger & Krauss,
         Chartered*****
10.1     Stock Appreciation Rights Agreement dated as of November 20,
         1989 between the Company and Raymond O'S. Kelly.
         (Incorporated herein by reference to Exhibit 10.5 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989.)*

10.2     Stock Appreciation Rights Agreement dated as of November 20,
         1989 between the Company and Nicholas E. Toussaint.
         (Incorporated herein by reference to Exhibit 10.7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989.)*
10.3     Stock Appreciation Rights Agreement dated as of June 14,
         1990 between the Company and Roy D. Rafalco. (Incorporated herein by reference to Exhibit 4 of the Company's Form 8-K filed June 15, 1990.)*
10.4     SAR Agreement Extension dated November 15, 1995 between the
         Company and Raymond O'S. Kelly. (Incorporated herein by reference to Exhibit 10.20 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.)*
10.5     SAR Agreement Extension dated November 15, 1995 between the
         Company and Nicholas E. Toussaint. (Incorporated herein by reference to Exhibit 10.21 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.)*
10.6     Employment Agreement dated May 1, 1998 between Peter
         Gombrich and InPath, LLC, as amended on December 4, 1998.
         (Incorporated herein by reference to Exhibit 10.6 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.)*
10.7     Omitted
10.8 Claims Agreement dated December 4, 1998 among the Company, the Claimants, and Liberty Associates Limited Partnership.
         (Incorporated herein by reference to Exhibit 4 to the Schedule 13D filed jointly by the InPath Members on December
         14, 1998.)*
10.9 Ampersand Medical Corporation Equity Incentive Plan established as of June 1, 1999. (Incorporated herein by reference to Appendix F to the Bell National Corporation
         Definitive Proxy Statement on Schedule 14A, as filed on
         April 30, 1999.)*
10.10    Ampersand Medical Corporation Employee Stock Purchase Plan.
         (Incorporated herein by reference to Appendix G to the Bell
         National Corporation Definitive Proxy statement, as filed on April 30, 1999.)*
10.11    Employment Agreement dated June 1, 1999 between Leonard
         Prange and the Company. (Incorporated herein by reference to Exhibit 10.11 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*
10.12    Lease Agreement between the Company and O.P., L.L.C. dated
         September 1, 1999 pertaining to the premises located at suite 305, 414 N. Orleans, Chicago, IL 60610. (Incorporated herein by reference to Exhibit 10.12 of the Company's Annual
         Report on Form 10-K for the fiscal year ended December 31, 1999.)*
10.13    Amendment to Lease Agreement between the Company and O.P.,
         L.L.C. dated November 1, 1999 pertaining to the premises at suite 300, 414 N. Orleans, Chicago, IL 60610. (Incorporated herein by reference to Exhibit 10.13 of the Company's Annual
         Report on Form 10-K for the fiscal year ended December 31, 1999.)*
10.14 Form of Note Purchase Agreements dated between March 1, 1999 and June 29, 1999 between the Company and several purchasers. (Incorporated herein by reference to Exhibit
         10.14 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*
10.15 Form of 6% Convertible Subordinated Note Due 2000, dated between March 1, 1999 and June 29, 1999 issued by the
         Company to several purchasers. (Incorporated herein by reference to Exhibit 10.15 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*
10.16 Schedule of purchasers of 6% Convertible Notes Due 2000, including dates and amount purchased. (Incorporated herein by reference to Exhibit 10.16 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*
10.17    Form of Senior Convertible Promissory Note issued to Azimuth
         Corporation on December 10, 1999. (Incorporated herein by reference to Exhibit 10.17 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*
10.18 Form of Restricted Stock Award of 50,000 shares of common stock issued to David A. Fishman, M.D., on August 10, 1999 as additional compensation under a 36 month Consulting
         Agreement dated June 1, 1999. (Incorporated herein by reference to Exhibit 10.18 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*

10.19 Form of Restricted Stock award of 50,000 shares of common stock issued to Arthur L. Herbst, M.D., on August 10, 1999 as additional compensation under a 36 month Consulting
         Agreement dated July 1, 1999. (Incorporated herein by reference to Exhibit 10.19 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*
10.20    Form of $2,000,000 note received from Seaside Partners, L.P.
         on April 28, 2000. (Incorporated by reference to Exhibit
         10.20 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
10.21    Form of $300,000 note received from AccuMed International,
         Inc. on September 22, 2000 in conjunction with the proposed acquisition of AccuMed by the Company. (Incorporated by reference to Exhibit 10.21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
10.22    Form of $500,000 Convertible Promissory Note issued to
         Azimuth Corporation on September 22, 2000 in connection with the proposed acquisition of AccuMed International, Inc. by the Company. (Incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
10.23    Form of $500,000 Convertible Promissory Note issued to
         Monsun, AS on November 1, 2000. (Incorporated by reference to Exhibit 10.23 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
10.24    Form of $200,000 Promissory Note issued to Azimuth
         Corporation on December 4, 2000. (Incorporated by reference to Exhibit 10.24 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
10.25    Form of $100,000 Promissory Note issued to Azimuth
         Corporation on December 11, 2000 in conjunction with the proposed acquisition of AccuMed International, Inc. by the Company. (Incorporated by reference to Exhibit 10.25 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
10.26    Amendment to Patent and Technology License Agreement dated
         June 9, 2000 by and between Ampersand Medical Corporation,
         AccuMed International, Inc. and InPath, L.L.C. (Incorporated by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
10.27    License and Development Agreement for Specific Medical
         Technology for the Detection of Oncogenic HPV Virus dated
         June 23, 2000, by and between Invirion, Dr. Bruce Patterson, and Ampersand Medical Corporation. (Incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
10.28    First Addendum to License and Development Agreement for
         Specific Medical Technology for the Detection of Oncogenic
         HPV Virus dated September 12, 2000, by and between Invirion,
         Dr. Bruce Patterson and Ampersand Medical Corporation.
         (Incorporated by reference to Exhibit 10.28 to the Company's
         Annual Report on Form 10-K for the fiscal year ended
         December 31, 2000.)*
10.29    Second Addendum to License and Development Agreement for
         Specific Medical Technology for the Detection of Oncogenic
         HPV Virus dated January 12, 2001, by and between Invirion,
         Dr. Bruce Patterson and Ampersand Medical Corporation.
         (Incorporated by reference to Exhibit 10.29 to the Company's
         Annual Report on Form 10-K for the fiscal year ended
         December 31, 2000.)*
10.30    Form of $25,000 Promissory Note issued to Azimuth
         Corporation on February 1, 2001 in conjunction with the proposed acquisition of AccuMed International, Inc. by the Company. (Incorporated by reference to Exhibit 10.30 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
10.31    Form of $470,000 Promissory Note issued to Azimuth
         Corporation on February 7, 2001 in conjunction with the proposed acquisition of AccuMed International, Inc. by the Company. (Incorporated by reference to Exhibit 10.31 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
10.32    Lease Agreement between the Company and O.P.,L.L.C dated May
         18, 2000, pertaining to premises located at 414 N. Orleans, Suite 510, Chicago, Illinois 60610. (Incorporated by reference to Exhibit 10.32 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

10.33      First Amendment to Lease Agreement between the Company and O.P., L.L.C. dated February 13, 2001, pertaining to additional premises at 414 N. Orleans, Suite 503, Chicago, Illinois 60610 and extending the term of the original lease until February 28, 2006. (Incorporated by reference to Exhibit 10.33 to the
           Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
10.34      Form of Restricted Stock Award of 25,000 shares of common stock issued to Eric A. Gombrich on May 1, 2000 as additional compensation under a 36 month Employment Agreement dated April 1, 2000. (Incorporated by reference to Exhibit 10.34 to the Company's Annual Report on Form 10-K for the fiscal year ended December
           31, 2000.)*
10.35      Form of Restricted Stock Award of 50,000 shares of common stock issued to Ralph M. Richart, M.D., on July
           24, 2000 as additional compensation under a 36 month Consulting Agreement dated June 1, 2000.
           (Incorporated by reference to Exhibit 10.35 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
10.36      Form of Restricted Stock Award of 50,000 shares of common stock issued to J. Thomas Cox, M.D., on October
           20, 2000 as additional compensation under a 36 month Consulting Agreement dated October 15, 2000.
           (Incorporated by reference to Exhibit 10.36 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
10.37      Form of Voting Agreement between the Company and each of the officers and directors of AccuMed
           International, Inc. (Exhibit A to the Agreement and Plan of Merger included in Appendix I to the proxy statement-prospectus)
10.38      Promissory Note dated July 27, 2001 in the amount of $100,000 issued to AccuMed, and Amendment No. 1 thereto*****
21.1       Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company's Annual Report on
           Form 10-K for the fiscal year ended December 31, 2000)*.
23.1       Consent of Ernst & Young*****
23.2       Consent of KPMG LLP*****
23.3       Consent of Opinion of Schwartz, Cooper, Greenberger & Krauss Chartered (Included in Exhibit 5.1).*****
23.4       Consent of Schwartz, Cooper, Greenberger & Krauss Chartered (Included in Exhibit 5.2)*****
24.1       Power of Attorney by directors and officers of the Company.
24.2       Certified copy of a resolution by the Board of Directors of the Company authorizing execution of the
           Registration Statement on behalf of the Company by an attorney-in-fact.
99.2       Form of Proxy of AccuMed International, Inc.*****


---------------
     * SEC File No. 0-935

   ** Filed with the Registration Statement

  *** Filed with Amendment No. 1.

 **** Filed with Amendment No. 2.


***** Filed with Amendment No. 3.


(b) FINANCIAL STATEMENT SCHEDULES

     The information required to be set forth herein is incorporated by reference to Ampersand's Annual Report on Form 10-K for the year ended December 31, 2000.

ITEM 22. UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;"

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     C. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     D. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     E. (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     F. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on August 14, 2001.


                                          AMPERSAND MEDICAL CORPORATION

                                          By:     /s/ LEONARD R. PRANGE
                                            ------------------------------------
                                            Leonard R. Prange, President

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the date indicated.


              SIGNATURE                                   TITLE                              DATE
              ---------                                   -----                              ----

Peter P. Gombrich*                     Director and Chairman of the Board of            August 14, 2001
                                       Directors (Principal Executive Officer)

Leonard R. Prange*                     Vice President, Secretary and Treasurer          August 14, 2001
                                       (Principal Financial and Accounting
                                       Officer)

Alexander Milley*                      Director                                         August 14, 2001

Robert C. Shaw*                        Director                                         August 14, 2001

John Abeles*                           Director                                         August 14, 2001

Denis M. O'Donnell*                    Director                                         August 14, 2001

        /s/ LEONARD R. PRANGE
------------------------------------
*Leonard R. Prange                     Individually and as Attorney-in-fact

                                 EXHIBIT INDEX

    EXHIBIT
      NO.                                   DESCRIPTION
    -------                                 -----------

      2.1           Agreement and Plan of Merger by and among AccuMed
                    International, Inc., AccuMed Acquisition Corp. and Ampersand
                    Medical Corporation, dated as of February 7, 2001. (Included in Appendix I to the proxy statement-prospectus.)

      2.2           Amendment No. 1, dated May 14, 2001 to the Agreement and
                    Plan of Merger by and among AccuMed International, Inc.,
                    AccuMed Acquisition Corp. and Ampersand Medical Corporation, dated February 7, 2001. (Included in Appendix I to the proxy statement-prospectus)

      3.1           Certificate of Incorporation of the Company as amended.
                    (Incorporated herein by reference to Appendix D to the Bell
                    National Corporation Definitive Proxy Statement, filed on
                    April 30, 1999.)*

      3.2 By-laws of the Company. (Incorporated herein by reference to Appendix E to the Bell National Corporation Definitive Proxy
                    Statement, filed on April 30, 1999.)*

      3.3 Section 6 of Article VII of the By-laws of the Company, as amended.**

      3.4           Certificate of Designation, Preferences and Rights of Series
                    A Convertible Preferred Stock of Ampersand Medical
                    Corporation. (Incorporated herein by reference to Exhibit
                    3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

      3.5           Certificate of Designation, Preferences and Rights of Series
                    B Convertible Preferred Stock of Ampersand Medical
                    Corporation. (Incorporated by reference to Exhibit 3.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

      4.1           Form of common stock Purchase Warrant, as executed by Bell
                    National Corporation on December 4, 1998 with respect to each of Mr. Gombrich, Theodore L. Koenig, William J. Ritger,
                    Fred H. Pearson, Walter Herbst, AccuMed International, Inc.,
                    Northlea Partners Ltd., and Monroe Investments, Inc.
                    (collectively, the "InPath Members"). (Incorporated herein by reference to Exhibit 3 of the Schedule 13D filed jointly by the InPath Members on December 14, 1998.)*

      4.2           Stockholders Agreement dated December 4, 1998 among the
                    Company, Winchester National, Inc., the InPath Members, and
                    Mr. Milley, Mr. Shaw, Cadmus, and MMI (collectively, the
                    "Claimants"). (Incorporated herein by reference to Exhibit 2 to the Schedule 13D filed jointly by the InPath Members on December 14, 1998.)*

      4.3           Form of Common Stock Purchase Warrant issued to Holleb &
                    Coff on July 4, 1999 representing the right to purchase
                    250,000 shares of common stock of the Company in connection with legal services rendered. (Incorporated herein by reference to Exhibit 4.3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*

      4.4           Form of Common Stock Purchase Warrant issued to The Research
                    Works on October 11, 1999 representing the right to purchase
                    70,000 shares of common stock of the Company in connection with the preparation of an investment research report.
                    (Incorporated herein by reference to Exhibit 4.4 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*

      4.5           Form of Common Stock Purchase Warrant issued to Azimuth
                    Corporation on December 10, 1999 representing the right to purchase 50,000 shares of common stock of the Company as additional consideration for a 12% Convertible Promissory
                    Note issued on the same date. (Incorporated herein by reference to Exhibit 4.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*

      4.6           Form of Common Stock Purchase Warrant issued to Richard
                    Doermer on January 3, 2000 representing the right to purchase 96,250 shares of common stock of the Company in connection with financial advisory services rendered.
                    (Incorporated by reference to Exhibit 4.6 to the Company's
                    Annual Report on Form 10-K for the fiscal year ended
                    December 31, 2000.)*

    EXHIBIT
      NO.                                   DESCRIPTION
    -------                                 -----------

      4.7           Form of Common Stock Purchase Warrant issued to Richard
                    Doermer on January 3, 2000 representing the right to purchase 75,759 shares of common stock of the Company in connection with financial advisory services rendered.
                    (Incorporated by reference to Exhibit 4.7 to the Company's
                    Annual Report on Form 10-K for the fiscal year ended
                    December 31, 2000.)*

      4.8           Form of Common Stock Purchase Warrant issued to Richard
                    Doermer on January 3, 2000 representing the right to purchase 121,313 shares of common stock of the Company in connection with financial advisory services rendered.
                    (Incorporated by reference to Exhibit 4.8 to the Company's
                    Annual Report on Form 10-K for the fiscal year ended
                    December 31, 2000.)*

      4.9           Form of Common Stock Purchase Warrant issued to Richard
                    Doermer on January 3, 2000 representing the right to purchase 94,697 shares of common stock of the Company in connection with financial advisory services rendered.
                    (Incorporated by reference to Exhibit 4.9 to the Company's
                    Annual Report on Form 10-K for the fiscal year ended
                    December 31, 2000.)*

      4.10          Form of Common Stock Purchase Warrant issued to William J.
                    Ritger on May 24, 2000 representing the right to purchase
                    531,614 shares of common stock of the Company in connection with financial advisory services rendered. (Incorporated by reference to Exhibit 4.10 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

      4.11          Form of Common Stock Purchase Warrant issued to Denis M.
                    O'Donnell on May 24, 2000 representing the right to purchase
                    784,901 shares of common stock of the Company in connection with financial advisory services rendered. (Incorporated by reference to Exhibit 4.11 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

      4.12          Form of Common Stock Purchase Warrant issued to Prospektiva,
                    SA on May 23, 2000 representing the right to purchase 48,333 shares of common stock of the Company in connection with financial advisory services rendered. (Incorporated by reference to Exhibit 4.12 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

      4.13          Form of Common Stock Purchase Warrant issued to Dr. Bruce
                    Patterson, on September 12, 2000 representing the right to purchase 150,000 shares of common stock of the Company as additional consideration for the achievement of product development milestones under a License and Development
                    Agreement for Specific Medical Technology for the Detection of Oncogenic HPV Virus. (Incorporated by reference to Exhibit 4.13 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

      4.14          Form of Common Stock Purchase Warrant issued to Dr. Bruce
                    Patterson, on September 12, 2000 representing the right to purchase 100,000 shares of common stock of the Company as consideration for an Addendum to a License and Development
                    Agreement for Specific Medical Technology for the Detection of Oncogenic HPV Virus. (Incorporated by reference to Exhibit 4.14 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

      4.15          Form of Common Stock Purchase Warrant issued to Osprey
                    Partners, on November 22, 2000 representing the right to purchase 100,000 shares of common stock of the Company in connection with financial advisory services to be rendered over twelve months. (Incorporated by reference to Exhibit
                    4.15 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

      4.16          Form of Common Stock Purchase Warrant issued to Univest
                    Management, Inc. on November 22, 2000 representing the right to purchase 100,000 shares of common stock of the Company in connection with financial advisory services to be rendered over twelve months. (Incorporated by reference to Exhibit
                    4.16 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

    EXHIBIT
      NO.                                   DESCRIPTION
    -------                                 -----------
      4.17          Form of Common Stock Purchase Warrant issued to Azimuth
                    Corporation on December 1, 2000 representing the right to
                    purchase 50,000 shares of common stock of the Company as
                    additional consideration for a 12% Promissory Note issued on
                    December 4, 2000. (Incorporated by reference to Exhibit 4.17 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
      4.18          Form of Common Stock Purchase Warrant issued to Azimuth
                    Corporation on December 8, 2000 representing the right to
                    purchase 1,000,000 shares of common stock of the Company as additional consideration for a 15% Promissory Note issued on
                    December 11, 2000 in connection with the proposed
                    acquisition of AccuMed International, Inc. by the Company.
                    (Incorporated by reference to Exhibit 4.18 to the Company's
                    Annual Report on Form 10-K for the fiscal year ended
                    December 31, 2000.)*
      4.19          Form of Common Stock Purchase Warrant issued to Azimuth
                    Corporation on February 7, 2001 representing the right to
                    purchase 1,000,000 shares of common stock of the Company as additional consideration for two 15% Promissory notes issued on February 1, 2001 and February 7, 2001 in connection with the proposed acquisition of AccuMed International, Inc. by the Company. (Incorporated by reference to Exhibit 4.19 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
      4.20          Form of Confidential $5,000,000 Common Stock Private
                    Offering Memorandum dated January 2000. (Incorporated by
                    reference to Exhibit 4.20 to the Company's Annual Report on
                    Form 10-K for the fiscal year ended December 31, 2000.)*
      4.21          Form of Confidential $5,000,000 Series B Convertible
                    Preferred Stock Private Offering Memorandum dated November
                    2000 and amended January 30, 2001. (Incorporated by
                    reference to Exhibit 4.21 to the Company's Annual Report on
                    Form 10-K for the fiscal year ended December 31, 2000.)*
      4.22          Amendment No. 1 to Stockholders Agreement dated July 25,
                    2000 among the Company, the InPath Members, Mr. Milley, Mr.
                    Shaw, MMI, Cadmus Corporation, and Winchester National, Inc.
                    (Incorporated by reference to Exhibit 4.22 to the Company's
                    Annual Report on Form 10-K for the fiscal year ended
                    December 31, 2000.)*
      5.1           Opinion of Schwartz, Cooper, Greenberger & Krauss,
                    Chartered*****
      5.2           Opinion of Schwartz, Cooper, Greenberger & Krauss, Chartered
                    (Revised)*****
     10.1           Stock Appreciation Rights Agreement dated as of November 20,
                    1989 between the Company and Raymond O'S. Kelly.
                    (Incorporated herein by reference to Exhibit 10.5 of the
                    Company's Annual Report on Form 10-K for the fiscal year
                    ended December 31, 1989.)*
     10.2           Stock Appreciation Rights Agreement dated as of November 20,
                    1989 between the Company and Nicholas E. Toussaint.
                    (Incorporated herein by reference to Exhibit 10.7 of the
                    Company's Annual Report on Form 10-K for the fiscal year
                    ended December 31, 1989.)*
     10.3           Stock Appreciation Rights Agreement dated as of June 14,
                    1990 between the Company and Roy D. Rafalco. (Incorporated herein by reference to Exhibit 4 of the Company's Form 8-K filed June 15, 1990.)*
     10.4           SAR Agreement Extension dated November 15, 1995 between the
                    Company and Raymond O'S. Kelly. (Incorporated herein by
                    reference to Exhibit 10.20 of the Company's Annual Report on
                    Form 10-K for the fiscal year ended December 31, 1995.)*
     10.5           SAR Agreement Extension dated November 15, 1995 between the
                    Company and Nicholas E. Toussaint. (Incorporated herein by reference to Exhibit 10.21 of the Company's Annual Report on
                    Form 10-K for the fiscal year ended December 31, 1995.)*
     10.6           Employment Agreement dated May 1, 1998 between Peter
                    Gombrich and InPath, LLC, as amended on December 4, 1998.
                    (Incorporated herein by reference to Exhibit 10.6 of the
                    Company's Annual Report on Form 10-K for the fiscal year
                    ended December 31, 1998.)*
     10.7           Omitted
     10.8           Claims Agreement dated December 4, 1998 among the Company, the Claimants, and Liberty Associates Limited Partnership.
                    (Incorporated herein by reference to Exhibit 4 to the
                    Schedule 13D filed jointly by the InPath Members on December
                    14, 1998.)*

    EXHIBIT
      NO.                                   DESCRIPTION
    -------                                 -----------

     10.9 Ampersand Medical Corporation Equity Incentive Plan established as of June 1, 1999. (Incorporated herein by reference to Appendix F to the Bell National Corporation
                    Definitive Proxy Statement on Schedule 14A, as filed on
                    April 30, 1999.)*

     10.10          Ampersand Medical Corporation Employee Stock Purchase Plan.
                    (Incorporated herein by reference to Appendix G to the Bell
                    National Corporation Definitive Proxy statement, as filed on April 30, 1999.)*

     10.11          Employment Agreement dated June 1, 1999 between Leonard
                    Prange and the Company. (Incorporated herein by reference to Exhibit 10.11 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*

     10.12          Lease Agreement between the Company and O.P., L.L.C. dated
                    September 1, 1999 pertaining to the premises located at suite 305, 414 N. Orleans, Chicago, IL 60610. (Incorporated herein by reference to Exhibit 10.12 of the Company's Annual
                    Report on Form 10-K for the fiscal year ended December 31, 1999.)*

     10.13          Amendment to Lease Agreement between the Company and O.P.,
                    L.L.C. dated November 1, 1999 pertaining to the premises at suite 300, 414 N. Orleans, Chicago, IL 60610. (Incorporated herein by reference to Exhibit 10.13 of the Company's Annual
                    Report on Form 10-K for the fiscal year ended December 31, 1999.)*

     10.14 Form of Note Purchase Agreements dated between March 1, 1999 and June 29, 1999 between the Company and several purchasers. (Incorporated herein by reference to Exhibit
                    10.14 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*

     10.15 Form of 6% Convertible Subordinated Note Due 2000, dated between March 1, 1999 and June 29, 1999 issued by the
                    Company to several purchasers. (Incorporated herein by reference to Exhibit 10.15 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*

     10.16 Schedule of purchasers of 6% Convertible Notes Due 2000, including dates and amount purchased. (Incorporated herein by reference to Exhibit 10.16 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*

     10.17          Form of Senior Convertible Promissory Note issued to Azimuth
                    Corporation on December 10, 1999. (Incorporated herein by reference to Exhibit 10.17 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*

     10.18 Form of Restricted Stock Award of 50,000 shares of common stock issued to David A. Fishman, M.D., on August 10, 1999 as additional compensation under a 36 month Consulting
                    Agreement dated June 1, 1999. (Incorporated herein by reference to Exhibit 10.18 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*

     10.19 Form of Restricted Stock award of 50,000 shares of common stock issued to Arthur L. Herbst, M.D., on August 10, 1999 as additional compensation under a 36 month Consulting
                    Agreement dated July 1, 1999. (Incorporated herein by reference to Exhibit 10.19 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*

     10.20          Form of $2,000,000 note received from Seaside Partners, L.P.
                    on April 28, 2000. (Incorporated by reference to Exhibit
                    10.20 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

     10.21          Form of $300,000 note received from AccuMed International,
                    Inc. on September 22, 2000 in conjunction with the proposed acquisition of AccuMed by the Company. (Incorporated by reference to Exhibit 10.21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

     10.22          Form of $500,000 Convertible Promissory Note issued to
                    Azimuth Corporation on September 22, 2000 in connection with the proposed acquisition of AccuMed International, Inc. by the Company. (Incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

    EXHIBIT
      NO.                                   DESCRIPTION
    -------                                 -----------

     10.23          Form of $500,000 Convertible Promissory Note issued to
                    Monsun, AS on November 1, 2000. (Incorporated by reference to Exhibit 10.23 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

     10.24          Form of $200,000 Promissory Note issued to Azimuth
                    Corporation on December 4, 2000. (Incorporated by reference to Exhibit 10.24 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

     10.25          Form of $100,000 Promissory Note issued to Azimuth
                    Corporation on December 11, 2000 in conjunction with the proposed acquisition of AccuMed International, Inc. by the Company. (Incorporated by reference to Exhibit 10.25 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

     10.26          Amendment to Patent and Technology License Agreement dated
                    June 9, 2000 by and between Ampersand Medical Corporation,
                    AccuMed International, Inc. and InPath, L.L.C. (Incorporated by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

     10.27          License and Development Agreement for Specific Medical
                    Technology for the Detection of Oncogenic HPV Virus dated
                    June 23, 2000, by and between Invirion, Dr. Bruce Patterson, and Ampersand Medical Corporation. (Incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

     10.28          First Addendum to License and Development Agreement for
                    Specific Medical Technology for the Detection of Oncogenic
                    HPV Virus dated September 12, 2000, by and between Invirion,
                    Dr. Bruce Patterson and Ampersand Medical Corporation.
                    (Incorporated by reference to Exhibit 10.28 to the Company's
                    Annual Report on Form 10-K for the fiscal year ended
                    December 31, 2000.)*

     10.29          Second Addendum to License and Development Agreement for
                    Specific Medical Technology for the Detection of Oncogenic
                    HPV Virus dated January 12, 2001, by and between Invirion,
                    Dr. Bruce Patterson and Ampersand Medical Corporation.
                    (Incorporated by reference to Exhibit 10.29 to the Company's
                    Annual Report on Form 10-K for the fiscal year ended
                    December 31, 2000.)*

     10.30          Form of $25,000 Promissory Note issued to Azimuth
                    Corporation on February 1, 2001 in conjunction with the proposed acquisition of AccuMed International, Inc. by the Company. (Incorporated by reference to Exhibit 10.30 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

     10.31          Form of $470,000 Promissory Note issued to Azimuth
                    Corporation on February 7, 2001 in conjunction with the proposed acquisition of AccuMed International, Inc. by the Company. (Incorporated by reference to Exhibit 10.31 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

     10.32          Lease Agreement between the Company and O.P.,L.L.C dated May
                    18, 2000, pertaining to premises located at 414 N. Orleans, Suite 510, Chicago, Illinois 60610. (Incorporated by reference to Exhibit 10.32 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

     10.33          First Amendment to Lease Agreement between the Company and
                    O.P., L.L.C. dated February 13, 2001, pertaining to additional premises at 414 N. Orleans, Suite 503, Chicago,
                    Illinois 60610 and extending the term of the original lease until February 28, 2006. (Incorporated by reference to Exhibit 10.33 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

     10.34 Form of Restricted Stock Award of 25,000 shares of common stock issued to Eric A. Gombrich on May 1, 2000 as additional compensation under a 36 month Employment
                    Agreement dated April 1, 2000. (Incorporated by reference to
                    Exhibit 10.34 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

     10.35 Form of Restricted Stock Award of 50,000 shares of common stock issued to Ralph M. Richart, M.D., on July 24, 2000 as additional compensation under a 36 month Consulting
                    Agreement dated June 1, 2000. (Incorporated by reference to
                    Exhibit 10.35 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

    EXHIBIT
      NO.                                   DESCRIPTION
    -------                                 -----------
     10.36          Form of Restricted Stock Award of 50,000 shares of common
                    stock issued to J. Thomas Cox, M.D., on October 20, 2000 as additional compensation under a 36 month Consulting
                    Agreement dated October 15, 2000. (Incorporated by reference to Exhibit 10.36 to the Company's Annual Report on Form 10-K
                    for the fiscal year ended December 31, 2000.)*
     10.37          Form of Voting Agreement between the Company and each of the officers and directors of AccuMed International, Inc.
                    (Exhibit A to the Agreement and Plan of Merger included in
                    Appendix I to the proxy statement-prospectus)
     10.38          Promissory Note dated July 27, 2001 in the amount of
                    $100,000 issued to AccuMed, and Amendment No. 1 thereto*****
     21.1           Subsidiaries of the Company (incorporated by reference to
                    Exhibit 21.1 to the Company's Annual Report on Form 10-K for
                    the fiscal year ended December 31, 2000)*.
     23.1           Consent of Ernst & Young*****
     23.2           Consent of KPMG LLP*****
     23.3           Consent of Opinion of Schwartz, Cooper, Greenberger & Krauss
                    Chartered (Included in Exhibit 5.1).*****
     23.4           Consent of Schwartz, Cooper, Greenberger & Krauss Chartered
                    (Included in Exhibit 5.2)*****
     24.1           Power of Attorney by directors and officers of the
                    Company.**
     24.2           Certified copy of a resolution by the Board of Directors of the Company authorizing execution of the Registration
                    Statement on behalf of the Company by an attorney-in-fact.**
     99.2           Form of Proxy of AccuMed International, Inc.*****


---------------
     * SEC File No. 0-935

   ** Filed with the Registration Statement

  *** Filed with Amendment No. 1

 **** Filed with Amendment No. 2


***** Filed with Amendment No. 3